An offering statement pursuant to Regulation A under the Securities Act of 1933 relating to these securities has been filed with the United States Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the United States Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular (Subject to Completion)	Dated October 16, 2018

LMP AUTOMOTIVE HOLDINGS, INC.

$10,000,000 Minimum Offering Amount (2,000,000 Shares of Common Stock)

$20,000,000 Maximum Offering Amount (4,000,000 Shares of Common Stock)

LMP Automotive Holdings, Inc., a Delaware corporation (the “Company,” “we,” “our” and “us”) is offering a minimum of 2,000,000 shares of common stock, par value of $0.00001 per share (the “Common Stock”), and a maximum of 4,000,000 shares of Common Stock (the “Shares”), on a “best efforts” basis (the “Offering”). The minimum offering amount (“Minimum Offering Amount”) is $10,000,000 and the maximum offering amount (“Maximum Offering Amount”) is $20,000,000. In addition, the Underwriter (as defined below) has been granted an over-subscription option pursuant to which we may sell up to an additional 600,000 Shares if we are able to reach the Maximum Offering Amount (the “Over-Subscription Option”). The fixed initial public offering price per Share will be $5.00 upon qualification of the Offering Statement by the Securities and Exchange Commission (“SEC”). The Offering will terminate (“Termination Date”) upon the earlier of: (i) a date determined by us after which the Minimum Offering Amount is sold or (ii) one hundred and eighty (180) days from the qualification date of this Offering Circular, unless extended by the Company and the Underwriter for an additional forty-five (45) days (the “Initial Extension Period”). One or more closings may be conducted after the Minimum Offering Amount is sold and prior to the Termination Date. In addition, in the event that the Maximum Offering Amount has been met on or prior to the Termination Date, the Underwriter may exercise the Over-Subscription Option on or prior to the Termination Date to extend the Offering for an additional forty-five (45) days following the closing of the Maximum Offering Amount, even if such date is during the Initial Extension Period (the “Over-Subscription Extension Period” and together with the Initial Extension, the “Extension Period”); provided, however that the Extension Period shall not exceed a period of ninety (90) days.

Until we achieve the Minimum Offering Amount, the proceeds for this Offering will be kept in a non-interest bearing account (the “Offering Deposit Account”). Upon achievement of the Minimum Offering Amount and the closing on such amount, the proceeds from the Minimum Offering Amount will be distributed to us and the associated Shares will be issued to the investors. Upon each additional closing, if any, the proceeds subject to that additional closing will be distributed to us and the associated Shares will be issued to the investors in such Shares. If the Offering does not close, the proceeds for the Offering will be promptly returned to investors, without deduction and without interest. FinTech Clearing, LLC, an affiliate of the Underwriter, will serve as the deposit account agent for the Offering Deposit Account. Checks should be made payable to FinTech Clearing, LLC, as deposit account agent (the “Deposit Account Agent”) for LMP Automotive Holdings, Inc.

The minimum purchase requirement per investor is $500; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. We expect to commence the sale of the Shares as of the date on which the Offering Statement (the “Offering Statement”) of which this Offering Circular is a part, is qualified by the SEC.

Prior to this Offering, there has been no public market for our Common Stock. We have applied to list our Common Stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “LMPX.” Our Common Stock will not commence trading on Nasdaq until a number of conditions are met, including that we have raised the minimum amount necessary for us to meet the initial listing requirements of Nasdaq. Even if we meet the minimum requirements for listing on Nasdaq, we may wait before terminating the Offering and commencing the trading of our Common Stock on Nasdaq in order to raise additional proceeds. We will not consummate and close this Offering without a listing approval letter from Nasdaq.

We have engaged Boustead Securities, LLC, a registered broker-dealer and a member of the Financial Industry Regulatory Authority (“FINRA”), as the underwriter (the “Underwriter”), to offer the Shares to prospective investors in the United States on a best efforts basis. The Underwriter will have the right to engage such other broker-dealers or agents as it determines to assist in the Offering.

A maximum of $20,000,000 of Shares (excluding shares of Common Stock included in the Over-Subscription Option) will be offered by the Company to prospective investors worldwide. The Underwriter will only offer the Shares to prospective investors in the United States. No sales of Shares will be made to investors prior to the qualification of the Offering Statement by the SEC in the United States. All Shares will be initially offered in all jurisdictions at the same U.S. dollar price that is set forth in this Offering Circular, except that selected dealers who participate in the Offering will receive a portion of the Underwriter’s selling commission from the Underwriter, as further described in “Underwriting.” After the initial offering of the Shares, the offering price and other selling terms may be subject to change. See “Underwriting” and “Description of Securities” below for a description of our capital stock.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this Offering Circular and future filings after this Offering.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 6 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

Shares Offered by Company	Number of Shares	Price to Public	Underwriting Commissions (1)(2)		Proceeds, Before Expenses, to Company
Per Share:		$5.00		$0.35		$4.65
Underwriter’s Warrant(3):	Number of shares equal up to 322,000 shares of Common Stock sold and issued in this Offering.	Not applicable		Not applicable		Not applicable
Warrant Shares(4):	Number of shares equal to 322,000 of the number of shares of Common Stock sold and issued in this Offering.	Not applicable		Not applicable		Not applicable
Total Minimum Offering(5):	2,140,000	$10,000,000	$		$
Total Maximum Offering without Over-Subscription Option(6):	4,280,000	$20,000,000	$		$
Total Maximum Offering with Over-Subscription Option(7):	4,922,000	$23,000,000	$		$

(1)	This table depicts broker-dealer commissions of seven percent (7%) of the gross Offering proceeds. We have also agreed to reimburse certain expenses of the Underwriter. Please refer to the section entitled “Underwriting” in this Offering Circular for additional information regarding total compensation for the Underwriter.
(2)	In addition to the broker-dealer commissions included in the above table, as additional compensation to the Underwriter, upon consummation of this Offering, we will issue to the Underwriter or its designees warrants to purchase an aggregate number of shares of our Common Stock equal to seven percent (7%) of the number of Shares issued in this Offering (up to 322,000 Shares if the Maximum Offering Amount is sold, with Over-Subscription Option), at an exercise price per share equal to one hundred percent (100%) of the initial public offering price (the “Underwriter’s Warrants”). The Underwriter’s Warrants and the shares of Common Stock underlying the Underwriter’s Warrants (the “Warrant Shares”) will not be exercised, sold, transferred, assigned, or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Underwriter’s Warrants by any person for a period of one hundred and eighty (180) days from the qualification date of the Offering Statement of which this Offering Circular is a part in accordance with FINRA Rule 5110. The Underwriter’s Warrants will expire on the fifth (5th) anniversary of the qualification date of the Offering, in accordance with FINRA Rule 5110(f)(2)(G)(i). See “Underwriting” below for more information.
(3)	Assumes the Maximum Offering is sold, with full exercise of the Over-Subscription Option.
(4)	Assumes the sale of the Maximum Offering and the full exercise of the Over-Subscription Option.
(5)	Includes up to 140,000 Warrant Shares issuable pursuant to the Underwriter’s Warrant.
(6)	Includes up to 280,000 Warrant Shares issuable pursuant to the Underwriter’s Warrant.
(7)	Includes up to 322,000 Warrant Shares issuable pursuant to the Underwriter’s Warrant.

AN INVESTMENT IN OUR COMMON STOCK IS SUBJECT TO CERTAIN RISKS AND SHOULD BE MADE ONLY BY PERSONS OR ENTITIES ABLE TO BEAR THE RISK OF AND TO WITHSTAND THE TOTAL LOSS OF THEIR INVESTMENT. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER AND REVIEW THE RISK FACTORS BEGINNING ON PAGE 6.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is __________, 2018.

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We are offering to sell, and seeking offers to buy, the Shares only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws and regulations.

In this Offering Circular, unless the context indicates otherwise, references to “LMP,” “we,” the “Company,” “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of LMP Automotive Holdings, Inc. and its wholly-owned subsidiaries.

MARKET AND INDUSTRY DATA AND FORECASTS

Certain market and industry data included in this Offering Circular, including data concerning the automobile market, is derived from information provided by third-party market research firms, third-party financial or analytics firms, or public sources that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third-party information. The market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Offering Circular. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Certain data are also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this Offering Circular. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the services that we offer. This Offering Circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this Offering Circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks, service marks and trade names are the property of their respective owners.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Offering Circular Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	our dependence upon external sources for the financing of our operations;

●	our ability to effectively execute our business plan;

●	our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our products;

●	our ability to manage the growth of our operations over time;

●	our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others;

●	our ability to maintain relationships with existing customers and automobile suppliers, and develop relationships; and

●	our ability to compete and succeed in a highly competitive and evolving industry.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us. We cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

Due to rounding, numbers presented throughout this Offering Circular may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

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OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Our Mission

Our goal is to provide an e-commerce and facilities based retail platform for consumers who desire to buy, sell, rent, subscribe for or finance pre-owned and new automobiles. We seek to provide our customers with a simple, convenient, transparent and pleasant retail experience. In addition to our current operations launched in 2017, we intend to seek strategic acquisitions of pre-owned and new automobile dealerships and car rental companies in order to facilitate efficient growth.

Our Current Business

LMP, through its wholly-owned subsidiaries, currently offers our customers the opportunity to buy, sell, rent and subscribe for, and obtain financing for automobiles both online and in person.

We describe our business model as “Buy, Rent or Subscribe, Sell and Repeat.” This means that we “Buy” pre-owned automobiles primarily through auctions or directly from other automobile dealers, and new automobiles from manufacturers and manufacturer distributors at fleet rates. We “Rent or Subscribe” by either renting automobiles to our customers or allowing them to enter into our subscription plan for automobiles in which customers have use of an automobile for a minimum of thirty (30) days. We “Sell” our inventory, including automobiles previously included in our rental and subscription programs, to customers, and then we hope to “Repeat” the whole process.

We believe we offer a stress-free and user-friendly experience, either directly or through arrangements with third parties, that enables consumers to efficiently:

-	Browse and purchase a vehicle	-	Subscribe for a vehicle
-	Rent a vehicle	-	Sell or trade-in vehicle
-	Obtain pre-approval for financing (through third parties)	-	Buy extended warranties (through third parties)
-	Schedule deliveries and pick-ups (typically through third parties)

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Our platform is designed to streamline the automobile transaction value chain by digitizing a substantial part of the sales and transaction process. We believe this will enhance the consumer experience by creating operational efficiencies that are designed to improve our financial and business performance. We also intend to centralize sales, title, tag, finance, insurance and logistics operations, in order to create additional financial and operational benefits, as well as a positive consumer experience. We believe that bringing more of the vehicle shopping and transaction experience online will provide consumers with a broader range of purchase, rental and subscription options while eliminating time spent in negotiation and haggling.

We commenced our operations in the first quarter of 2017. Currently, we only offer sales of pre-owned automobiles, and rentals and subscriptions for both pre-owned and new automobiles.

Our Risks

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section immediately following this Offering Circular Summary. These risks include, but are not limited to, the following:

●	Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

●	We depend on key personnel to operate our business, and if we are unable to retain, attract and integrate qualified personnel, our ability to develop and successfully grow our business could be harmed.

●	We intend to acquire other companies and/or technologies, which could divert our management’s attention, result in additional dilution to our stockholders and otherwise disrupt our operations and harm our operating results.

●	We expect that we will require additional debt and equity capital to pursue our business objectives and respond to business opportunities, challenges and/or unforeseen circumstances. If such capital is not available to us, or is not available on favorable terms, our business, operating results and financial condition may be harmed.

●	Our business is subject to risks related to the larger automotive ecosystem, including consumer demand, global supply chain challenges and other macroeconomic issues.

Implications of Being an “Emerging Growth Company”

As a public reporting company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (JOBS) Act. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations, or MD&A; and

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

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We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under the SEC’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. Note that this Offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period. Furthermore, under current Commission rules we will continue to qualify as a “smaller reporting company” for so long as we have (i) a public float (i.e., the market value of common equity held by non-affiliates) of less than $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) (A) if we have no public float or a public float of less than $700 million and (B) annual revenues of less than $100 million during our most recently completed fiscal year.

Reorganization and Securities Issuances

The Company was incorporated under the laws of Delaware in December 2017. Samer Salahel-Din Tawfik, our founder, Chairman, President and Chief Executive Officer, contributed one hundred percent (100%) of the equity interests in each of LMP Motors.com, LLC and LMP Finance, LLC into the Company in December 2017, and in January 2018, 601 NSR, LLC and LMP Automotive Holdings, LLC made the Company their sole member (all such activities, collectively, the “Reorganization”). As a result of the Reorganization, the Company now owns one hundred percent (100%) of the equity in each of these four entities. LMP Motors.com, LLC currently operates our automobile sales business. LMP Finance, LLC currently operates our rental and subscription business. 601 NSR, LLC and LMP Automotive Holdings, LLC were formed to enter into future potential strategic acquisitions, but are currently inactive. As a result of the Reorganization, Mr. Tawfik was issued 15,750,000 shares of Common Stock and ST RXR Investments, LLC, a company wholly-owned and managed by Mr. Tawfik (“ST RXR”), was issued 5,250,000 shares of Common Stock.

In February 2018, we completed a private placement offering, pursuant to which we sold 2,858,030 shares of our Common Stock, at a purchase price of $3.33 per share, for an aggregate purchase price of $9,517,239.

From June 2018 through October 2018, we sold an aggregate of 787,264 shares of our Common Stock, in a private placement offering, at a purchase price of $4.75 per share, for an aggregate purchase price of $3,739,505. We intend to continue to offer and sell additional shares of our Common Stock until the consummation of the Offering.

From June 2018 through October 2018, the Company issued convertible promissory notes (the “6-Month Notes”) in aggregate principal amount of $1,448,965, pursuant to a private placement offering. The 6-Month Notes bear interest at 4% per annum and mature six (6) months from the date of issuance, at which time the principal and any accrued but unpaid interest shall be due and payable. The holders of the 6-Month Notes, may at any time, prior to the maturity date, convert the 6-Month Notes into shares of our Common Stock by dividing (a) the outstanding principal balance and unpaid accrued interest payable under 6-Month Notes on the date of conversion by (b) $4.75 (subject to adjustment as provided in the 6-Month Notes). We intend to issue additional 6-Month Notes until the consummation of the Offering.

Company and Other Information

The Company was incorporated in the State of Delaware in December 2017. The Company’s principal executive office is located at 601 N. State Road 7, Plantation FL, 33317. Our telephone number is (954) 895-0352. Our main Internet address is www.lmpmotors.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website as a part of this Offering Circular.

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THE OFFERING

Issuer:	LMP Automotive Holdings, Inc.

Securities Offered:	A minimum of $10,000,000, and a maximum of $20,000,000 of shares (the “Shares”) of our Common Stock, par value $0.00001 (“Common Stock”).(1)

Offering Price:	$5.00 per Share.

Number of Shares of Common Stock Outstanding Before the Offering:	24,645,294 shares of our Common Stock.(2)

Number of Shares of Common Stock to be Outstanding after the Offering:

26,645,294 Shares, if the Minimum Offering Amount is sold.(2)

28,645,294 Shares, if the Maximum Offering Amount is sold, without Over-Subscription Option.(2)

29,245,294 Shares, if the Maximum Offering Amount is sold, with Over-Subscription Option.(2)

Gross proceeds from the Offering to us, net of underwriting commission but before expenses:

$10,000,000, assuming no exercise of the Underwriter’s Warrants (as defined below) and completion of the Minimum Offering Amount.

$20,000,000, assuming no exercise of the Underwriter’s Warrants and the Over-Subscription Option, and completion of the Maximum Offering Amount.

$23,000,000, assuming no exercise of the Underwriter’s Warrants, full exercise of the Over-Subscription Option, and completion of the Maximum Offering Amount.

Best Efforts:	The Underwriter is selling Shares on a “best efforts” basis. Accordingly, the Underwriter has no obligation or commitment to ensure the sale of any Shares. The Underwriter is not required to sell any specific number of Shares but will use its best efforts to sell the Shares offered. We do not intend to close this Offering unless our net proceeds are sufficient to list our Common Stock on Nasdaq.

Closing of Offering:	The Offering will terminate (the “Termination Date”) upon the earlier of: (i) a date determined by us after which the Minimum Offering Amount is sold or (ii) one hundred and eighty (180) days from the qualification date of this Offering Circular, unless extended by the Company and the Underwriter for an additional forty-five (45) days (the “Initial Extension Period”). One or more closings may be conducted after the Minimum Offering Amount is sold and prior to the Termination Date. In addition, in the event that the Maximum Offering Amount has been met on or prior to the Termination Date, the Underwriter may exercise the Over-Subscription Option on or prior to the Termination Date to extend the Offering for an additional forty-five (45) days following the closing of the Maximum Offering Amount, even if such date is during the Initial Extension Period (the “Over-Subscription Extension Period” and together with the Initial Extension, the “Extension Period”); provided, however that the Extension Period shall not exceed a period of ninety (90) days. Prior to each closing of the sale of Shares, all investor funds will be deposited into an account administered by FinTech Clearing, LLC, as deposit account agent for the investors, and maintained at Pacific Mercantile Bank.

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Proposed Listing:

We intend to apply to list our Common Stock on Nasdaq under the symbol “LMPX.” Our Common Stock will not commence trading on Nasdaq until all of the following conditions are met: (i) the Offering is completed; and (ii) we have filed a post-qualification amendment to the Offering Statement and a registration statement on Form 8-A (“Form 8-A”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such post-qualification amendment is qualified by the SEC and the Form 8-A has become effective. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the SEC qualifies the post-qualification amendment. We intend to file the post-qualification amendment and request its qualification immediately prior to the termination of the Offering in order that the Form 8-A may become effective as soon as practicable. Even if we meet the minimum requirements for listing on Nasdaq, we may wait before terminating the Offering and commencing the trading of our Common Stock on Nasdaq in order to raise additional proceeds. As a result, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of exchange trading of our Common Stock on Nasdaq.

We will not consummate and close this Offering without a listing approval letter from Nasdaq.

Use of Proceeds:	If we sell the Maximum Offering Amount, our net proceeds (after Underwriter’s fees and our estimated other Offering expenses) will be approximately $17,990,020. We will use these net proceeds for our strategic acquisitions, to build our vehicle inventory, for working capital and other general corporate purposes.

Risk factors	Investing in our Shares involves risks. See the section entitled “Risk Factors” in this Offering Circular and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our Shares.

U.S. Offering:	We have engaged Boustead Securities, LLC, as the Underwriter, to offer the Shares to prospective investors in the United States, on a best efforts basis, and our Underwriter will have the right to engage such other broker-dealers or agents as it determines to assist in such Offering.

(1)	In addition, the Underwriter has been granted an Over-Subscription Option pursuant to which we may sell an additional $3,000,000 of Shares if the Maximum Offering Amount is sold.

(2)	The number of shares of Common Stock outstanding prior to the Offering excludes:

●	Shares to be issued in this Offering

●	1,500,000 shares of Common Stock that will become available for future issuance under our 2018 Plan (as defined below); and

●	Up to 322,000 shares of Common Stock issuable upon exercise of the Underwriter’s Warrants in connection with this Offering, assuming the Maximum Offering Amount is sold, with Over-Subscription Option.

●	600,000 Shares that may be issued by us upon exercise by the Underwriter of its Over-Subscription Option.

●	Approximately 305,045 shares of Common Stock that may be issued by us upon conversion of the 6-Month Notes (assuming no interest is paid on the 6-Month Notes).

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Related to Our Business

Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We are a newly formed holding company with a limited operating history. The Company was incorporated under the laws of Delaware in December 2017. Samer Salahel-Din Tawfik, our founder, Chairman, President and Chief Executive Officer, contributed one hundred percent (100%) of the equity interests in each of LMP Motors.com, LLC and LMP Finance, LLC into the Company in December 2017, and in January 2018, 601 NSR, LLC and LMP Automotive Holdings, LLC made the Company their sole member. Currently, LMP Motors.com, LLC, which operates our automobile sales business, and LMP Finance, LLC, which operates our rental and subscription business, are the only subsidiaries that generate revenues. 601 NSR, LLC and LMP Automotive Holdings, LLC were formed to enter into future potential strategic acquisitions, but are currently inactive. As a result of the Reorganization, Mr. Tawfik received 15,750,000 shares of Common Stock, and ST RXR Investments, LLC, a company wholly-owned and managed by Mr. Tawfik, received 5,250,000 shares of Common Stock. Because of the uncertainties related to our limited historical operations, including the limited historical operations of LMP Motors.com, LLC, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues or expenses.

We expect to continue to incur losses at least in the near term as we invest in and strive to grow our business. We may incur significant losses in the future for a number of reasons, including a decrease in demand for automobiles and our related products and services, losses associated with our strategic acquisitions, increased competition, weakness in the automotive industry generally, as well as other risks described in this Offering Circular, and we may encounter unforeseen expenses, difficulties, complications and delays in generating revenue or profitability. If our revenues decrease, we may not be able to reduce costs in a timely manner because many of our costs are fixed at least, in the short term. In addition, if we reduce variable costs to respond to losses, this may limit our ability to acquire customers and grow our revenues. Accordingly, we may not achieve or maintain profitability and we may continue to incur significant losses in the future.

We depend on key personnel to operate our business, and if we are unable to retain, attract and integrate qualified personnel, our ability to develop and successfully grow our business could be harmed.

We believe our initial success has depended, and continues to depend, on the efforts and talents of our executives and employees. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. In addition, the loss of any of our key employees or senior management, including our founder, Chairman, President and Chief Executive Officer, Samer Salahel-Din Tawfik, could have a materially adverse effect on our ability to execute our business plan and strategy, and we may not be able to find adequate replacements on a timely basis, or at all. Our executive officers and other employees are at-will employees, which means they may terminate their employment relationship with us at any time, and their knowledge of our business and industry would be extremely difficult to replace. We may not be able to retain the services of any members of our senior management or other key employees. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business could be materially and adversely affected.

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We intend to acquire other companies and/or technologies, which could divert our management’s attention, result in additional dilution to our stockholders and otherwise disrupt our operations and harm our operating results.

Our success will depend, in part, on our ability to grow our business in response to the demands of consumers and other constituents within the automotive industry, as well as our ability to respond to competitive pressures. Part of our strategy is to do so through the strategic acquisition of complementary businesses, such as independent and franchised dealerships and car rental companies clustered in key metropolitan areas, and technologies, in addition to our own internal development efforts. The identification of suitable acquisition candidates can be difficult, time-consuming, and costly, and we may not be able to successfully complete identified acquisitions. The risks we face in connection with acquisitions include:

●	diversion of management time and focus from operating our business to addressing acquisition integration challenges;

●	coordination of technology, research and development, and sales and marketing functions;

●	transition of the acquired company’s users to our website and mobile applications;

●	retention of employees from the acquired company;

●	cultural challenges associated with integrating employees from the acquired company into our organization;

●	integration of the acquired company’s accounting, management information, human resources and other administrative systems;

●	the need to implement or improve controls, policies and procedures at a business that, prior to the acquisition, may have lacked effective controls, policies and procedures;

●	potential write-offs of intangibles or other assets acquired in such transactions that may have an adverse effect on our operating results;

●	liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities; and

●	litigation or other claims in connection with the acquired company, including claims from terminated employees, consumers, former stockholders, or other third parties.

Our failure to address these risks or other problems encountered in connection with our planned acquisitions and investments could cause us to fail to realize the anticipated benefits of these acquisitions or investments, cause us to incur unanticipated liabilities and otherwise harm our business. Future acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, amortization expenses, or the write-off of goodwill, any of which could harm our financial condition. Also, the anticipated benefits of any acquisitions may not materialize. Any of these risks, if realized, could materially and adversely affect our business and results of operations.

We expect that we will require additional debt and equity capital to pursue our business objectives and respond to business opportunities, challenges and/or unforeseen circumstances. If such capital is not available to us, or is not available on favorable terms, our business, operating results and financial condition may be harmed.

While we intend to use the proceeds from the Offering for our strategic acquisitions, to build our vehicle inventory, for working capital and other general corporate purposes, we expect that we will require additional capital to pursue our business objectives and respond to business opportunities, challenges and/or unforeseen circumstances, including to increase our marketing expenditures in order to improve our brand awareness, build and maintain our inventory of quality pre-owned vehicles, develop new products or services or further improve existing services, enhance our operating infrastructure and acquire complementary businesses and technologies. Accordingly, we may need to engage in equity, debt or other types of financings to secure additional funds. Additional funds may not be available when we need them on terms that are acceptable to us, or at all. In addition, any debt financing that we secure in the future could involve restrictive covenants which may make it more difficult for us to obtain additional capital and to pursue business opportunities.

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Volatility in the credit markets may also have an adverse effect on our ability to obtain debt financing. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our Common Stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges or unforeseen circumstances could be significantly limited, and our business, operating results, financial condition and prospects could be adversely affected.

Our business is subject to risks related to the larger automotive ecosystem, including consumer demand, global supply chain challenges and other macroeconomic issues.

Decreases in consumer demand could adversely affect the market for vehicle purchases and, as a result, reduce the number of consumers using our platform. Consumer purchases of vehicles generally decline during recessionary periods and other periods in which disposable income is adversely affected. Purchases of vehicles are typically discretionary for consumers and have been, and may continue to be, affected by negative trends in the economy and other factors, including rising interest rates, the cost of energy and gasoline, the availability and cost of credit, reductions in business and consumer confidence, stock market volatility, increased regulation and increased unemployment. Increased environmental regulation has made, and may in the future make, used cars more expensive and less desirable for consumers. In addition, our business may be negatively affected by challenges to the larger automotive ecosystem, including urbanization, global supply chain challenges and other macroeconomic issues. For example, car rideshare services, such as Uber, Juno, Lyft, and Via, car sharing, and other services that allow people to supplement transit trips and share vehicles are becoming increasingly popular as a means of transportation and may decrease consumer demand for the pre-owned vehicles we sell, particularly as urbanization increases. Additionally, new technologies such as autonomous or self-driving vehicles have the potential to change the dynamics of car ownership in the future. Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

We participate in a highly competitive industry, and pressure from existing and new companies may adversely affect our business and operating results.

We face significant competition from existing and new companies that provide, among other things, automobile listings, information, lead generation, and car buying, rental and subscription services.

Our current and future competitors may include:

●	traditional car dealerships that could increase investment in technology and infrastructure to compete directly with our online platform;

●	Internet and online automotive sites that could change their models to directly compete with us, such as Google, Amazon, AutoTrader.com, eBay Motors, Edmunds.com, KBB.com, Autobytel.com, TrueCar.com and Cars.com;

●	providers of offline, membership-based car buying services such as the Costco Auto Program;

●	used car dealers or marketplaces with e-commerce business or online platforms such as Carvana, Vroom and Shift;

●	national rental car companies such as Sixt Rent A Car, Hertz, Avis, Budget and Enterprise, as well as local and regional car rental services;

●	vehicle subscription services, and other pay-as-you-go services, such as ZipCar and Flexdrive, and similar services offered by large automobile manufacturers such as Cadillac, Volvo and BMW; and

●	other automobile manufacturers that could change their sales models through technology and infrastructure investment.

We also expect that new competitors will continue to enter the online and traditional automotive retail, rental and subscription market with competing brands, business models, products and services, which could have an adverse effect on our revenue, business and financial results. Some of these companies have significantly greater resources than we do and may be able to provide consumers access to a greater inventory of vehicles at lower prices while delivering a competitive online experience.

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Our current and potential competitors may also develop and market new technologies that may adversely affect our business and operating results.

Our current and potential competitors may also develop and market new technologies that render our existing or future business model, products and services less competitive, unmarketable or obsolete. For example, manufacturers are beginning to develop automated, driverless vehicles that could eventually reduce the demand for, or replace, traditional vehicles, including the vehicles that we currently sell. Additionally, car rideshare services, such as Uber, Juno, Lyft, and Via, car sharing, and other services that allow people to supplement transit trips and share vehicles, are becoming increasingly popular as a means of transportation and may decrease consumer demand for vehicle ownership. In addition, if our competitors develop business models, products or services with similar or superior functionality to our solutions, it may adversely impact our business.

Our competitors may also impede our ability to reach consumers or commence operations in certain jurisdictions. For example, our competitors may increase their search engine optimization efforts and outbid us for search terms on various search engines. Additionally, our competitors could use their political influence and increase lobbying efforts resulting in new regulations or interpretations of existing regulations that could prevent us from operating in certain jurisdictions.

Our current and potential competitors may have significantly greater resources than we do.

Our current and potential competitors may have significantly greater financial, technical, marketing and other resources than we have, and the ability to devote greater resources to the development, promotion and support of their business. Additionally, they may have more extensive automotive industry relationships, longer operating histories and greater name recognition than we have. As a result, these competitors may be able to respond to changes in the automotive industry more quickly with new technologies and undertake more extensive marketing or promotional campaigns. If we are unable to compete with these companies, the demand for our automobiles, products and services could substantially decline.

In addition, if one or more of our competitors were to merge or partner with another one of our competitors, the change in the competitive landscape could adversely affect our ability to compete effectively. Our competitors may also establish or strengthen cooperative relationships with our current or future providers and suppliers, or other parties with whom we have relationships, thereby limiting our ability to develop, improve and grow our business. We may not be able to compete successfully against current or future competitors, and competitive pressures may harm our revenue, business and financial results.

Our business is dependent upon access to a desirable vehicle inventory. Obstacles to acquiring attractive inventory, whether because of supply, competition, or other factors, may have a material adverse effect on our business, sales and results of operations.

Our business requires that we have access to a large number of quality vehicles. We acquire vehicles for sale through numerous sources, including wholesale auction, agreements with manufacturers, independent and franchise dealerships, trade-ins, and directly from consumers. The sources from which we can acquire vehicles of a quality and in a quantity acceptable to us are limited, and there is substantial competition to acquire the vehicles we purchase. There can be no assurance that the supply of desirable vehicles will be sufficient to meet our needs. A reduction in the availability of or access to sources of inventory, including an increase in competition for quality vehicles, could diminish our ability to obtain sufficient inventory at a price that we can reflect in retail market prices and would have a material adverse effect on our business, sales and results of operations.

Additionally, we evaluate potential vehicles regularly using third-party systems to predict mechanical soundness, consumer desirability and relative value of prospective inventory. If we fail to adjust appraisal offers to stay in line with broader market trade-in offer trends, or fail to recognize those trends, it could adversely affect our ability to acquire inventory effectively. Our ability to source vehicles through our appraisal process could also be affected by competition, both from new and used car dealers directly and through third party websites driving appraisal traffic to those dealers.

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Our business is dependent upon our ability to expeditiously sell inventory. Failure to expeditiously sell our inventory could have a material adverse effect on our business, sales and results of operations.

Our purchases of vehicles are based in large part on projected demand. If actual sales are materially less than our forecasts, we would experience an over-supply of vehicle inventory. An over-supply of vehicle inventory will generally cause downward pressure on our product sales prices and margins and increase our average days to sale.

Pre-owned vehicle inventory has typically represented, and will continue to represent, a significant portion of our total assets. Having such a large portion of our total assets in the form of pre-owned vehicle inventory for an extended period of time subjects us to depreciation and other risks that may affect our results of operations. Accordingly, if we have excess inventory or our average days to sale increases, we may be unable to liquidate such inventory in a timely manner, or do so at prices that would allow us to meet margin targets or to recover our costs, which could have a material adverse effect on our results of operations.

Our business is sensitive to changes in the prices of new and pre-owned vehicles.

Any significant changes in retail prices for new or pre-owned vehicles could have a material adverse effect on our revenues and results of operations. For example, if retail prices for pre-owned vehicles rise relative to retail prices for new vehicles, it could make buying a new vehicle more attractive to consumers than buying a used vehicle, which could have a material adverse effect on our results of operations and could result in reduced used car sales and lower revenue. Additionally, manufacturer incentives could contribute to narrowing the price gap between new and pre-owned vehicles. Pre-owned vehicle prices may also decline due to an increased number of new vehicle lease returns over the next several years. While lower prices of pre-owned vehicles reduce our cost of acquiring new inventory, lower prices could also lead to reductions in the value of inventory that we currently hold, which could have a negative impact on gross profit. Furthermore, any significant changes in wholesale prices for pre-owned vehicles could have a material adverse effect on our results of operations by reducing our profit margins.

If our inventory or other costs of operations increase and we are unable to pass along these costs to our customers, we may be unable to maintain or grow our sales margins.

Our inventory and other costs are variable and dependent upon various factors, many of which are outside of our control. A rise in vehicle acquisition costs could erode our sales margins and negatively affect our results of operations. If we incur cost increases, we may seek to pass those increases along to our customers. However, our consumers typically have limits on the maximum amount they can afford, and we may be unable to pass these costs along to them in the form of higher sales prices, which would adversely affect our ability to maintain or increase margins.

We rely heavily on logistics in transporting vehicles for delivery from point of purchase to our facilities, and finally to the customers, via third parties. Our ability to manage this process both internally and through our network of transportation partners could cause a rise in inventory costs and a disruption in our inventory supply chain and distribution. Further, any disruption in the vehicle transport industry or an increase in the cost of transport could adversely affect our results of operations.

We could be negatively affected if losses for which we do not have third-party insurance coverage increase or our insurance coverages prove to be inadequate.

We have third-party insurance coverage, subject to limits, for bodily injury and property damage resulting from accidents involving our vehicles that are rented or subscribed for. We self-insure (that is, we do not have third-party insurance coverage) for other risks, such as theft and damages to vehicles that are rented or subscribed for and are not otherwise covered by renters’ or subscribers’ insurance, and theft and damage to vehicles in our inventory. We account for vehicle damage or total loss at the time such damage or loss is incurred. As a result, we are responsible for damage to our vehicles. A deterioration in claims management, whether by our management or by a third-party claims administrator, could lead to delays in settling claims, thereby increasing claim costs. In the future, we may be exposed to liability for which we self-insure at levels in excess of our historical levels and to liabilities for which we are insured that exceed the level of our insurance. Claims filed against us in excess of insurance limits, or for which we are otherwise self-insured, or the inability of our insurance carriers to pay otherwise-insured claims, could have an adverse effect on our financial condition. For example, damages resulting from a significant natural disaster, such as a hurricane, fire or flood, or judgment against us for liability for damages resulting from our rental program could have a material adverse impact on our business, operating results and financial condition, and our insurance coverage may be insufficient to compensate us for losses that may occur. Should we be unable to renew our commercial insurance policies at competitive rates, this loss could have an adverse effect on our financial condition and results of operations.

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The success of our business relies heavily on our marketing and branding efforts and these efforts may not be successful.

We believe that an important component of our growth will be to successfully attract new visitors to our physical locations and our online platform. Because we are a consumer brand, we rely heavily on marketing and advertising to increase brand visibility with potential customers. We intend to execute our sales and marketing efforts by utilizing a multi-channel approach, that utilizes brand building, as well as direct response channels in order to efficiently establish and grow both locally and nationally and to increase the strength, recognition and trust in the LMP brand.

Our business model relies on our ability to scale rapidly and to decrease incremental customer acquisition costs as we grow. If we are unable to recover our marketing costs through increases in customer traffic and in the number of transactions by users of our platform, or if our broad marketing campaigns are not successful or are terminated, it could have a material adverse effect on our growth, results of operations and financial condition.

We rely on Internet search engines and social networking sites to help drive traffic to our website and our facilities, and if we fail to appear prominently in the search results or fail to drive traffic through paid advertising, our traffic would decline and our business would be adversely affected.

We depend in part on Internet search engines, such as Google, Bing and Yahoo!, and social networking sites, such as Facebook, to drive traffic to our website and our facilities. Our ability to maintain and increase the number of visitors directed to our website is not entirely within our control. Our competitors may increase their search engine optimization efforts and outbid us for search terms on various search engines, resulting in their websites receiving a higher search result page ranking than ours. Additionally, Internet search engines could revise their methodologies in a way that would adversely affect our search result rankings. If Internet search engines modify their search algorithms in ways that are detrimental to us, or if our competitors’ efforts are more successful than ours, overall growth in our customer base could decrease or our customer base could decline. Further, Internet search engine providers could provide automotive dealer and pricing information directly in search results, align with our competitors or choose to develop competing services. Any reduction in the number of users directed to our website and/or our facilities through Internet search engines could harm our business and operating results.

The traffic to our websites and mobile applications may decline and our business may be adversely affected if other companies copy information from our websites and publish or aggregate it with other information for their own benefit.

From time to time, other companies copy information from our websites through website scraping, robots or other means, and publish, or aggregate it with other information for their own benefit. When third parties copy, publish, or aggregate content from our websites, it makes them more competitive, and decreases the likelihood that consumers will visit our websites or use our mobile applications to find the information they seek. While we may try to prevent or limit these activities, we cannot guarantee that we will be successful in preventing or properly detecting such activities in the future. We may not be able to detect such third-party conduct in a timely manner and, even if we could, we may not be able to prevent it. In some cases, particularly in the case of third parties that operate outside of the United States, our available remedies may be inadequate to protect us against such activities. In addition, we may be required to expend significant financial or other resources to successfully enforce our rights. If any of these activities were to occur, it could adversely affect our business, results of operations and financial condition.

We depend on our e-commerce business and failure to successfully manage this business and deliver a seamless online experience to our customers could have an adverse effect on our growth strategy, business, financial condition, operating results and prospects.

We believe that sales from our e-commerce platform will account for a meaningful portion of our revenues. Our business, financial condition, operating results and prospects are, and we believe will continue to be, dependent on maintaining our e-commerce business. Dependence on our e-commerce business and the continued growth of our direct and retail channels subjects us to certain risks, including:

●	the failure to successfully implement new systems, system enhancements and Internet platforms;

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●	the failure of our technology infrastructure or the computer systems that operate our website and their related support systems, causing, among other things, website downtimes, telecommunications issues or other technical failures;

●	the reliance on third-party computer hardware/software providers;

●	rapid technological change;

●	liability for online content;

●	violations of federal, state, foreign or other applicable laws, including those relating to data protection;

●	credit card fraud;

●	cyber security and vulnerability to electronic break-ins and other similar disruptions; and

●	diversion of traffic and sales from our stores.

Our failure to successfully address and respond to these risks and uncertainties could negatively impact sales, increase costs, diminish our growth prospects and damage the reputation of our brand, each of which could have a material adverse effect on our business, financial condition, operating results and prospects.

Vehicle subscription is a relatively new business model, and may not be widely adopted.

We expect to derive a portion of our revenue from our vehicle subscription service, which is a relatively new and rapidly evolving market. If the market for vehicle subscription fails to grow or grows more slowly than we currently anticipate, our business could be negatively affected. We currently only offer vehicle subscription services in Florida. We intend to expand into markets that we believe are the most likely to adopt vehicle subscription services. However, our efforts to expand within and beyond our existing market may not be successful.

We face risks related to liabilities resulting from the use of our vehicles by our rental and subscription customers.

Our business can expose us to claims for personal injury, death and property damage resulting from the use of vehicles by our rental and subscription customers. For example, a rental or subscription customer may be using a vehicle that has worn tires, a mechanical issue or some other problem, including a manufacturing defect, which could contribute to a motor vehicle accident resulting in serious bodily injury, death or significant property damage for which we may be liable. In addition, since we cannot physically inspect our vehicles after they are delivered to our customers, we depend on our rental and subscription customers and third-party service providers to inspect the vehicles prior to driving in order to identify any potential damage or safety concern with the vehicle. To the extent that we are found at fault or otherwise responsible for an accident, our insurance coverage would only cover losses up to a maximum amount.

In addition, in certain jurisdictions, as the owner of the vehicle, there is the potential that we may have vicarious liability for any damages caused by our renters or subscribers, even if we are not found to be negligent. Any such liability may have a material adverse impact on our business.

We anticipate that our business will be highly seasonal and any occurrence that disrupts our activity during our peak periods could materially adversely affect our results of operations, financial condition, liquidity and cash flows.

Certain significant components of our expenses are fixed, including real estate taxes, rent, insurance, utilities, maintenance and other facility-related expenses, the costs of operating our information technology systems and staffing costs. We anticipate that seasonal changes in our revenues will not affect those fixed expenses, which typically result in higher profitability in periods when our revenues are higher, and lower profitability in periods when our revenues are lower. Any circumstance, occurrence or situation that disrupts our activity during these periods could have a disproportionately material adverse effect on our results of operations, financial condition, liquidity and cash flows due to a significant change in revenue.

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We operate in a highly regulated industry and are subject to a wide range of federal, state and local laws and regulations. Failure to comply with these laws and regulations could have a material adverse effect on our business, results of operations and financial condition.

We are subject to a wide range of federal, state and local laws and regulations. Our sales, rental and subscription services, and related activities, including the sale of complementary products and services, are, or may potentially be, subject to state and local licensing requirements, federal and state (or local) laws regulating vehicle advertising, state or local laws related to sales tax, title and registration, state or local laws regulating vehicle sales and service, and state laws regulating vehicle rentals and subscriptions. For example, a number of state legislatures are proposing to regulate vehicle subscription programs, and in August 2018, the State of Indiana issued a moratorium on vehicle subscription programs until May 1, 2019.

Our facilities and business operations are subject to laws and regulations relating to environmental protection and health and safety. In addition to these laws and regulations that apply specifically to our business, upon the completion of this Offering, we will also be subject to laws and regulations affecting public companies, including securities laws and Nasdaq listing rules. The violation of any of these laws or regulations could result in administrative, civil or criminal penalties or in a cease-and-desist order against our business operations, any of which could damage our reputation and have a material adverse effect on our business, sales and results of operations. We have incurred and will continue to incur capital and operating expenses and other costs in order to comply with these laws and regulations.

Our business is subject to the state and local licensing requirements of the jurisdictions in which we operate and in which our customers reside. Regulators of jurisdictions in which our customers reside, but for which we do not have an applicable dealer license, could require that we obtain a license or otherwise comply with various state regulations. Regulators may seek to impose punitive fines for operating without a license or demand we seek a license in those jurisdictions, any of which may inhibit our ability to do business in those jurisdictions, increase our operating expenses and adversely affect our financial condition and results of operations.

With respect to our advertising, private plaintiffs, as well as federal, state and local regulatory and law enforcement authorities, continue to scrutinize advertising, sales, financing and insurance activities in the sale and leasing of pre-owned vehicles. If, as a result, other automotive retailers adopt more transparent, consumer-oriented business practices, it may be difficult for us to differentiate ourselves from other retailers.

The foregoing description of laws and regulations to which we are or may be subject is not exhaustive, and the regulatory framework governing our operations is subject to continuous change.

Changes in government regulation affecting the communications industry could harm our prospects and operating results.

The Federal Communications Commission (the “FCC”) has jurisdiction over the U.S. communications industry. Under current rules, the FCC regulates broadband Internet service providers as telecommunications service carriers under Title II of the Telecommunications Act and enforces net neutrality regulations that prohibit blocking, degrading or prioritizing certain types of internet traffic.

On February 26, 2015, the FCC reclassified broadband Internet access services in the United States as a telecommunications service subject to some elements of common carrier regulation, including the obligation to provide service on just and reasonable terms, and adopted specific net neutrality rules prohibiting the blocking, throttling or “paid prioritization” of content or services. However, in May 2017, the FCC issued a notice of proposed rulemaking to roll back net neutrality rules and return to a “light touch” regulatory framework. Consistent with this notice, on December 14, 2017, the FCC once again classified broadband Internet access service as an unregulated information service and repealed the specific rules against blocking, throttling or “paid prioritization” of content or services. It retained a rule requiring Internet service providers to disclose their practices to consumers, entrepreneurs and the FCC. A number of parties have already stated they would appeal this order and it is possible Congress may adopt legislation restoring some net neutrality requirements.

The elimination of net neutrality rules and any changes to the rules could affect the market for broadband Internet access service in a way that affects our business. For example, any actions taken by Internet access providers to provide better Internet access to our competitors’ websites or limit the bandwidth and speed for the transmission of data from our websites, could adversely affect our business, operating results, and financial condition.

We are subject to environmental laws and may be subject to environmental liabilities that could have a material adverse effect on us in the future.

We are subject to various federal, state and local environmental laws and governmental regulations relating to the operation of our business, including those governing the handling, storage and disposal of hazardous substances such as motor oil, gasoline, solvents, lubricants, paints and other substances at our facilities. We face potentially significant costs relating to claims, penalties and remediation efforts in the event of non-compliance with existing and future laws and regulations. A failure by us to comply with environmental laws and regulations could have a material adverse effect on our business financial condition and results of operations.

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Changes in the laws and regulations to which our business and industry is subject could have a material adverse effect on our business, sales, results of operations and financial condition.

Recent federal legislative and regulatory initiatives and reforms may result in an increase in expenses or a decrease in revenues, which could have a material adverse effect on our results of operations. For example, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) regulates, among other things, the provision of consumer financing. The Dodd-Frank Act established the Consumer Financial Protection Bureau (the “CFPB”), a consumer financial protection agency with broad regulatory powers. The CFPB is responsible for administering and enforcing laws and regulations related to consumer financial products and services, including our provision of vehicle financing and our receivables sale facilities. The evolving regulatory environment in the wake of the Dodd-Frank Act and the creation of the CFPB may increase the cost of regulatory compliance or result in changes to business practices that could have a material adverse effect on our results of operations.

The enactment of new laws and regulations or the interpretation of existing laws and regulations in an unfavorable way may affect the operation of our business, directly or indirectly, which could result in substantial regulatory compliance costs, civil or criminal penalties, including fines, adverse publicity, decreased revenues and increased expenses.

If we fail to comply with the Telephone Consumer Protection Act (the “TCPA”), we may face significant damages, which could harm our business, financial condition, results of operations and cash flows.

We utilize telephone calls and intend to utilize text messaging as a means of responding to customer interest in purchasing, renting or subscribing for vehicles. We generate leads from our website by prompting potential customers to provide their phone numbers so that we may contact them in response to their interest in specific vehicles. We also intend to engage and pay third parties to provide us with leads. A portion of our revenue comes from sales that involve calls made by our internal call centers to these potential customers.

The TCPA, as interpreted and implemented by the FCC, imposes significant restrictions on utilization of telephone calls and text messages to residential and mobile telephone numbers as a means of communication, when the prior consent of the person being contacted has not been obtained. Violations of the TCPA may be enforced by the FCC or by individuals through litigation, including class actions and statutory penalties for TCPA violations ranging from $500 to $1,500 per violation, which is often interpreted to mean per phone call.

While we intend to implement processes and procedures to comply with the TCPA, any failure by us or the third parties on which we rely for data to adhere to, or successfully implement, appropriate processes and procedures in response to existing or future regulations could result in legal and monetary liability, fines and penalties, or damage to our reputation in the marketplace, any of which could have a material adverse effect on our business, financial condition and results of operations. Additionally, any changes to the TCPA or its interpretation that further restrict the way we contact and communicate with our potential customers or generate leads, or any governmental or private enforcement actions related thereto, could adversely affect our ability to attract customers and harm our business, financial condition, results of operations and cash flows.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future regulations and laws could impede the growth of the Internet, e-commerce or mobile commerce. These regulations and laws may involve taxes, tariffs, privacy and data security, anti-spam, content protection, electronic contracts and communications, consumer protection, Internet neutrality and gift cards. It is not clear how existing laws governing issues such as property ownership, sales and other taxes and consumer privacy apply to the Internet as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce. It is possible that general business regulations and laws, or those specifically governing the Internet or e-commerce, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices.

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Though we seek at all times to be in full compliance with all such laws, we cannot be sure that our practices have complied, comply or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business and proceedings or actions against us by governmental entities or others. Any such proceeding or action could damage our reputation and brand, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business, decrease the use of our website by consumers and result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any such laws or regulations.

We collect, process, store, share, disclose and use personal information and other data, and our actual or perceived failure to protect such information and data could damage our reputation and brand and harm our business and operating results.

We collect, process, store, share, disclose and use personal information and other data provided by consumers. We rely on encryption and authentication technology licensed from third parties to effect secure transmission of such information. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches. Any failure or perceived failure to maintain the security of personal and other data that is provided to us by consumers and vendors could harm our reputation and brand and expose us to a risk of loss or litigation and possible liability, any of which could adversely affect our business and operating results.

Additionally, concerns about our practices with regard to the collection, use or disclosure of personal information or other privacy related matters, even if unfounded, could harm our business and operating results. There are numerous federal, state and local laws regarding privacy and the collection, processing, storing, sharing, disclosing, using and protecting of personal information and other data, the scope of which are changing, subject to differing interpretations, and which may be costly to comply with and may be inconsistent between jurisdictions or conflict with other rules. We generally comply with industry standards and are subject to the terms of our privacy policies and privacy-related obligations to third parties. We strive to comply with applicable laws, policies, legal obligations and industry codes of conduct relating to privacy and data protection, to the extent possible. However, it is possible that these obligations may be interpreted and applied in new ways or in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules, our practices, or new regulations that could be enacted. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to consumers or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of sensitive information, which may include personally identifiable information or other customer data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others. This also could cause consumers and vendors to lose trust in us, which could have an adverse effect on our business. Additionally, if vendors, developers or other third parties that we work with violate applicable laws or our policies, such violations may also put consumer and vendor information at risk and could in turn harm our reputation, business and operating results.

A significant disruption in service on our website could damage our reputation and result in a loss of consumers, which could harm our business, brand, operating results and financial condition.

Our brand, reputation and ability to attract customers depend on the reliable performance of our website and the supporting systems, technology and infrastructure. We may experience significant interruptions with our systems in the future. Interruptions in these systems, whether due to system failures, programming or configuration errors, computer viruses, or physical or electronic break-ins, could affect the availability of our inventory on our website and prevent or inhibit the ability of customers to access our website. Problems with the reliability or security of our systems could harm our reputation, result in a loss of customers and result in additional costs.

We utilize cloud computing, or the practice of using shared processing resources at third party locations, to operate our website and e-commerce platform. We do not own or control the operation of these third party locations. These third party systems, software and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, terrorist attacks, acts of war, electronic and physical break-ins, computer viruses, earthquakes, and similar events. The occurrence of any of these events could damage our systems and hardware or could cause them to fail.

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Problems faced by our third party web hosting providers could adversely affect the experience of our customers. For example, our third party web hosting providers could close their facilities without adequate notice. Any financial difficulties, up to and including bankruptcy, faced by our third party web hosting providers or any of the service providers with whom they contract may have negative effects on our business, the nature and extent of which are difficult to predict. If our third party web hosting providers are unable to keep up with our growing capacity needs, our business could be harmed.

Any errors, defects, disruptions, or other performance or reliability problems with our network operations could interrupt our customers’ access to our inventory and our access to data that drives our inventory purchase operations as well as cause delays and additional expenses in arranging access to new facilities and services, any of which could harm our reputation, business, operating results and financial condition.

We rely on internal and external logistics to transport our vehicle inventory throughout the United States. Thus, we are subject to business risks and costs associated with the transportation industry. Many of these risks and costs are out of our control, and any of them could have a material adverse effect on our business, financial condition and results of operations.

We rely on a combination of internal and external logistics for third parties to transport vehicles from point of purchase to our facilities, and finally to the customers. As a result, we are exposed to risks associated with the transportation industry such as weather, traffic patterns, gasoline prices, recalls affecting our vehicle fleet, local and federal regulations, vehicular crashes, insufficient internal capacity, rising prices of external transportation vendors, fuel prices and taxes, license and registration fees, insurance premiums, self-insurance levels, difficulty in recruiting and retaining qualified drivers, disruption of our technology systems, and increasing equipment and operational costs. Failure to successfully manage our logistics and fulfillment process could cause a disruption in our inventory supply chain and distribution, which may adversely affect our operating results and financial condition.

Our failure to maintain a reputation of integrity and to otherwise maintain and enhance our brand could adversely affect our business, sales and results of operations.

Our business model is based on our ability to provide customers with a transparent and simplified solution to vehicle buying, renting and subscribing that we believe will save them time and money. If we fail to build and maintain a positive reputation, or if an event occurs that damages this reputation, it could adversely affect consumer demand and have a material adverse effect on our business, sales and results of operations. Even the perception of a decrease in the quality of our brand could negatively impact results.

Complaints or negative publicity about our business practices, marketing and advertising campaigns, compliance with applicable laws and regulations, the integrity of the data that we provide to users, data privacy and security issues, and other aspects of our business, especially on industry-specific blogs and social media websites, and irrespective of their validity, could diminish consumer confidence in our platform and adversely affect our brand. The growing use of social media increases the speed with which information and opinions can be shared and, thus, the speed with which reputation can be affected. If we fail to correct or mitigate misinformation or negative information, including information spread through social media or traditional media channels, about us, the vehicles we offer, our customer experience, or any aspect of our brand, it could have a material adverse effect on our business, sales and results of operations.

Our ability to grow our complementary product and service offerings may be limited, which could negatively impact our growth rate, revenues and financial performance.

If we introduce or expand additional product and service offerings for our platform, such as services or products involving other vehicles, sales of new cars, or vehicle trade-ins, we may incur losses or otherwise fail to enter these markets successfully. Our expansion into these markets would place us in competitive and regulatory environments with which we are unfamiliar and involve various risks, including the need to invest significant resources and the possibility that returns on such investments will not be achieved for several years, if at all. In attempting to establish new service or product offerings, we expect to incur significant expenses and face various other challenges, such as expanding our customer service personnel and management personnel to cover these markets and complying with complicated regulations that apply to these markets. In addition, we may not successfully demonstrate the value of these complementary products and services to consumers, and failure to do so would compromise our ability to successfully expand into these additional revenue streams. Any of these risks, if realized, could adversely affect our business and results of operations.

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If we do not adequately address our customers’ shift to mobile device technology, operating results could be harmed and our growth could be negatively affected.

Our future success depends in part on our ability to provide adequate functionality for visitors who use mobile devices to shop for vehicles and the number of transactions with us that are completed by those users. The shift to mobile technology by our users may harm our business in the following ways:

●	consumers visiting our website from a mobile device may not accept mobile technology as a viable long-term platform to buy or sell a vehicle. This may occur for a number of reasons, including our ability to provide the same level of website functionality to a mobile device that we provide on a desktop computer, the actual or perceived lack of security of information on a mobile device and possible disruptions of service or connectivity;

●	we may not continue to innovate and introduce enhanced products that can be suitably conveyed on mobile platforms;

●	consumers using mobile devices may believe that our competitors offer superior products and features based in part on our inability to provide sufficient website functionality to convince a mobile device user to transact with us; or

●	regulations related to consumer finance disclosures, including the Truth in Lending Act, may be interpreted, in the context of mobile devices, in a manner which could expose us to legal liability in the event we are found to have violated applicable laws.

If we do not develop, upgrade and maintain suitable functionality for users who visit our website using a mobile device, our business and operating results could be harmed.

Our business is sensitive to conditions affecting automotive manufacturers, including manufacturer recalls.

Adverse conditions affecting one or more automotive manufacturers could have a material adverse effect on our sales and results of operations, which could impact the supply of vehicles. In addition, manufacturer recalls are a common occurrence that have accelerated in frequency and scope in recent years. Recalls and the increased regulatory scrutiny surrounding selling pre-owned vehicles with open safety recalls could (i) adversely affect pre-owned vehicle sales or valuations, (ii) cause us to temporarily remove vehicles from inventory, (iii) cause us to sell affected vehicles at a loss, (iv) force us to incur increased costs and (v) expose us to litigation and adverse publicity related to the sale of recalled vehicles, which could have a material adverse effect on our business, financial condition and results of operations.

The current geographic concentration where we provide services creates an exposure to local economies, regional downturns or severe weather or catastrophic occurrences that may materially adversely affect our financial condition and results of operations.

We currently conduct business through our corporate and fulfillment, rental and subscription center located in Plantation, Florida and a rental and subscription center and parking spaces for our vehicles located in Miami Beach, Florida. We currently hold a majority of our inventory at our Plantation location, and some additional inventory in our Miami locations. While we have insurance to cover certain losses on those vehicles, events such as theft, fire, flood, or hail could adversely impact our business. In addition, our business is currently more susceptible to regional conditions than the operations of more geographically diversified competitors, and we are vulnerable to economic downturns in those regions. Any unforeseen events or circumstances that negatively affect these areas could materially adversely affect our revenues and profitability. These factors include, among other things, changes in demographics and population. In addition, severe weather conditions, acts of God and other catastrophic occurrences in the area in which we operate or from which we obtain inventory may materially adversely affect our financial condition and results of operations. Such conditions may result in physical damage to our properties and loss of inventory. Any of these factors may disrupt our business and materially adversely affect our financial condition and result of operations. Furthermore, there can be no assurance that we will be able to successfully replicate our business model and achieve levels of success as we enter new geographic markets.

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We may rely on agreements with third parties to finance our vehicle inventory purchases. If we fail to maintain adequate relationships with third parties to finance our vehicle inventory purchases, we may be unable to maintain sufficient inventory, which would adversely affect our business and results of operations.

We may rely on agreements with third party lenders to finance our vehicle inventory purchases. If we are unable to enter into agreements on favorable terms or at all, or if the agreements expire and are not renewed, our inventory supply may decline, resulting in fewer vehicles available for sale. New funding arrangements may be at higher interest rates or other less favorable terms. These financing risks, in addition to rising interest rates and changes in market conditions, if realized, could negatively impact our results of operations and financial condition.

The Company’s business is affected by the availability of financing to its customers.

Many of the Company’s customers finance their vehicle purchases. Although consumer credit markets have improved, consumer credit market conditions continue to influence demand and may continue to do so. There continue to be fewer lenders, more stringent underwriting and loan approval criteria, and greater down payment requirements than in the past. If credit conditions or the credit worthiness of the Company’s customers worsen, and adversely affect the ability of consumers to finance potential purchases at acceptable terms and interest rates, it could result in a decrease in the sales of the Company’s products and have a material adverse effect on the Company’s business, financial condition and results of operations.

Failure to adequately protect our intellectual property, technology and confidential information could harm our business and operating results.

Our business depends on our intellectual property, technology and confidential information, the protection of which is crucial to the success of our business. We attempt to protect our intellectual property, technology and confidential information by requiring certain of our employees and consultants to enter into confidentiality agreements and certain third parties to enter into nondisclosure agreements. In addition, these agreements may not effectively prevent unauthorized use or disclosure of our confidential information, intellectual property or technology and may not provide an adequate remedy in the event of unauthorized use or disclosure of our confidential information, intellectual property, or technology. Despite our efforts to protect our intellectual property, unauthorized parties may attempt to copy aspects of our website features, software and functionality or obtain and use information that we consider proprietary. Changes in the law or adverse court rulings may also negatively affect our ability to prevent others from using our technology.

We currently hold rights to the “lmpmotors.com,” “lmprentals.com” and “lmpsubscriptions.com” Internet domain names and various other related domain names. The regulation of domain names in the United States is subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars, or modify the requirements for holding domain names. As a result, we may not be able to acquire or maintain all domain names that we believe are important for our business.

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We may be subject to claims asserting that our employees, consultants or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employees or claims asserting ownership of what we regard as our own intellectual property.

Although we try to ensure that our employees, consultants and advisors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that these individuals or we have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such individual’s current or former employer. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

In addition, while we intend to require our employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. The assignment of intellectual property may not be self-executing or the assignment agreement may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property.

We may in the future be subject to intellectual property disputes, which are costly to defend and could harm our business and operating results.

We may, from time to time, face allegations that we have infringed the trademarks, copyrights, patents and other intellectual property rights of third parties. We may be unaware of the intellectual property rights that others may claim cover some or all of our technology or services. Patent and other intellectual property litigation may be protracted and expensive, the results are difficult to predict and may require us to stop offering some features, purchase licenses or modify our products and features while we develop non-infringing substitutes or may result in significant settlement costs.

Even if these matters do not result in litigation, are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our business, our operating results and our reputation.

Our platform utilizes open source software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect our business.

We use open source software in our platform and expect to use open source software in the future. The terms of various open source licenses have not been interpreted by United States courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to market our platform. By the terms of certain open source licenses, if we combine our proprietary software with open source software in a certain manner, we could be required to release the source code of our proprietary software and to make our proprietary software available under open source licenses. In the event that portions of our proprietary software are determined to be subject to an open source license, we could be required to publicly release the affected portions of our source code, or to re-engineer all or a portion of our technologies or otherwise be limited in the licensing of our technologies, each of which could reduce or eliminate the value of our technologies and services. In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of the software. Many of the risks associated with usage of open source software cannot be eliminated and could negatively affect our business and operating results.

We rely on third party technology to complete critical business functions. If that technology fails to adequately serve our needs and we cannot find alternatives, it may negatively impact our operating results.

We rely on third party technology for certain of our critical business functions, including vehicle telemetry, network infrastructure for hosting the website and inventory data, software libraries and development environments and tools, services that allow customers to digitally sign contracts, and customer service call center management software. If these technologies fail or we cannot maintain our relationships with the technology providers and we cannot find suitable alternatives, our financial condition and operation results may be adversely affected.

The obligations associated with being a public company will require significant resources and management attention, and we will incur increased costs as a result of becoming a public company.

As a public company, we will face increased legal, accounting, administrative and other costs and expenses that we have not incurred as a private company, and we expect to incur additional costs related to operating as a public company. After the completion of this Offering, we will be subject to the reporting requirements of the Exchange Act, which requires that we file annual, quarterly and current reports with respect to our business and financial condition, and proxy and other information statements, as well as the rules and regulations implemented by the SEC, the Sarbanes-Oxley Act, the Dodd-Frank Act and the Public Company Accounting Oversight Board (the “PCAOB”) and the listing requirements of Nasdaq, each of which imposes additional reporting and other obligations on public companies. As a public company, we will be required to, among other things:

●	prepare and distribute periodic reports, proxy statements and other stockholder communications in compliance with the federal securities laws and rules and Nasdaq rules;

●	expand the roles and duties of our board of directors and committees thereof and management;

●	hire additional financial and accounting personnel and other experienced accounting and finance staff with the expertise to address complex accounting matters applicable to public companies;

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●	institute more comprehensive financial reporting and disclosure compliance procedures;

●	involve and retain, to a greater degree, outside counsel and accountants to assist us with the activities listed above;

●	build and maintain an investor relations function;

●	establish new internal policies, including those relating to trading in our securities and disclosure controls and procedures;

●	comply with the initial listing and maintenance requirements of Nasdaq; and

●	comply with the Sarbanes-Oxley Act.

We expect these rules and regulations, and any future changes in laws, regulations and standards relating to corporate governance and public disclosure, which have created uncertainty for public companies, to increase legal and financial compliance costs and make some activities more time consuming and costly. These laws, regulations and standards are subject to varying interpretations, in many cases, due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Our investment in compliance with existing and evolving regulatory requirements will result in increased administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities, which could have a material adverse effect on our business, financial condition and results of operations.

We also expect that being a public company will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These increased costs may require us to divert a significant amount of money that we could otherwise use to expand our business and achieve our strategic objectives.

We may be subject to legal proceedings in the ordinary course of our business. If the outcomes of these proceedings are adverse to us, they could have a material adverse effect on our business, results of operations and financial condition.

We may be subject to various litigation matters from time to time, which could have a material adverse effect on our business, results of operations and financial condition. Claims arising out of actual or alleged violations of law could be asserted against us by individuals, either individually or through class actions, by governmental entities in civil or criminal investigations, and proceedings or by other entities. These claims could be asserted under a variety of laws, including but not limited to consumer finance laws, consumer protection laws, intellectual property laws, privacy laws, labor and employment laws, securities laws and employee benefit laws. These actions could expose us to adverse publicity and to substantial monetary damages and legal defense costs, injunctive relief and criminal and civil fines and penalties, including but not limited to suspension or revocation of licenses to conduct business.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our operating results and financial condition.

We are subject to income taxes in the United States, and our tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

●	changes in the valuation of our deferred tax assets and liabilities;

●	expected timing and amount of the release of any tax valuation allowances; or

●	changes in tax laws, regulations or interpretations thereof.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our operating results and financial condition.

The wording, interpretation and enforcement of existing and future sales, use and excise tax laws by state and local governments could impact sales and income from operations.

We are subject to state and local sales, use and excise tax laws of those states and localities in which we have sufficient tax nexus. As we expand our operations we will likely be subject to more taxing jurisdictions. In that regard, the wording, interpretation and enforcement of those tax laws by such state or local government could negatively impact our income and sales in such jurisdictions. Because a state or locality’s wording, interpretation or enforcement of its tax laws may change over time, such as through new legislation, the issuance of new rules, regulations or by court or administrative decisions, or merely from new administrative or audit policies or positions, it cannot be predicted whether or to what extent these changes will be negative to our operations and sales in any such jurisdiction.

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An increasing number of states and foreign jurisdictions have considered or adopted laws or administrative practices, with or without notice, that impose new taxes on all or a portion of gross revenue or other similar amounts or impose additional obligations on remote sellers and online marketplaces to collect transaction taxes such as sales, consumption, value added, or similar taxes. In June 2018, the U.S. Supreme Court in South Dakota v. Wayfair, Inc. et al. held that states can require remote sellers to collect state and local sales taxes, which, given the scope of our anticipated operations, could increase the complexity and risks for us to comply with such laws. We may not have sufficient lead time to build systems and processes to collect these taxes properly, or at all. Failure to comply with such laws or administrative practices, or a successful assertion by such states or foreign jurisdictions requiring us to collect taxes where we do not, could result in substantial tax liabilities and could have a material adverse effect on our business, financial condition, operating results and prospects.

We are also subject to U.S. (federal and state) and foreign laws, regulations, and administrative practices that require us to collect information from our customers, vendors, merchants, and other third parties for tax reporting purposes and report such information to various government agencies. The scope of such requirements continues to expand, requiring us to develop and implement new compliance systems. Failure to comply with such laws and regulations could result in significant penalties and could have a material adverse effect on our business, financial condition, operating results and prospects.

Risks Related to This Offering and Ownership of our Common Stock

There has been no public market for our Common Stock prior to this Offering, and an active market in which investors can resell their Shares may not develop.

Prior to this Offering, there has been no public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Shares in this Offering has been agreed to between us and the Underwriter based on a number of factors, including market conditions in effect around the time of this Offering, and it may not be in any way indicative of the price at which the Shares will trade following the completion of this Offering. Investors may not be able to resell their Shares at or above the initial offering price.

Our founder, Chief Executive Officer, President, and Chairman of the board of directors, Samer Salahel-Din Tawfik, beneficially owns a majority of our outstanding Common Stock. As a result, he has substantial voting power in all matters submitted to our stockholders.

Our founder, Chief Executive Officer, President, and Chairman of the board of directors, Samer Salahel-Din Tawfik, beneficially owns approximately 85.05% of our outstanding Common Stock prior to the Offering. Accordingly, he has substantial voting power in all matters submitted to our stockholders for approval including:

●	election of our board of directors;

●	removal of any of our directors;

●	any amendments to our certificate of incorporation (the “Certificate of Incorporation”) or our Bylaws (the “Bylaws”); and

●	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

In addition, Mr. Tawfik’s beneficial stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The Offering is being conducted on a “best efforts” basis and we may not raise the Maximum Offering Amount. As a result, we may not be able to raise enough funds to fully implement our business plan and our investors may lose their entire investment.

The Offering is being conducted on a “best efforts” basis and we may not raise the Maximum Offering Amount. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our growth opportunities may be materially adversely affected. This could increase the likelihood that an investor may lose their entire investment. Please see “Use of Proceeds.”

Our management has broad discretion as to the use of the net proceeds from this Offering.

Our management will have broad discretion in the application of the net proceeds. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. Our management not applying these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this Offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

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Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of our Company more difficult, and limit attempts by our stockholders to replace or remove our current management.

Provisions in our Certificate of Incorporation and Bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our Certificate of Incorporation and Bylaws include provisions that:

●	permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships by the affirmative vote of a majority of the directors or stockholders holding at least 66 2/3% of the issued and outstanding shares of Common Stock;

●	provide that directors may only be removed by the majority of the shares of voting stock then outstanding;

●	require a two-thirds majority of all directors who constitute the board of directors or a 75% majority voting of all holders of Common Stock to adopt, amend or repeal any and all provisions of our Bylaws;

●	provide different term limits to the directors of the Company according to their classification;

●	require 66 2/3% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in election of directors to amend, alter or repeal, or adopt any provision inconsistent with certain sections of our Certificate of Incorporation;

●	eliminate the ability of our stockholders to call special meetings of stockholders;

●	restrict the forum for certain litigation against us to Delaware; and

●	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”). Section 203 generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any holder of at least 15% of our capital stock for a period of three years following the date on which the stockholder became a 15% stockholder.

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The price of our Common Stock may decline below the initial offering price of the Shares following this Offering. The stock market in general, and the market price of our Common Stock, will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects.

Our financial performance, our industry’s overall performance, changing consumer preferences, technologies, government regulatory action, tax laws and market conditions in general could have a significant negative impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price include:

●	actual or anticipated variations in our periodic operating results;

●	increases in market interest rates that lead investors of our Common Stock to demand a higher investment return;

●	changes in earnings estimates;

●	changes in market valuations of similar companies;

●	actions or announcements by our competitors;

●	adverse market reaction to any increased indebtedness we may incur in the future;

●	additions or departures of key personnel;

●	actions by stockholders;

●	speculation in the media, online forums, or investment community; and

●	our intentions and ability to list our Common Stock on Nasdaq and our subsequent ability to maintain such listing.

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Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an “emerging growth company” under the reporting rules set forth under the Exchange Act.

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act, which would be required if we obtain a listing on Nasdaq or another national securities exchange. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years; although, we would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our stockholders could receive less information than they might expect to receive from more mature public companies.

You will experience immediate and substantial dilution as a result of this Offering.

If the Maximum Offering Amount is sold (without the Over-Subscription Option), based on our pro forma net tangible book value per share as of $1.12 and an initial public offering price of $5.00 per Share, purchasers of our Shares in this Offering will experience an immediate and substantial dilution of $3.88 per Share, representing the difference between our pro forma net tangible book value per share and the assumed initial public offering price. This dilution is due in large part to earlier investors having paid substantially less than the initial public offering price when they purchased their shares. See “Dilution” below for more information.

We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting in the second annual report we file with the SEC. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. However, our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer a smaller reporting company or no longer an emerging growth company if we take advantage of the exemptions available to us through the JOBS Act.

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We are in the very early stages of the costly and challenging process of compiling the system and process documentation necessary to perform the evaluation needed to comply with Section 404. In this regard, we will need to continue to dedicate internal resources, engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. As we transition to the requirements of reporting as a public company, we may need to add additional finance staff. We may not be able to remediate any future material weaknesses, or to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, or if our auditors are unable to express an opinion on the effectiveness of our internal controls when they are required to issue such opinion, investors could lose confidence in the accuracy and completeness of our financial reports, which could harm our stock price.

We may not be able to satisfy listing requirements of Nasdaq or obtain or maintain a listing of our Common Stock on Nasdaq.

If our Common Stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq listing requirements, our Common Stock may be delisted. If we fail to meet any of Nasdaq’s listing standards, our Common Stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. In addition, in order to list, we will be required to, among other things, file with the SEC a post-qualification amendment to the Offering Statement, and then file a Form 8-A in order to register our shares of Common Stock under the Exchange Act. The post-qualification amendment of the Offering Statement is subject to review by the SEC, and there is no guarantee that such amendment will be qualified promptly after filing. Any delay in the qualification of the post-qualification amendment may cause a delay in the initial trading of our Common Stock on Nasdaq. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of exchange trading of our Common Stock. In addition, the delisting of our Common Stock could significantly impair our ability to raise capital.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments, and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our financial statements and our business.

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If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our Common Stock could be negatively affected.

Future issuances of our Common Stock or securities convertible into, or exercisable or exchangeable for, our Common Stock (“Securities”), or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding Common Stock, could cause the market price of our Common Stock to decline and would result in the dilution of your holdings.

Future issuances of our Securities, or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding Common Stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of future issuances of our Securities, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your holdings. In addition, the perception that new issuances of our Securities could occur, or the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our Common Stock. In connection with this Offering, the Company will enter into a lock-up agreement that prevents it, subject to certain exceptions, from offering additional shares of capital stock of the Company for up to one hundred and eighty (180) days after the date of this Offering Circular, as further described in the section entitled “Underwriting.” In addition to any adverse effects that may arise upon the expiration of these lock-up agreements, the lock-up provisions in these agreements may be waived, at any time and without notice. If the restrictions under the lock-up agreements are waived, our Common Stock may become available for resale, subject to applicable law, including without notice, which could reduce the market price for our Common Stock.

Future issuances of debt securities, which would rank senior to our Common Stock upon our bankruptcy or liquidation, and future issuances of preferred stock (“Preferred Stock”), which could rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Stock. Moreover, if we issue Preferred Stock, the holders of such Preferred Stock could be entitled to preferences over holders of Common Stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or Preferred Stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our Common Stock.

If our shares of Common Stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on Nasdaq or another national securities exchange and if the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

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USE OF PROCEEDS

After deducting the estimated Underwriter’s commissions and Offering expenses payable by us, we expect to receive net proceeds of approximately $8,690,020 from this Offering if the Minimum Offering Amount is sold and approximately $17,990,020 if the Maximum Offering Amount is sold, and assuming the Over-Subscription Option is not exercised. We intend to use these net proceeds for our strategic acquisitions, to build our vehicle inventory, for working capital and other general corporate purposes.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

The following table sets forth a breakdown of our estimated use of our net proceeds as we currently expect to use them, assuming the sale of, respectively, the Minimum Offering Amount and Maximum Offering Amount.

	Minimum Offering Amount	Maximum Offering Amount
Price to public	$10,000,000	$20,000,000
Underwriter commissions	$700,000	$1,400,000
Other Offering expenses	$609,980	$609,980
Net proceeds	$8,690,020	$17,990,020

Strategic acquisitions	$6,517,515	$13,492,515
Vehicle inventory	$869,002	$1,799,002
Working capital	$1,303,503	$2,698,503
Total use of proceeds	$8,690,020	$17,990,020

In the event that the Over-Subscription Option is exercised, we intend to use such net proceeds (up to $20,780,020) for our strategic acquisitions, to build our vehicle inventory, for working capital and other general corporate purposes.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

To the extent we raise an amount between the Minimum Offering Amount and Maximum Offering Amount, we expect that we would allocate amounts in approximately the same percentages.

In the event we do not sell the Maximum Offering Amount, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when desired or needed and, if available, on terms acceptable to us.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2018:

●	on an actual basis;

●	on a pro forma basis to reflect the sale of Common stock by us in this Maximum Offering at the price to the public of $5.00 per share, resulting in net proceeds to us of $17,990,020 (after deducting Underwriter commissions of $1,400,000 and our estimated other Offering expenses of $609,980).

●	on a pro forma basis to reflect the sale of Common stock by us in this Minimum Offering at the price to the public of $5.00 per share, resulting in net proceeds to us of $8,690,020 (after deducting Underwriter commissions of $700,000 and our estimated other Offering expenses of $609,980.

●	includes the issuance of (i) 2,858,030 shares of Common Stock at $3.33 per share, for an aggregate purchase price of $9,517,239, (ii) 787,264 shares of Common Stock at $4.75 per share, for an aggregate purchase price of $3,739,505, and (iii) 6-Month Notes in aggregate principal amount of $1,448,965, which are convertible into 305,045 shares of Common Stock, each pursuant to a private placement offering.

Maximum Offering (4,000,000 Shares)

	Actual(1)	Pro Forma Assuming Maximum Offering Amount (Unaudited)	Pro Forma Assuming Maximum Offering Amount including Over-subscription
Cash and Cash Equivalents	$193,149	$21,204,522	$23,994,522
Stockholders (deficit) equity:
Common Stock, $0.00001 par value per share, 100,000,000 shares authorized, 24,151,946 shares issued and outstanding, actual; 28,950,339 shares issued and outstanding, pro forma	242	290	296
Additional Paid-in Capital	13,879,738	34,891,063	37,681,057
Accumulated deficit	(2,003,012)	(2,003,012)	(2,003,012)
Total Stockholders’ Equity	11,876,726	32,888,051	35,678,045
Total Capitalization	$11,876,967	$32,888,341	$35,678,341

Minimum Offering (2,000,000 Shares)

	Actual	Pro Forma Assuming Minimum Offering Amount
Cash and Cash Equivalents	$193,149	$11,904,522
Stockholders (deficit) equity:
Common Stock, $0.00001 par value per share, 100,000,000 shares authorized, 24,151,946 shares issued and outstanding, actual; 26,950,339 shares issued and outstanding, pro forma	242	270
Additional Paid-in Capital	13,879,738	25,591,083
Accumulated deficit	(2,003,012)	(2,003,012)
Total Stockholders’ Equity	11,876,726	23,588,071
Total Capitalization	$11,876,967	$23,588,341

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DETERMINATION OF OFFERING PRICE

The public offering price of the Shares was determined by negotiation between us and the Underwriter. That public offering price is subject to change as a result of market conditions and other factors. The principal factors considered in determining the public offering price of the Shares included:

●	the information in this Offering Circular and otherwise available to the Underwriter, including our financial information;

●	the history and the prospects for the industry in which we compete;

●	the ability of our management;

●	the prospects for our future earnings;

●	the present state of our development and our current financial condition;

●	the general condition of the economy and the securities markets in the United States at the time of this Offering;

●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

●	other factors as were deemed relevant.

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DILUTION

Dilution in net tangible book value per share to new investors is the amount by which the offering price paid by the purchasers of the Shares sold in the Offering exceeds the pro forma net tangible book value per share of Common Stock after the Offering. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of Common Stock deemed to be outstanding at that date.

The net tangible book value of our Common Stock as of June 30, 2018 was approximately $11.8 million, or approximately $0.49 per share.

If the Minimum Offering Amount is sold, we will have 26,950,339 shares of Common Stock issued and outstanding (including up to 305,045 shares of Common Stock issuable upon conversion of the 6-Month Notes). Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the private placement offerings and the Offering and issuance of additional shares in the private placement offerings and the Offering, but does not take into consideration any other changes in our net tangible book value after October 16, 2018, will be approximately $0.85 per share of Common Stock. This would result in dilution to investors in this Offering of approximately $4.15 per share of Common Stock or approximately 83% from the public offering price of $5.00 per Share, after deducting the estimated Underwriter’s commissions and Offering expenses payable by us, and after giving effect to the application of the net proceeds received from this offering as described under “Use of Proceeds.” Pro forma net tangible book value per share of Common Stock would increase to the benefit of present stockholders by $0.36 per share attributable to the purchase of the Common Stock by investors in this Offering.

If the Maximum Offering Amount is sold, we will have 28,950,339 shares of Common Stock issued and outstanding (including up to 305,045 shares of Common Stock issuable upon conversion of the 6-Month Notes). Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the private placement offerings and the Offering and issuance of additional shares in the private placement offerings and the Offering, but does not take into consideration any other changes in our net tangible book value after October 16, 2018, will be approximately $1.12 per share of Common Stock. This would result in dilution to investors in this Offering of approximately $3.88 per share of Common Stock or approximately 78% from the public offering price of $5.00 per Share, deducting the estimated Underwriter’s commissions and Offering expenses payable by us, and after giving effect to the application of the net proceeds received from this offering as described under “Use of Proceeds.” Pro forma net tangible book value per share of Common Stock would increase to the benefit of present stockholders by $0.62 per share attributable to the purchase of the Common Stock by investors in this Offering.

Includes the issuance of (i) 2,858,030 shares of Common Stock at $3.33 per share, for an aggregate purchase price of $9,517,239, (ii) 787,264 shares of Common Stock at $4.75 per share, for an aggregate purchase price of $3,739,505, and (iii) 6-Month Notes in aggregate principal amount of $1,448,965, which are convertible into 305,045 shares of Common Stock, each pursuant to a private placement offering.

The following table illustrates this dilution on a per Share basis:

	Minimum Offering (1)	Maximum Offering (2)	Full Over- Subscription Post- Offering (3)
Assumed initial public offering price per Share	5.00	5.00	5.00
Net tangible book value per Share as of June 30, 2018	0.49	0.49	0.49
Increase in net tangible book value per Share after this Offering	0.36	0.62	0.70
Pro forma net tangible book value per Share after the Offering	0.85	1.12	1.19
Dilution in net tangible book value per Share to new investors	4.15	3.88	3.81

(1)	Assumes gross proceeds from the Offering of 2,000,000 Shares.

(2)	Assumes gross proceeds from the Offering of 4,000,000 Shares.

(3)	Assumes gross proceeds from the Offering of 4,600,000 Shares.

The following table sets forth, assuming the sale of 4,000,000 Shares offered for sale in this Offering, as of June 30, 2018, the total number of shares of Common Stock previously issued and sold to existing investors, the total consideration paid for the foregoing and the average price per share. As the table shows, new investors purchasing Shares may in certain circumstances pay an average price per Share substantially higher than the average price per shares paid by our existing stockholders.

	Number of	Purchased	Total	Consideration
June 30, 2018	Shares	Percent	Amount	Percent

Existing Stockholders	24,151,946	86%	$13,508,143	40%
New Investors	4,000,000	14%	20,000,000	60%
Total	28,151,946	100.00%	$33,508,143	100.00%

During the six months ended June 30, 2018, 577,500 options to purchase Common Stock were granted to officers, directors, consultants, and affiliated persons.

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UNDERWRITING

We entered into an engagement letter, and expect to enter into an underwriting agreement with Boustead Securities, LLC (the “Underwriter”), with respect to the offer and sale of Shares in this Offering. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell a Minimum Offering Amount of 2,000,000 Shares and a Maximum Offering Amount of 4,000,000 Shares on a “best efforts” basis. In addition, the Underwriter has been granted an Over-Subscription Option pursuant to which we may sell up to an additional 600,000 Shares if we are able to reach the Maximum Offering Amount. Unless sooner withdrawn or canceled in the mutual discretion of us and the Underwriter, the Offering will continue until (i) not less than 2,000,000 Shares have been sold, or (ii) one hundred and eighty (180) days from the qualification date of this Offering Circular, unless extended by us and the Underwriter for an additional forty-five (45) days (the “Initial Extension Period”). Once we satisfy the minimum stock sale and Nasdaq listing conditions, the funds will be released to us. One or more closings may be conducted after the Minimum Offering Amount is sold and prior to the Termination Date. In addition, in the event that the Maximum Offering Amount has been sold on or prior to the Termination Date, the Underwriter may exercise the Over-Subscription Option on or prior to the Termination Date to extend the Offering for an additional forty-five (45) days to sell up to an additional 600,000 Shares, even if such date is during the Initial Extension Period (the “Over-Subscription Extension Period” and together with the Initial Extension, the “Extension Period”); provided, however, that the Extension Period shall not exceed a period of ninety (90) days.

Trading on Nasdaq Capital Market will not start until the Termination Date. The underwriting agreement shall provide that the obligation of the Underwriter to arrange for the offer and sale of the Shares, on a best efforts basis, will be subject to certain conditions precedent. The Underwriter is under no obligation to purchase any Shares for their own account. As a “best efforts” offering, there can be no assurance that the Offering contemplated hereby will ultimately be consummated, and we will not consummate and close this Offering without a listing approval letter from Nasdaq. The Underwriter may, but is not obligated to, retain other selected dealers that are qualified to offer and sell the Shares and that are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Underwriter proposes to offer the Shares to investors at the public offering price, and will receive cash equal to seven percent (7%) of the gross amount to be disbursed to the Company. The gross proceeds from the Offering will be deposited in the Offering Deposit Account established by us, until we have sold a minimum of 2,000,000 Shares and otherwise satisfy the listing conditions to trade our Common Stock on Nasdaq.

We anticipate the shares of our Common Stock will be listed on Nasdaq, upon the consummation of the Offering, under the symbol “LMPX.” In order to list, Nasdaq requires that, among other criteria, at least 2,000,000 publicly-held shares of our Common Stock be outstanding, the shares be held in the aggregate by at least 300 round lot holders, the market value of the publicly-held shares of Common Stock be at least $15.0 million, our stockholders’ equity after giving effect to the sale of our Shares in this Offering be at least $4.0 million, the bid price per Share be $4.00 or more, and there be at least three registered and active market makers for our Common Stock.

The following table and the two succeeding paragraphs summarize the underwriting compensation and estimated expenses we will pay:

	Public Offering Price	Underwriter’s Commissions	Proceeds to Us, Before Expenses
Per Share	$5.00	$0.35	$4.65
Total Minimum Offering Amount	$10,000,000	$700,000	$9,300,000
Total Maximum Offering Amount without Over-Subscription Option	$20,000,000	$1,400,000	$18,600,000
Total Maximum Offering Amount with Over-Subscription Option	$23,000,000	$1,610,000	$21,390,000

We have agreed to reimburse the Underwriter for expenses incurred relating to the Offering, including all actual fees and expenses incurred by the Underwriter in connection with the Offering (including due diligence costs, which shall not exceed $30,000) and the fees and expenses of the Underwriter’s counsel (which shall not exceed $75,000), with the aggregate amount of its actual fees and expenses not to exceed $205,000. Of the actual fees and expenses, $50,000 was paid as an advance upon the execution of the engagement letter entered into by the Company and the Underwriter, dated February 1, 2018, which shall be utilized for reasonable out-of-pocket expenses actually anticipated to be incurred by the Underwriter, and $50,000 shall be paid upon the filing for listing on Nasdaq, which shall be utilized for due diligence costs incurred by the Underwriter, and the advances shall be reimbursed to the Company to the extent not actually incurred. We estimate that the total expenses of this Offering (including the foregoing expenses set forth in this paragraph), excluding underwriting commissions described above, will be approximately $609,980. In the event the Offering does not close or the engagement agreement is terminated for any reason, we have agreed to reimburse the Underwriter for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements.

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As additional compensation to the Underwriter, upon consummation of this Offering, we will issue to the Underwriter, or its designees, warrants to purchase an aggregate number of shares of our Common Stock equal to seven percent (7%) of the number of Shares issued in this Offering (up to 322,000 Shares if the Maximum Offering Amount is sold, with Over-Subscription Option ), at an exercise price per share equal to one hundred percent (100%) of the initial public offering price (the “Underwriter’s Warrants”). The Underwriter’s Warrants will be exercisable at any time, and from time to time, in whole or in part, from the effective date of the Offering, for a period of five (5) years, in compliance with FINRA Rule 5110(f)(2)(G)(i). The Underwriter’s Warrants are also exercisable on a cashless basis. The Underwriter’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up period pursuant to Rule 5110(g)(1) of FINRA. Neither the Underwriter, nor permitted assignees under Rule 5110(g)(1), will sell, transfer, assign, pledge, or hypothecate these Underwriter’s Warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter’s Warrants or the underlying securities for a period of one hundred and eighty (180) days from the effective date of the Offering. In addition, although the Underwriter’s Warrants and the shares of Common Stock underlying the Underwriter’s Warrants (the “Warrant Shares”) have been qualified in this offering statement of which this Offering Circular forms a part, we have also agreed that the warrants will provide for registration rights upon request, in certain cases. These registration rights apply to all of the securities directly and indirectly issuable upon exercise of the warrants. The piggyback registration right provided will not be greater than seven (7) years from the effective date of the Offering in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Underwriter’s Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of the Warrant Shares may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. The Underwriter’s Warrants exercise price and/or shares of Warrant Shares may also be adjusted for issuances of the Warrant Shares at a price below the warrant exercise price.

The Underwriter has informed us that they may allocate a portion of the Underwriter’s commission to members of the selling group, if any, and certain other selected dealers.

An Offering Circular in electronic format may be made available on the websites maintained by the Underwriter, or selling group members, if any, participating in the Offering. The Underwriter may agree to allocate a number of Shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Underwriter and selling group members that may make Internet distributions on the same basis as other allocations.

Lock-Up Agreements

We and our officers, directors, and 5% or more holders of our Common Stock, as of the qualification of the Offering Statement, and investors in our recent private placements have agreed, or will agree, with the Underwriter, subject to certain exceptions, that, without the prior written consent of the Underwriter, we and they will not, directly or indirectly, during the period ending one hundred and eighty (180) days after the date of the final closing of the Offering:

(a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the capital stock of the Company or any securities convertible into or exchangeable or exercisable for capital stock of the Company, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition;

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(b) file or cause to be filed any registration or offering statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or

(c) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the capital stock of the Company, whether any such swap or transaction is to be settled by delivery of the capital stock of the Company, in cash or otherwise;

provided, however, that the foregoing shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by us of shares of our Common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date of this Offering, hereafter issued pursuant to our currently existing or hereafter adopted equity compensation plans or employment or consulting agreements or arrangements of which the Underwriter has been advised in writing or which have been filed with the SEC, or (C) the issuance by us of stock options or shares of capital stock of our Company under any currently existing or hereafter adopted equity compensation plan or employment/consulting agreements or arrangements of our Company.

Indemnification

The underwriting agreement shall provide that we will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.

Exchange Listing

We intend to apply to have our Common Stock approved for listing on Nasdaq under the symbol “LMPX.” If the application is approved, trading of our Common Stock on Nasdaq is expected to begin within five (5) days after the date of initial issuance of the Common Stock. We will not consummate and close this Offering without a listing approval letter from Nasdaq. Our receipt of a listing approval letter is not the same as an actual listing on Nasdaq. The listing approval letter will serve only to confirm that, if we sell a number of Shares in this “best efforts” offering sufficient to satisfy applicable listing criteria, our Common Stock will in fact be listed.

We intend to market the Shares in this Offering, in whole or in part, through the FlashFunders™ online platform located at http://www.flashfunders.com (the “Platform”) operated by FlashFunders, Inc. (collectively, with its subsidiaries and affiliates, “FlashFunders”), where this Offering Circular will be posted. FlashFunders, through its wholly-owned subsidiary, FinTech Clearing, LLC, a FINRA-member, has been further engaged to provide certain technology and clearing services, including deposit account services, in connection with this Offering (FlashFunders Clearing Services). The fee for FlashFunders Clearing Services, equal to 0.25% of the gross proceeds from the Offering, will be paid by the Underwriter, and will be reimbursed by the Company to the Underwriter. Further, the Company will pay FlashFunders (i) a technology fee equal to 0.25% of the gross proceeds from the Offering, which is included as underwriting compensation; (ii) applicable fees for fund transfers and accounting, including: funds transfer fees – $0.50 per ACH transfer; $5.00 per incoming wire transfer; $10.00 per outgoing domestic wire transfer; $25.00 per outgoing foreign wire transfer; $10.00 per check processing fee; and other banking and vendor fees as appropriate for funds processing; (iii) $2.00 processing fee for each AML; (iv) $2.00 fee for funds transfer exception, if any; and (v) a $25,000 listing fee, which is included as underwriting compensation.

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ERISA Considerations

Special considerations apply when contemplating the purchase of Shares on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of the Shares on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no Shares will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

Foreign Regulatory Restrictions on Purchase of the Shares

We have not taken any action to permit a public offering of our Shares outside the United States or to permit the possession or distribution of this Offering Circular outside the United States. Persons outside the United States who come into possession of this Offering Circular must inform themselves about and observe any restrictions relating to this Offering of Shares and the distribution of the Offering Circular outside the United States.

Offering Period and Expiration Date

This Offering will start on the date this Offering Circular is declared qualified by the SEC. This Offering will terminate on the Termination Date, unless otherwise extended (as described above). Upon closing of the Minimum Offering Amount, the Company and the Underwriter will consider various factors in determining the timing of any additional closings, including the amount of proceeds received at the Initial Closing, any additional closings that have already been held, the level of additional valid subscriptions received after the initial closing, the eligibility of additional investors under applicable laws and coordination with the commencement of exchange trading of our Common Stock.

Procedures for Subscribing

If you decide to subscribe for any Common Stock in this Offering, you should:

Go to the Offering page at https://www.flashfunders.com/lmpautomotive , click on the “Invest” button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us through DocuSign, a Subscription Agreement; and

2.	Deliver funds only by ACH, wire transfer or check for the amount set forth in the Subscription Agreement directly to the specified bank account maintained by the Deposit Account Agent.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription documents upon request after a potential investor has had ample opportunity to review this Offering Circular. Further, we will not accept any money until the SEC declares the Offering Statement qualified.

Proceeds pending each closing will be held with the Deposit Account Agent in a deposit account subject to compliance with Exchange Act Rule 15c2-4 until closing occurs. Our Underwriter and/or the participating broker-dealers will submit a subscriber’s form(s) of payment in compliance with Exchange Act Rule 15c2-4, generally by noon of the next business day following receipt of the subscriber’s Subscription Agreement and form(s) of payment.

Right to Reject Subscriptions. After we receive your complete, executed Subscription Agreement and the funds required under the Subscription Agreement have been transferred to the Deposit Account Agent, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a Subscription Agreement, we will countersign the Subscription Agreement and issue the Shares subscribed at closing. Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

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 MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting the consolidated operating results, financial condition, liquidity and cash flows of our Company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our consolidated financial statements and the related notes thereto included elsewhere in this Offering Circular. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this Offering Circular, particularly in the sections entitled “Risk Factors” and “Forward-Looking Statements”.

Overview

LMP Automotive Holdings, Inc., through its subsidiaries, currently offers our customers the opportunity to buy, sell, rent, and subscribe for, and obtain financing for automobiles both online and in person.

We describe our business model as “Buy, Rent or Subscribe, Sell and Repeat.” This means that we “Buy” pre-owned automobiles primarily through auctions or directly from other automobile dealers, and new automobiles from manufacturers and manufacturer distributors at fleet rates. We “Rent or Subscribe” by either renting automobiles to our customers or allowing them to enter into our subscription plan for automobiles in which customers have use of an automobile for a minimum of thirty (30) days. We “Sell” our inventory, including automobiles previously included in our rental and subscription programs, to customers as well, and then we hope to “Repeat” the whole process.

Recent Developments

Reorganization

The Company was incorporated under the laws of Delaware in December 2017. Samer Salahel-Din Tawfik, our founder, Chairman, President and Chief Executive Officer, contributed one hundred percent (100%) of the equity interests in each of LMP Motors.com, LLC and LMP Finance, LLC into the Company in December 2017, and in January 2018, 601 NSR, LLC and LMP Automotive Holdings, LLC made the Company their sole member (all such activities, collectively, the “Reorganization”). As a result of the Reorganization, the Company now owns one hundred percent (100%) of the equity in each of these four entities. LMP Motors.com, LLC currently operates our automobile sales business. LMP Finance, LLC currently operates our rental and subscription business. 601 NSR, LLC and LMP Automotive Holdings, LLC were formed to enter into future potential strategic acquisitions, but are currently inactive. As a result of the Reorganization, Mr. Tawfik received 15,750,000 shares of Common Stock and ST RXR Investments, Inc., a company wholly-owned and managed by Mr. Tawfik, received 5,250,000 shares of Common Stock.

Proposed Initial Public Offering

We have signed an engagement letter, dated February 1, 2018, with the Underwriter to assist and advise the Company with an initial public offering under Regulation A promulgated by the SEC. The engagement letter is to remain in effect until January 31, 2019, unless extended or terminated earlier under certain circumstances. In connection with such engagement letter, we have filed the Offering Statement. There can be no assurance provided by us that we will be successful in completing such an Offering. See “Underwriting” for additional information.

Private Placement Offerings

In February 2018, we completed a private placement offering, pursuant to which we sold 2,858,030 shares of our Common Stock, at a purchase price of $3.33 per share, for an aggregate purchase price of $9,517,239.

From June 2018 through October 2018, we sold an aggregate of 787,264 shares of our Common Stock, in a private placement offering, at a purchase price of $4.75 per share, for an aggregate purchase price of $3,739,505. We intend to continue to offer and sell additional shares of our Common Stock until the consummation of the Offering.

From June 2018 through October 2018, the Company issued 6-Month Notes in aggregate principal amount of $1,448,965, pursuant to a private placement offering. The 6-Month Notes bear interest at 4% per annum and mature six (6) months from the date of issuance, at which time the principal and any accrued but unpaid interest shall be due and payable. The holders of the 6-Month Notes, may at any time, prior to the maturity date, convert the 6-Month Notes into shares of our Common Stock by dividing (a) the outstanding principal balance and unpaid accrued interest under payable under 6-Month Notes on the date of conversion by (b) $4.75 (subject to adjustment as provided in the 6-Month Notes). We intend to issue additional 6-Month Notes until the consummation of the Offering.

In connection with the private placement offerings, each of the investors executed a stockholders’ agreement (“Stockholders’ Agreement”). The Stockholders’ Agreement contains, among other things, certain restrictions on the ability of such investors to freely transfer shares of our Common Stock, as well as customary drag-along rights and tag-along rights, and such agreement terminates upon the consummation of this Offering.

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Results of Operations

Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016

Revenues

We generated revenues of $3,759,031 for the year ended December 31, 2017 from the sales of pre-owned vehicles from our website and Plantation, Florida location. Cost of vehicles sold was $3,994,079, resulting in a negative gross margin of $235,048. We sustained a negative gross margin during 2017 mainly due to development, test marketing, and soft launching of the programs described above. We did not generate any revenues in the comparative period as we focused our efforts during 2016 on the establishment of our business plan.

Selling, General and Administrative Expenses

We incurred selling, general and administrative (“SG&A”) expenses of $1,174,258 during the year ended December 31, 2017, an increase of $1,100,619 as compared with the year ended December 31, 2016. The significant increase in SG&A expenses comprised of increased professional fees of $200,422 and increased general and administrative expenses of $900,197, both of which were related to the preparation to implement our business plan and the preparation to become a public company.

Net Losses

We sustained net losses of $1,423,662 and $73,639 for the years ended December 31, 2017 and 2016, respectively, for the reasons described above.

Six Months Ended June 30, 2018 Compared to the Six Months Ended June 30, 2017

Revenues

We generated revenues of $6,022,591 for the six month period ended June 30, 2018 from the sales of vehicles from our website and Plantation, Florida location, in addition to rental and subscription revenue, as compared with revenues of $1,003,287, during the comparative six month period ended June 30, 2017, an increase of $5,019,304. The increase was mainly due to our ability to fulfill more transactions that come from greater brand awareness and acceptance of our platform due to continuing expenditures in marketing and sales. Revenues in 2018 include $155,795 from our rental program and $14,678 from our subscription program, which commenced in 2018.

Cost of vehicles sold was $6,232,054 for the six months ended June 30, 2018, resulting in a negative gross margin of $209,463. We sustained a negative gross margin during 2018 mainly due to continued development, test marketing, and soft launching of the programs described above. Cost of vehicles sold for the comparative six months ended June 30, 2017 was $1,000,333, resulting in a small gross margin of $2,954 due to test marketing and incentive pricing.

Selling, General and Administrative Expenses

We incurred SG&A expenses of $1,426,580 during the six months ended June 30, 2018, an increase of $889,610 as compared with the six months ended June 30, 2017. The significant increase in SG&A expenses comprised of stock-based compensation of $376,778 in 2018, in addition to increased professional fees of $266,616 and increased general and administrative expenses of $246,216, both of which were related to the preparation to implement our business plan and the preparation to become a public company.

Net Losses

We sustained net losses of $1,940,420 and $569,603 for the six months ended June 30, 2018 and 2017, respectively, for the reasons described above.

Plan of Operations

Our operations have been limited to date. We recently have submitted an Offering Circular on Form 1-A with the SEC, on a best efforts basis, to raise between $10,000,000 and $20,000,000 in Shares, excluding up to $3,000,000 in Shares issued in connection with Over-Subscription Option. Our plan of operations following the Offering is to use the net proceeds from the Offering for our strategic acquisitions, to build our vehicle inventory, for working capital and other general corporate purposes.

Liquidity and Capital Resources

Cash Flow Activities

Operating Activities

Cash decreased $103,542 from $320,902 at December 31, 2016 to $217,360 at December 31, 2017. This decrease was principally a result of a sustained net loss of $1,423,662 for the year ended December 31, 2017; increases to inventory of $3,680,552; offset by increases in accounts payable and other current liabilities by $614,427.

Cash decreased $24,211 from $217,360 at December 31, 2017 to $193,149 at June 30, 2018. This decrease was comprised of $10,908,000 net cash used in operating activities primarily as a result of a sustained net loss of $1,940,420 for the six months ended June 30, 2018; increases to inventory of $8,836,586; increases in other working capital items of $516,346, reduced by non-cash expenses of $385,352.

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Investing Activities

During the year ended December 31, 2017, we used cash of $214,950 for purchases of fixed assets.

During the six month period ended June 30, 2018, we used cash of $107,826 for purchases of fixed assets and $39,174 for additions to software and website development costs.

Financing Activities

During the year ended December 31, 2017, we received cash of $1,091,500 from the issuance of notes payable to related parties and $3,637,255 from contributions of capital from Mr. Tawfik. During the year ended December 31, 2016, we received $392,253 from contributions of capital from Mr. Tawfik. The capital contributions made by Mr. Tawfik are not debt, and Mr. Tawfik did not receive any additional equity in connection with his contributions. Accordingly, the Company is not obligated to repay Mr. Tawfik the amounts contributed or any interest on his contribution.

During the six months ended June 30, 2018, the Company received cash of $10,908,402 from the issuance of Common Stock and $771,015 from the issuance of the 6-Month Notes, each pursuant to a private placement offering, $1,052,000 advances on our Revolving Credit Facility, offset by a $100,000 reduction on our Revolving Credit Facility, and $1,071,500 principal repayments of notes and advances payable to related parties.  In addition, we incurred and deferred $529,129 in costs related to this Offering.

Sources of Capital

From inception to December 31, 2017 we have funded our activities through capital contributions from Mr. Tawfik and issuances of notes payable to related parties.

We currently do not have any firm commitments by third parties to provide long-term funding.

In January 2018, we entered into a $1,500,000 revolving line of credit (the “Revolving Credit Facility”) with ST RXR pursuant to a Revolving Line of Credit Agreement (the “LOC Agreement”). At June 30, 2018, approximately $952,400 was outstanding under the Revolving Credit Facility. Pursuant to the LOC Agreement, the Revolving Credit Facility shall mature upon earliest of (i) on demand of Lender, (ii) December 31st, 2018, or (iii) upon the completion of an initial public offering, and does not bear interest.

From January 1 through October 16, 2018, we received an aggregate of $14,705,710 through the (i) issuances of the 6-Month Notes payable in the principal amount of $1,448,965, (ii) issue and sale of an aggregate of $9,517,239 of our Common Stock, at purchase price of $3.33 per share, and (iii) issue and sale of an aggregate of $3,739,505 of our Common Stock, at purchase price of $4.75 per share, each pursuant to a private placement offering to accredited investors.

Contractual Commitments

Commitments to Purchase Vehicles

On May 11, 2018, LMP Finance, LLC entered into a letter agreement (“Letter Agreement”) with Pompano Imports, Inc. d/b/a Vista BMW (“Vista”), whereby Vista shall act as exclusive supplier of new BMW and MINI automobiles for a period of one year. As of October 16, 2018, pursuant to the Letter Agreement, we submitted purchase orders for BMW automobiles in an aggregate amount equal to $10,211,863.  See “Our Business—Our Current Business.”

Other

We recently signed non-binding letters of intent to acquire two automotive dealerships. One non-binding letter of intent pertains to the acquisition of a dealership located in the Midwest with one location, for a proposed purchase price of $13,500,000 (the “Midwest Letter”). The other non-binding letter of intent pertains to the acquisition of a dealership located in the Southeast with four locations, for a proposed purchase price equal to the lesser of (i) $26,000,000 or (ii) four times the product of (x) the monthly average of the seller’s trailing nine-month pre-tax income, times (y) twelve (the “Southeast Letter”). See “Our Business—Our Solution.”

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

Revenue Recognition

We recognize revenue when we satisfy a performance obligation by transferring control of a vehicle to a customer. The prices of the vehicles are stated in our contracts at stand-alone selling prices which are agreed upon with our customer prior to delivery. We satisfy our performance obligation for used vehicle sales upon delivery when the transfer of title, risks and rewards of ownership and control pass to the customer. We recognize revenue at the agreed-upon price stated in the contract, including any delivery charges, less an estimate for returns. Revenues exclude any sales taxes that are collected from customers. We recognize vehicle rental and rental-related revenue over the period the vehicle is rented. Subscription-based revenue is recognized over the subscription period.

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Accounts Receivable

We carry our accounts receivable at cost. The terms of our accounts receivable require payment upon receipt. We establish an allowance based on our management’s assessment of the creditworthiness of the customers, the aged basis of the receivables, as well as current economic conditions and historical information. Management has determined that no allowance for uncollectible accounts for accounts receivable were necessary at December 31, 2017 and 2016.

Stock-Based Compensation

We recognize the cost of services received in exchange for awards of stock options, based on the fair value of those awards at the date of grant over the requisite service, period, which generally is the vesting period of the award. We use the Black-Scholes-Merton option pricing model to determine the fair value of stock option awards.

Income Taxes

We account for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of the Financial Accounting Standards Board (“FASB”) Statement No. 109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that we will not realize tax assets through future operations.

Per Share Information

We compute net loss per share accordance with FASB ASC 205 “Earnings per Share.” FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement.

Basic EPS is computed by dividing net loss available to stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Fair Value of Financial Instruments

Our financial instruments consist of cash, prepaid expenses, payables, accrued expenses and notes payable. Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. We consider the carrying values of our financial instruments in the consolidated financial statements to approximate fair value, due to their short-term nature.

Inventory

Our inventory consists of automobiles, which are valued at the lower of cost or market, with cost determined by specific identification and with market defined as net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Inventories at June 30, 2018, December 31, 2017 and December 31, 2016 are recorded based on perpetual inventory records.

We periodically review our automobile inventory to determine whether any inventories have become obsolete or have declined in value, and record a charge to operations for known and estimated inventory obsolescence.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is provided for using straight-line methods over the estimated useful lives of the respective assets, ranging from 5 to 7 years.

Valuation of Long-Lived Assets

We periodically evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset were less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

Recently issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases” which, for operating leases, requires a lessee to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in its balance sheet. The standard also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight-line basis. The ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We expect that the adoption of ASU 2016-02 will result in the recognition of management’s recognition of right of use assets and related obligations on our balance sheets. The provisions of ASU 2016-02 also conforms lessor accounting to the new revenue recognition guidance in ASU 2014-09. We are assessing the provisions of our vehicle rental contracts that convey the right to control the use of identified assets to determine whether these contracts are within the scope of the accounting guidance contained in ASU 2016-02.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined in Regulation S-K Item 303(a)(4).

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OUR BUSINESS

Our Mission

Our goal is to provide an e-commerce and facilities based retail platform for consumers who desire to buy, sell, rent, subscribe for or finance pre-owned and new automobiles. We seek to provide our customers with a simple, convenient, transparent and pleasant retail experience. In addition to our current operations launched in 2017, we intend to seek strategic acquisitions of pre-owned and new automobile dealerships and car rental companies in order to facilitate efficient growth.

Our Current Business

LMP Automotive Holdings, Inc., through its wholly-owned subsidiaries, currently offers our customers the opportunity to buy, sell, rent and subscribe for, and obtain financing for automobiles both online and in person.

We describe our business model as “Buy, Rent or Subscribe, Sell and Repeat.” This means that we “Buy” pre-owned automobiles primarily through auctions or directly from other automobile dealers, and new automobiles from manufacturers and manufacturer distributors at fleet rates. We “Rent or Subscribe” by either renting automobiles to our customers or allowing them to enter into our subscription plan for automobiles in which customers have use of an automobile for a minimum of thirty (30) days. We “Sell” our inventory, including automobiles previously included in our rental and subscription programs, to customers as well, and then we hope to “Repeat” the whole process.

We believe we offer a stress-free and user-friendly experience, either directly or through arrangements with third parties, that enables consumers to efficiently:

-	Browse and purchase a vehicle	-	Subscribe for a vehicle(s)
-	Rent a vehicle	-	Sell or trade-in vehicles
-	Obtain pre-approval for financing (through third parties)	-	Buy extended warranties (through third parties)
-	Schedule deliveries and pick-ups (typically through third parties)

Our platform is designed to streamline the automobile transaction value chain by digitizing a substantial part of the sales and transaction process. We believe this will enhance the consumer experience by creating operational efficiencies designed to improve our financial and business performance. We also intend to centralize sales, title, tag, finance, insurance and logistics operations, in order to create additional financial and operational benefits, as well as a positive consumer experience. We believe that bringing more of the vehicle shopping and transaction experience online will provide consumers with a broader range of purchase, rental and subscription options while eliminating time spent in negotiation and haggling.

We commenced our operations in the first quarter of 2017. Currently we only offer sales of pre-owned automobiles, and rentals and subscriptions for both pre-owned and new automobiles.

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On May 11, 2018, LMP Finance, LLC entered into a letter agreement (“Letter Agreement”) with Pompano Imports, Inc. d/b/a Vista BMW (“Vista”), whereby Vista shall act as exclusive supplier of new BMW and MINI automobiles for a period of one year. Pursuant to the Letter Agreement, this exclusivity ends if LMP Finance, LLC, or any of its affiliates (including the Company) purchases a BMW or MINI dealership. Under the terms of the Letter Agreement, LMP Finance, LLC is under no obligation to purchase a specific amount of either BMW or MINI automobiles. As of October 16, 2018, pursuant to the Letter Agreement, we submitted purchase orders for BMW automobiles in an aggregate amount equal to $10,211,863.

The Company was incorporated under the laws of Delaware in December 2017. Samer Salahel-Din Tawfik, our founder, Chairman, President and Chief Executive Officer, contributed one hundred percent (100%) of the equity interests in each of LMP Motors.com, LLC and LMP Finance, LLC into the Company in December 2017, and in January 2018, 601 NSR, LLC and LMP Automotive Holdings, LLC made the Company their sole member (all such activities, collectively, the “Reorganization”). As a result of the Reorganization, the Company now owns 100% of the equity in each of these four entities. LMP Motors.com, LLC currently operates our automobile sales business. LMP Finance, LLC currently operates our rental and subscription business. 601 NSR, LLC and LMP Automotive Holdings, LLC were formed to enter into future potential strategic acquisitions, but are currently inactive.

Industry Overview

We believe that the following are the current key drivers of growth for the automobile industry:

●	Economic Drivers. Consumer confidence and employment are currently at a 17-year high, which we believe will lead to continued growth in consumer spending, including increased spending on automobiles.

●	Emerging Technologies and Disruptive Business Models. We believe the U.S. automobile industry is rapidly evolving through the adoption of new technologies and disruptive business models, which we believe is driven primarily by consumer expectations and demands for a better purchasing experience.

●	Off-Lease Vehicles. Sales of “off-lease vehicles,” or automobiles that are resold after being leased, have increased steadily from 17% growth in 2010 to nearly 25% in 2017. We believe that the off-lease vehicle market can provide a steady supply of high-quality automobiles that will offer consumers a viable alternative to the new-vehicle market. We expect that this will result in increased competition with the new vehicle market.

●	Subscription Market. The subscription model has been widely adopted in several different sectors, such as consumer goods, streaming media and data cloud services. Driven by consumer demand, the automobile industry has begun adopting a subscription model as an alternative to ownership and leasing. Although we believe that car ownership will continue to dominate the industry, we expect that the auto subscription segment will grow steadily.

●	Pre-Owned Automobile Sales Market. In 2017, the U.S. automotive industry generated approximately $1.2 trillion in sales, which represented approximately 21% of the U.S. retail economy. According to the Cox Automotive 2018 Used Car Market Report & Outlook, in 2018, approximately 39.5 million pre-owned vehicles are expected to be sold, up from 39.3 million pre-owned vehicles sold in 2017, with an average price, according to Edmund.com, of approximately $19,500. New vehicle sales fell by approximately 2% from 2017.

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 Source: Edmund.com

The pre-owned automobile retail industry is highly fragmented. Currently, there are approximately 43,000 used car dealerships in the U.S., with the largest dealer compromising approximately 1.7% of the market in the United States. The top 100 pre-owned auto dealers collectively account for approximately 7.0% of the U.S. market according to Edmunds.com and Automotive News.

We believe that the traditional pre-owned auto dealership model is cost intensive, operationally challenging and difficult to scale. In general, providing full service to a customer requires inspection, repair, reconditioning and showroom facilities, as well as inventory sourcing and financing capabilities, substantially all of which are done at each dealership location. All of these services require a substantial initial investment.

Historically, consumers would research and shop for automobiles using a combination of print and broadcast media, or by visiting local dealerships. However, we believe this paradigm is shifting, as consumers are now increasingly relying on the Internet to research automobiles, compare pricing and financing options, estimate trade-in values, and even complete transactions. According to the 2018 Cox Automotive Car Buyer Journey, today’s average car buyer spends 60% of their time online researching and shopping for an automobile, or almost nine hours.

We believe that consumers have also become comfortable conducting their retail purchases of higher-priced products such as consumer electronics and home furnishings through the Internet. According to the U.S. Census Bureau, 10.5% of total retail sales in the U.S. in the fourth quarter of 2017 were completed online. We believe that similar trends are emerging in the automobile industry, as consumers are interested in e-commerce solutions for their pre-owned automobile purchasing needs. According to Capgemini’s 2017 Cars Online Trend Study, 80% of U.S. car buyers would consider completing their entire automobile purchase online if given the opportunity.

Traditionally, the process of purchasing an automobile has been lengthy and involved. On average, consumers spend three hours in the dealership to purchase a vehicle, with more than half of that time spent negotiating and completing paperwork. Through our e-commerce and facilities based platform, we believe that we broaden the consumer’s access to the pre-owned automobile market, boost transaction efficiency, more effectively facilitate supply and demand matching, and modernize traditional transaction processes.

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Automobile-related companies that operate through an Internet-based business model are demonstrating significant growth.

Source: Public filings.

Our Solution

Our hybrid business model combines an e-commerce platform for those wishing to purchase online with the option for a traditional in-person transaction at one of our physical locations. We intend to eventually carry significant inventory at multiple locations throughout the United States, expanding the selection available to consumers. We also offer multiple alternatives for automobile acquisition, including sale (with or without financing), rental and subscription. Management is not aware of any other company currently offering this unique suite of options for consumers. We believe that by providing these alternatives, we can be more attractive to potential customers and compete favorably in the marketplace.

We are able to effect sales nationwide, subject to local regulation, whereas existing non-Internet based car dealers are generally limited to their local region. Through our platform, either directly or through third parties, consumers can research and identify an automobile, obtain financing and warranty coverage, purchase, rent or subscribe for an automobile, and schedule and arrange for delivery or pick-up, all from their desktop or mobile device or in person at one of our locations.

Our business model can be characterized as “Buy, Rent or Subscribe, Sell, and Repeat.” We believe that a key differentiator to our business will be how this combination of services will enable us to maximize revenue and profits per automobile.

●	Buying. We purchase pre-owned automobiles primarily through auctions or directly from other automobile dealers. We purchase new automobiles from manufacturers and manufacturer distributors at fleet rates.

●	Rentals. We believe that renting automobiles in our fleet will enable us to capture incremental revenues from our inventory. In addition, we believe that the average amount of time an automobile remains on a lot prior to its sale ranges from approximately thirty (30) to one hundred and twenty (120) days. By placing a fraction of our automobiles into the rental fleet, we believe we can collect rental fees, as well as ancillary and insurance fees, which enhance our revenue and profit per automobile.

●	Subscriptions. Offering a subscription service is another key component of our business model. Our subscription service will provide consumers with the ability to access, use and switch automobiles offered in accordance with the terms of the specific subscription package, which includes, in most cases, insurance, registration, and maintenance. We believe that a subscription model will create a recurring stream of revenue consisting of monthly subscription fees, and other ancillary fees, which we believe will enhance our profit per automobile.

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●	Sales. Sales of pre-owned automobiles are expected to remain the primary driver of our business, and currently represents a significant portion of our revenues. In connection with the sales process, we assist customers with obtaining financing and extended warranty coverage through third-party providers.

Keys to our business strategy:

●	Automobile sourcing and acquisition. We plan to build and rebuild our inventories through fleet purchases, wholesale auctions, off-lease acquisitions and strategic acquisitions. Acquired automobiles are inspected and detailed, and reconditioned if necessary. Automobiles are then placed into our inventory, and descriptive information is uploaded to our e-commerce platform. We then determine which automobiles will be offered for rental and subscription, and which will be offered for sale.

●	Emphasis on luxury automobiles. We offer our consumers the opportunity to buy, rent or subscribe for automobiles from luxury manufacturers. Consumers are able to select among premium sedans, sport utility vehicles, convertibles and sports cars from brands such as BMW, Mercedes-Benz, Land Rover, Lexus, Audi, Porsche, Ferrari, Lamborghini and others. In addition to luxury vehicles, we also offer vehicles from other manufacturers such as Jeep, Chevrolet, Ford, and GMC.

●	Building large, centralized and clustered points-of-presence in key metropolitan areas throughout the United States. Our plan is to establish large, centralized brick and mortar points-of-presence through organic development and/or strategic acquisitions of independent and franchised dealerships and car rental companies clustered in key metropolitan areas in order to expand our business. By integrating our platform and services with acquired entities, we seek to quickly and efficiently grow our inventory of automobiles, gain access to new facilities, expand our back-office capabilities and expand our business into new locations.

We recently signed non-binding letters of intent to acquire two automotive dealerships. One non-binding letter of intent pertains to the acquisition of a dealership located in the Midwest with one location, for a proposed purchase price of $13,500,000 (the “Midwest Letter”). The Midwest Letter expires on November 30, 2018.

The other non-binding letter of intent pertains to the acquisition of a dealership located in the Southeast with four locations, for a proposed purchase price equal to the lesser of (i) $26,000,000 or (ii) four times the product of (x) the monthly average of the seller’s trailing nine-month pre-tax income, times (y) twelve (the “Southeast Letter”). The Southeast Letter expires on November 25, 2018.

While we believe these potential acquisitions could be significant to our business, there is no assurance that we will be able to successfully negotiate an agreement with these dealers. Even if we are able to successfully negotiate agreements, consummation of these acquisitions will depend on successful completion of due diligence, and audits and our ability to finance the transactions.  We intend finance the acquisition of the Midwest dealership and the Southeast dealership through a combination of our current cash and cash equivalents, proceeds from this Offering, net borrowings against our current unencumbered vehicle inventory, and potential offer and sale of debt and/or equity securities following the consummation of the Offering.

As illustrated below, we intend to establish large, centralized brick and mortar points-of-presence in key strategic locations in the Southeast, Northeast, Midwest and West regions of the United States.

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●	Additional Revenue. In addition to revenues from our automobile sales, rental and subscription services, we generate revenue from our customers through the sale of optional ancillary products and services, such as insurance, warranties, fuel charges and toll-passes. In addition, we arrange for our customers to obtain financing and warranty coverage through third parties for the automobiles they purchase. We may receive discounts and commissions for such services.

●	Photography and merchandising. We photograph the interior and exterior of each automobile featured on our website, and provide consumers with a virtual tour and relevant information about the automobile, including a vehicle history report. By providing consumers with detailed information about the automobile, we believe we can generate confidence and trust in our e-commerce platform.

Competition

In our various business segments, we compete with online automotive marketplaces, dealers’ websites, dealers’ physical locations, car rental and subscription companies, and ride-hailing and ride-sharing services. We believe that consumers are focused primarily on the quality of their experience, price and selection. We believe that we compete favorably in each of these areas.

Pre-Owned Vehicle Sales

We compete for consumer visits with other online automotive marketplaces and dealers’ physical locations and websites. We believe we compete for consumers primarily on the basis of the quality of the consumer experience, price and selection. Since we focus primarily on offering pre-owned, higher priced luxury vehicles, we are able to generate higher revenues per vehicle sale. We believe that our gross margins are enhanced since our related fixed cost per vehicle is lower as compared to some of our competitors that are focused on selling averaged-priced vehicles. In addition, we are able to access inventory from vehicles previously utilized in our rental and subscription platforms.

We have also negotiated arrangements to obtain new vehicles directly from certain manufacturers and manufacturer distributors at wholesale, fleet prices. These vehicles initially will be offered in our rental and subscription platforms, and then offered for sale as pre-owned vehicles when the vehicle is ready to be transitioned off of our rental and subscription platforms. We believe this strategy allows us to capture greater total revenue per vehicle than most of our competitors.

Vehicle Rental

According to Auto Rental News, 2017 vehicle rentals in the United States generated approximately $29 billion in revenues. Monthly revenue per unit in 2017 was approximately $1,091, which was an improvement of 6.5% over 2016. We believe that the luxury vehicles offered under our rental program will likely generate revenues at a higher level than this amount, since consumers are willing to pay more to rent these vehicles. In addition to our current locations, we plan to open additional rental locations in close proximity to airports, popular tourist locations, and business centers. We believe this will maximize our opportunity to attract business and leisure travelers who are seeking to rent a luxury vehicle.

We believe that the U.S. vehicle rental industry is characterized by intense price and service competition among global, regional and local players. Competition is based primarily on price, customer service quality, including the usability of booking systems and ease of rental and return, vehicle availability, reliability, rental locations, and product innovation. In addition, we believe that competition is also strongly influenced by advertising, marketing, loyalty programs and brand reputation.

The use of online technology has increased pricing transparency among vehicle rental companies by enabling cost-conscious consumers to more easily price-compare on the Internet. We believe this transparency has further increased the prevalence and intensity of price competition in the industry. We believe we will be able to offer competitive pricing for luxury vehicle rentals because our multiple platforms share overhead synergistically in many cases. We also believe that there exists latent demand for luxury vehicle rentals in the U.S., and that this segment of the rental market has strong growth potential.

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Our vehicle rental operations compete primarily with Turo, Sixt Rent a Car; Enterprise Holdings, Inc. which operates the Enterprise, National and Alamo Car rental brands; Hertz Global Holdings, Inc. which operates the Hertz, Dollar and Thrifty brands; Avis Budget Group, Inc., which operates the Avis, Budget and Zipcar brands; and Europcar Group. In addition, there are smaller local and regional vehicle rental companies and ride-hailing and ride-sharing companies that we compete with largely in urban areas.

Vehicle Subscription

The automotive industry has started to adopt a subscription model that offers an alternative to the traditional automotive purchase or lease. Our subscription model enables consumers to avoid the upfront capital requirements, financing costs and long-term contracts associated with buying or leasing. In addition, the subscription model offers the convenience and flexibility of switching vehicles with a monthly fee, which includes, in most cases, insurance, maintenance, servicing and roadside assistance, with a short-term commitment.

Our subscription model is intended to attract consumers that have short-term and frequently changing vehicle needs, desire to switch vehicles regularly, and/or are seeking a convenient alternative to a traditional purchase or lease arrangement. We believe that the subscription market is growing with entrants including vehicle manufacturers such as Hyundai and Ford, and luxury manufacturer and brands including Audi, Cadillac, Volvo, Porsche, Lincoln, BMW and Mercedes-Benz. We also compete with companies such as Fair, Clutch, Wyler FastLane, Drive Germain, Mobiliti, and Borrow.

We believe that, as in our rental platform, our shared overhead strategy allows us to offer vehicle subscriptions at competitive rates. We also believe that vehicle subscriptions generally are poised for meaningful growth.

Our Competitive Advantages

We believe our multi-pronged business model is disruptive to the automobile industry, and creates operational efficiencies, multiple revenue streams and scalability, while creating a better consumer experience.

●	Multi-Pronged Business Approach. We intend to combine our rental, subscription and sales operations in most of our planned facilities. As a result, we expect to achieve operational efficiencies and cost savings.

●	Cycle of “Buy, Rent or Subscribe, Sell and Repeat”. We believe that a key differentiator to our business will be how offering sales, rentals and subscriptions will enable us to maximize revenue and profits per vehicle. We intend for rentals and subscriptions to be product extensions to our core pre-owned vehicle sales platform, and believe this will be a powerful differentiator and advantage in the market.

●	Centralized Back-Office Operations. A significant portion of overhead for vehicle sales and rentals are back-office operations, including finance, titling, administration and data processing. We intend to further develop our technology platform to centralize and automate many of these functions both in our current facilities and any new facilities that we acquire, which we believe will reduce our costs.

●	Centralized Facilities in Strategic Regions. Our plan is to establish large, centralized brick and mortar points-of-presence through organic development and/or strategic acquisitions of independent and franchised dealerships and car rental companies clustered in key metropolitan areas in order to expand our business. By integrating our platform and services with acquired entities, we seek to quickly and efficiently grow our inventory of automobiles, gain access to new facilities, expand our back-office capabilities, expand our business into new locations and increase market share.

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Marketing

We believe our consumer base is similar to the overall market for pre-owned vehicle sales, rentals and subscriptions. We intend to execute our sales and marketing efforts utilizing a multi-channel approach that utilizes brand building, as well as direct response channels to efficiently establish and grow both locally and nationally. Our advertising efforts currently include Internet and online automotive sales sites and search engines such as Google, eBay Motors, CarGurus, CarFax and Cars.com, as well as social media sites such as Facebook, Instagram and Twitter. We also intend to advertise through local television, search engine marketing, inventory site listing, retargeting, organic referral, display, digital radio, direct mail and branded pay-per-click channels. We believe a strong consumer focused approach ensures customer loyalty which will drive both repeat purchases and referrals. In addition to our paid channels, we intend to attract new customers through enhancing our earned media and public relations efforts.

Our platform enables our customers to:

-	Browse and purchase a vehicle	-	Subscribe for a vehicle(s)
-	Rent a vehicle	-	Sell or trade-in vehicles
-	Obtain pre-approval for financing (through third parties)	-	Buy extended warranties (through third parties)
-	Schedule deliveries and pick-ups (typically through third parties)

Our Growth Strategies

Our primary revenue drivers are intended to be pre-owned vehicle sales, rentals and subscriptions. We plan to generate ancillary revenues from related services, including sale of third-party finance contracts, services and parts and rental insurance.

We believe that our ability to generate pre-owned vehicle sales, rentals and subscriptions is a function of the size of our inventory and ability to offer competitive prices and a pleasant consumer experience. Our expansion plan is to establish a small number of large clustered inventory and sales facilities throughout the U.S., some with service and reconditioning capabilities and state-of-the-art photo studios. We intend to establish large, centralized brick and mortar points-of-presence in key-strategic locations in the Southeast, Northeast, Midwest and West regions of the United States. We believe this plan will enable us to service the largest demand regions and provide us with cost-efficient distribution and logistics capabilities. Moreover, we believe our ability to increase staffing across regions, acquire additional inventory and third-party companies, and centralize our back office will allow us to take advantage of economies of scale and enhance our foundational platform.

We plan to grow sales by executing the following elements of our growth strategy:

●	Increase Sales By Growing our Inventory. We believe that sales growth is directly correlated with depth and breadth of inventory, and we are focused on aggressively building our inventory through auctions, off-lease and fleet purchases, and strategic acquisitions of dealerships.

●	Strategic Acquisitions. Our plan is to establish large, centralized brick and mortar points-of-presence through organic development and/or strategic acquisitions of independent and franchised dealerships and car rental companies clustered in key metropolitan areas in order to expand our business. By integrating our platform and services with acquired entities, we seek to quickly and efficiently grow our inventory of automobiles, gain access to new facilities, expand our back-office capabilities, and expand our business into new locations.

●	Increase Sales Through Offering Value. We believe that value for the consumer is a combination of price, selection and transaction experience. As our business model is designed to maximize revenue per vehicle unit, we believe we will be competitive on price. We intend to maximize selection by offering consumers access to our centralized database of nationally pooled inventory of vehicles via our platform. In addition, our goal is that our integrated model combines the best of offline retail and rental and subscription services, with the best of e-commerce features in order to provide our consumers with an unparalleled experience.

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●	Develop Broader Brand Awareness. We believe our marketing and brand development efforts will meaningfully impact our ability to acquire new consumers, and ultimately grow our business. We intend to attract new consumers, and retain existing customers, through advertising, loyalty programs, public relations and referrals. We believe these efforts will be further enhanced once we are able to economically launch national advertising campaigns.

●	Increase Rentals Through Building A Well-Stocked Inventory Featuring a Wide Variety Of Vehicles, With a Focus On Luxury Vehicles. We believe that consumers want to drive a vehicle similar to the one they have at home when they travel, and we believe that there exists latent demand for luxury vehicle rentals in the U.S., and that this segment of the rental market has strong growth potential.

●	Establishing Facilities in Key Areas. We plan to establish facilities in key areas, including locations that are in close proximity to airports, popular tourist locations, and business centers. In particular, we believe this will maximize our opportunity to attract business and leisure travelers who are seeking to rent a luxury vehicle.

●	Growing Our Subscription Program. As in our rental business, we believe that having a well-stocked inventory is key to building our subscription service. Our subscription service offers customers an alternative to buying, renting or leasing.

Comparison	Subscription	Renting	Leasing	Purchasing
Flexible term lengths.	✓	✓	✓	✓
Ability to switch vehicles.	✓	✗	✗	✗
Included insurance, maintenance, service and roadside assistance.*	✓	✗	✗	✗
No Down Payment.	✓	✓	✓	✓

*	Availability based on the specific subscription plan.

Seasonality

We expect our quarterly results of operations, including our revenue, gross profit, profitability, if any, and cash flow to vary significantly in the future, based in part on, among other things, consumers’ car buying patterns. We are a growing company and our revenues have increased every quarter from our inception to date. As we grow, we expect revenues may decrease in the second half of the calendar year. We believe our future results will be subject to seasonal buying patterns driven in part by the timing of income tax refunds, which we believe are a primary source of our customers’ down payments on pre-owned automobiles. Due to our limited operating history and the overall growth of our business, these seasonal trends have not yet been pronounced, but we expect that, in the future, our revenues may be affected by these seasonal trends as well as cyclical trends affecting the overall economy, specifically the automotive retail industry.

Facilities

We lease our headquarters and fulfillment, sales, rental and subscription center in Plantation, Florida, pursuant to the ST RXR Lease Agreement (as defined below) that expires in 2023. In addition, we maintain a rental and subscription center located in Miami Beach, Florida, pursuant to lease agreements, and parking spaces located in Miami Beach, Florida, pursuant to a license agreement.

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Government Regulation

Various aspects of our business are or may be subject to U.S. federal and state regulation. In particular, the advertising, sale, rental, subscription, financing, transport of vehicles, and employment practices are highly regulated by states in which we do business and by the U.S. federal government. The regulatory bodies that regulate our business include the Consumer Financial Protection Bureau, the Federal Trade Commission, the United States Department of Transportation, the Occupational Health and Safety Administration, the Department of Justice, the Federal Communications Commission, various state dealer licensing authorities, various state consumer protection agencies and various state financial regulatory agencies. We are subject to compliance audits of our operations by many of these authorities.

Certain states may conclude that our activities are subject to vehicle dealer licensing laws, requiring us to maintain a used vehicle dealer license in order to conduct business in that state. Currently, we have at least one licensed facility in Florida, and as we expand to other states, we may be subject to applicable vehicle dealer licensing laws in those states.

Most states regulate retail installment sales, including setting a maximum interest rate, caps on certain fees, or maximum amounts financed. In addition, certain states require that finance companies in general and the Company in particular, file a notice of intent or have a sales finance license or an installment sellers license in order to solicit or originate installment sales in that state. We currently have a sales finance license and an installment sellers license in Florida.

For a discussion of the various risks we face from regulation and compliance matters, see “Risk Factors — Risks Related to Our Business — We operate in a highly regulated industry and are subject to a wide range of federal, state and local laws and regulations. Failure to comply with these laws and regulations could have a material adverse effect on our business, sales, results of operations and financial condition.”

Environmental, Health, and Safety Laws and Regulations

Our operations involve the use, handling, storage and contracting for recycling and/or disposal of materials such as motor oil and filters, transmission fluids, antifreeze, refrigerants, paints, thinners, batteries, cleaning products, lubricants, degreasing agents, tires and fuel. Consequently, our business is subject to a complex variety of federal, state and local requirements that regulate the environment and public health and safety.

Our planned facilities may use above ground storage tanks, and, to a lesser extent, underground storage tanks, primarily for petroleum-based products. Storage tanks are subject to periodic testing, containment, upgrading and removal under the Resource Conservation and Recovery Act and its state law counterparts. Clean-up or other remedial action may be necessary in the event of leaks or other discharges from storage tanks or other sources. In addition, water quality protection programs under the federal Water Pollution Control Act (commonly known as the Clean Water Act), the Safe Drinking Water Act and comparable state and local programs govern certain discharges from our operations. Similarly, certain air emissions from operations, such as auto body painting, may be subject to the federal Clean Air Act and related state and local laws. Health and safety standards promulgated by the Occupational Safety and Health Administration of the United States Department of Labor and related state agencies also apply.

Certain of our facilities may also become a party to proceedings under the Comprehensive Environmental Response, Compensation, and Liability Act, or CERCLA, typically in connection with materials that were sent to former recycling, treatment and/or disposal facilities owned and operated by independent businesses. The remediation or clean-up of facilities where the release of a regulated hazardous substance occurred is required under CERCLA and other laws.

We incur certain costs to comply with environmental, health and safety laws and regulations in the ordinary course of our business. We do not anticipate, however, that the costs of such compliance will have a material adverse effect on our business, results of operations, cash flows or financial condition, although such outcome is possible given the nature of our operations and the extensive environmental, public health and safety regulatory framework. We may become aware of minor contamination at certain of our facilities, and we conduct investigations and remediation at properties as needed. As we acquire additional facilities, the current or prior property owner may conduct the investigation and/or remediation or we may be indemnified by either the current or prior property owner for such contamination. In general, we do not currently expect to incur significant costs for remediation. However, no assurances can be given that material environmental commitments or contingencies will not arise in the future, or that they do not already exist but are unknown to us.

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Employees

As of October 16, 2018, we employed approximately twenty-four (24) full-time employees, and we contracted one (1) independent consultant. Certain employees and independent consultants are subject to contractual agreements that specify requirements for confidentiality, ownership of newly developed intellectual property and restrictions on working for competitors, as well as other matters. None of our employees are represented by a labor union or covered by a collective bargaining agreement.

Intellectual Property

Our intellectual property consists of websites, domain names, algorithms, trade secrets, and contractual provisions and restrictions on access and use of our proprietary information and technology.

We are the registered holder of a variety of domain names, including “lmpmotors.com,” “lmprentals.com” and “lmpsubscriptions.com”

In addition to the protection provided by our intellectual property rights, we enter into confidentiality and proprietary rights agreements with certain of our employees, consultants, contractors and business partners.

Legal Proceedings

There are no legal proceedings material to our business or financial condition pending and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Set forth below is information regarding our directors and executive officers as of the date of this Offering Circular.

Name	Age	Title
Samer Salahel-Din Tawfik	52	President, Chief Executive Officer and Chairman of the Board of Directors
Hamed Parhizkar	35	Chief Financial Officer
William “Billy” Cohen	61	Lead Independent Director
Tarang “TJ” Gupta	34	Director
Derek Goodman	48	Director

There are no family relationships between any director, executive officer or significant employee of the Company.

Samer “Sam” Salahel-Din Tawfik is the founder of LMP Automotive Holdings, Inc. and has served as our President, Chief Executive Officer and Chairman of the board of directors since January 2018. Prior to founding LMP Automotive Holdings, Inc., Mr. Tawfik was the founder and Managing Partner of ST RXR Investments, LLC. Mr. Tawfik was also the founder and Chief Executive Officer of Telco Group, Inc. which was acquired by Leucadia National Corp in 2007 and was the founder and Chief Executive Officer of PT-1 Communications, Inc., which was acquired by Star Telecommunications Inc. in 1998. From February 1999 through March 2000, Mr. Tawfik served as a Director of Star Telecommunications, Inc. Mr. Tawfik has extensive experience in technology, finance, banking and statistical science.

We believe that Mr. Tawfik should serve as a member of our board of directors due to his executive experience, and his financial, investment, and management experience, which will provide the requisite qualifications, skills, perspectives, and experience that make him well qualified.

Hamed Parhizkar is the Chief Financial Officer of the Company. From September 2017 to June 2018, Mr. Parhizkar served as Chief Financial Officer at Southern United Auto Group. From April 2013 to September 2017, Mr. Parhizkar served as Chief Accounting Officer and Corporate Controller at RML Automotive. Prior to that, Mr. Parhizkar also served as Market Controller at Group 1 Automotive and Regional Area Controller at Penske Automotive Group. Mr. Parhizkar holds a B.A. in Finance from Georgia State University.

William “Billy” Cohen has served as a member of our board of directors and the Lead Independent Director since March 2018. He is currently the Vice Chairman at Newmark Knight Frank. Mr. Cohen has over 38 years’ of experience with commercial real estate acquisitions, conflict management, negotiation, fund raising, tenant representation, owner representation, leasing advisory services, property and asset management, and corporate advisory services. Mr. Cohen holds a B.A. in Finance from the University of Miami.

We believe that Mr. Cohen should serve as a member of our board of directors due to his executive experience, management experience and substantive experience working with companies in the real estate industry which will provide the requisite qualifications, skills, perspectives, and experience that make him well qualified.

Tarang “TJ” Gupta has served as a member of our board of directors since March 2018. He is the founder and Managing Partner of Riveria Investment Group. Prior to founding Riveria Investment Group, Mr. Gupta was a private equity investor at Stripes Group, where he was responsible for deal execution and portfolio company management across the consumer and technology sectors, and was an investment banker in the mergers and acquisitions group at Houlihan Lokey. Mr. Gupta holds a B.A. in Financial Economics from the University of Virginia.

We believe that Mr. Gupta should serve as a member of our board of directors due to his executive experience, and his financial, investment, and management experience provide the requisite qualifications, skills, perspectives, and experience that make him well qualified.

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Derek Goodman  has served as a member of our board of directors since June 2018. Mr. Goodman is a Managing Member of Autonomy Capital, a thematic global macro investment firm with a locally focused perspective. From August 2005 to July 2008, Mr. Goodman served as a Managing Director at Millennium Partners and previous to that served at Provident Advisors LLC, both multi-strategy investment firms. Mr. Goodman holds a B.S. in Economics from The Wharton School of the University of Pennsylvania.

We believe that Mr. Goodman should serve as a member of our board of directors due to his executive experience, and his financial, investment, and management experience which will provide the requisite qualifications, skills, perspectives, and experience that make him well qualified.

Involvement in Certain Legal Proceedings

None of our directors or executive officers have been involved in any of the following events during the past ten years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

●	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board Composition

Our board of directors currently consists of four (4) members and is authorized to have up to seven (7) members. Our board of directors is authorized to appoint persons to the offices of President, Secretary and such other offices as may be determined by the board of directors.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets. We plan to recruit additional independent directors who can bring specific expertise and experience that is relevant to the Company’s business and our future direction.

Classified Board

In accordance with the terms of our Certificate of Incorporation and Bylaws, our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. Set forth below is information regarding the membership of each class of directors.

Director:	Initial Term Expires:
Class I Directors:	At the 2019 annual meeting of stockholders
Tarang “TJ” Gupta
Derek Goodman
Class II Directors:	At the 2020 annual meeting of stockholders
William “Billy” Cohen
Class III Directors:	At the 2021 annual meeting of stockholders
Samer Salahel-Din Tawfik

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Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one third of the board of directors.

The division of our board of directors into three (3) classes with staggered three-year terms may delay or prevent stockholder efforts to effect a change of our management or a change in control.

Director Independence

The board of directors has determined that Messrs. Cohen, Gupta, and Goodman satisfy the requirement for independence set out in Nasdaq rules and that each of these directors has no material relationship with us (other than being a director and/or a stockholder). In making its independence determinations, the board of directors sought to identify and analyze all of the facts and circumstances relating to any relationship between a director, his or her immediate family or affiliates and our Company and our affiliates and did not rely on categorical standards other than those contained in Nasdaq rule referenced above.

Board Committees

Our board of directors has established three standing committees — audit, compensation, and nominating and corporate governance — each of which operates under a charter that has been approved by our board of directors. We have appointed persons to the board of directors and committees of the board of directors as required to satisfy the corporate governance requirements of Nasdaq. We currently have a majority of independent directors on our board of directors.

Audit Committee

We have a separately designated standing audit committee of our board of directors, as defined in Section 3(a)(58)(A) of the Exchange Act. The audit committee is currently comprised of our three independent directors: Messrs. Cohen, Gupta and Goodman. Mr. Cohen is the Chair of our audit committee. Our board of directors has determined that each of the members of our audit committee is “independent” within the meaning of Nasdaq Listing Rules and the SEC, and that each of the members of our audit committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under Nasdaq Listing Rules. In addition, our board of directors has determined that Mr. Cohen is an “audit committee financial expert,” as defined by the SEC. Our audit committee operates under a written charter that was adopted in 2018. A copy of the charter may be found on our website at www.lmpmotors.com and will be provided in print, free of charge, to any stockholder who requests a copy by submitting a written request to our Secretary at LMP Automotive Holdings, Inc., 601 N. State Road 7, Plantation, Florida, 33317.

Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. Our audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of, our registered public accounting firm;

●	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

●	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

●	overseeing our internal accounting function;

●	discussing our risk management policies;

●	establishing policies regarding hiring employees from our registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

●	meeting independently with our internal accounting staff, registered public accounting firm and management;

●	reviewing and approving or ratifying related party transactions; and

●	preparing the audit committee reports required by SEC rules.

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Compensation Committee

The members of the compensation committee are Messrs. Cohen and Gupta. Mr. Cohen is the Chair of the compensation committee. Our board of directors has determined that each of the members of the Compensation Committee is “independent” within the meaning of the rules of Nasdaq. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. Our compensation committee operates under a written charter that was adopted in 2018. A copy of the charter may be found on our website at www.lmpmotors.com and will be provided in print, free of charge, to any stockholder who requests a copy by submitting a written request to our Secretary at LMP Automotive Holdings, Inc., 601 N. State Road 7, Plantation, Florida, 33317.

The compensation committee’s responsibilities include:

●	reviewing and approving corporate goals and objectives with respect to Chief Executive Officer compensation;

●	making recommendations to our board of directors with respect to the compensation of our Chief Executive Officer and our other executive officers;

●	overseeing evaluations of our senior executives;

●	reviewing and assessing the independence of compensation advisers;

●	overseeing and administering our 2018 Plan;

●	reviewing and making recommendations to our board of directors with respect to director compensation;

●	reviewing and discussing with management our “Compensation Discussion and Analysis” disclosure; and

●	preparing the compensation committee reports required by SEC rules.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee are Messrs. Cohen and Gupta. Mr. Cohen is the Chair of the nominating and corporate governance committee. Our board of directors has determined that each of the members of the nominating and corporate governance committee is “independent” within the meaning of the rules of Nasdaq. Our nominating and corporate governance committee operates under a written charter that was adopted in 2018. A copy of the charter may be found on our website at www.lmpmotors.com and will be provided in print, free of charge, to any stockholder who requests a copy by submitting a written request to our Secretary at LMP Automotive Holdings, Inc., 601 N. State Road 7, Plantation, Florida, 33317.

The nominating and corporate governance committee’s responsibilities include:

●	identifying individuals qualified to become board members;

●	recommending to our board the persons to be nominated for election as directors and to be appointed to each committee of our board of directors;

●	reviewing and making recommendations to the board of directors with respect to management succession planning;

●	developing and recommending corporate governance principles to the board of directors; and

●	overseeing periodic evaluations of board members.

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Board Leadership Structure and Risk Oversight

Our board of directors currently believes that our Company is best served by combining the roles of Chairman, President and Chief Executive Officer. Our board of directors believes that as Chief Executive Officer, Mr. Tawfik is the director most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading discussion and execution of strategy. Our independent directors bring experience, oversight and expertise from outside our Company, while our Chief Executive Officer brings company-specific experience and expertise. Our board of directors believes that the combined role of Chairman, President and Chief Executive Officer is the best leadership structure for us at the current time as it promotes the efficient and effective development and execution of our strategy and facilitates information flow between management and our board of directors. The board of directors recognizes, however, that no single leadership model is right for all companies at all times. Our corporate governance guidelines provide that the board of directors should be free to choose a chairperson of the board of directors based upon the board’s view of what is in the best interest of our Company. Accordingly, the board of directors intends to periodically review its leadership structure.

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board of directors currently implements its risk oversight function as a whole. Each of the board committees also provides risk oversight in respect to its areas of concentration and reports material risks to the board of directors for further consideration.

Lead Independent Director

Our independent directors have designated William Cohen as our lead independent director. The lead independent director coordinates the activities of our other independent directors. In addition to the duties of all members of the board of directors, the lead independent director has the following additional responsibilities and authority:

●	presiding at meetings of the board of directors in the absence of, or upon the request of, the Chairman;

●	scheduling, developing the agenda for, and presiding at executive sessions of the independent directors;

●	advising the Chairman and/or the board of directors as to the decisions reached, if any, at each executive session;

●	serving as the principal liaison between the independent directors and the Chairman/Chief Executive Officer;

●	advising the Chairman as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

●	assisting the board of directors and the nominating and corporate governance committee in better ensuring compliance with and implementation of our corporate governance guidelines; and

●	recommending to the Chairman, at the direction of the independent directors, the retention of outside advisors and consultants who report directly to the board of directors on board-wide issues.

Our board of directors has adopted a lead independent director charter. A copy of the lead independent director charter is available on our website at www.lmpmotors.com/investors under “Governance Documents.”

Code of Business Conduct and Ethics

We expect to adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. Upon the listing of our Common Stock on Nasdaq, we will post on our website a current copy of the code and all disclosures that are required by law or Nasdaq rules in regard to any amendments to, or waivers from, any provision of the code.

Family Relationships

There are no family relationships among any of our directors or executive officers. There are no family relationships between any director, executive officer or significant employee of the Company.

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EXECUTIVE COMPENSATION

Our named executive officer for fiscal year 2017 set forth in this Offering Circular (the “Named Executive Officers”) is Samer Salahel-Din Tawfik. During the fiscal year 2017, Mr. Tawfik did not receive compensation for his role as Chairman, President and Chief Executive Officer of the Company.

Employment Agreements

Samer Salahel-Din Tawfik Employment Agreement

On February 20, 2018, our wholly-owned subsidiary, LMPMotors.com, LLC, and our Chairman, President and Chief Executive Officer, Samer Salahel-Din Tawfik, entered into that certain employment agreement (the “Tawfik Agreement”), pursuant to which Mr. Tawfik shall serve as Chief Executive Officer of LMPMotors.com, LLC. Pursuant to the Tawfik Agreement, his annual salary is equal to one hundred and twenty thousand dollars ($120,000).

Hamed Parhizkar Employment Agreement

On June 11, 2018, our wholly-owned subsidiary, LMPMotors.com, LLC, and our Chief Financial Officer, Hamed Parhizkar, entered into that certain employment agreement (the “Parhizkar Agreement”), pursuant to which Mr. Parhizkar shall serve as Chief Financial and Operating Officer of LMPMotors.com, LLC. Pursuant to the Parhizkar Agreement, his annual salary is equal to two hundred and sixty thousand dollars ($260,000). Additionally, Mr. Parhizkar will be eligible for an annual cash bonus, up to a maximum of fifty percent (50%) of Mr. Parhizkar’s annual salary, commencing six (6) months after the effective date of the Parhizkar Agreement. Mr. Parhizkar will also be entitled to a guaranteed bonus of ten thousand dollars ($10,000) per month for the first six (6) months of his employment.

2018 Equity Incentive Plan

We have reserved one million five hundred (1,500,000) shares of our Common Stock for issuance under the 2018 Equity Incentive Plan (the “2018 Plan”). Participation in the 2018 Plan will continue until all of the benefits to which the participants are entitled have been paid in full.

Description of Awards under the 2018 Plan

Awards to Company Employees. Under the 2018 Plan, the compensation committee, which will administer the plan (the “Committee”), may award to eligible employees incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares.

Awards to Non-Employees. The Committee may award to non-employees, including non-employee directors, non-qualified stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units.

Stock Options

The Committee has discretion to award incentive stock options (“ISOs”), which are intended to comply with Section 422 of the Code, or nonqualified stock options (“NQSOs”), which are not intended to comply with Section 422 of the Code. The exercise price of an option may not be less than the fair market value of the underlying shares of Common Stock on the date of grant. The 2018 Plan defines “fair market value” as the closing sale price at which shares of our Common Stock have been sold regular way on the principal securities exchange on which the shares are traded.

Options granted to employees under the 2018 Plan will expire at such times as the Committee determines at the time of the grant; provided, however, that no option will be exercisable later than ten years after the date of grant. Each option award agreement will set forth the extent to which the participant will have the right to exercise the option following termination of the participant’s employment with the Company. The termination provisions, which will be determined within the discretion of the Committee, might not be uniform among all participants and might reflect distinctions based on the reasons for termination of employment. Notwithstanding the preceding sentences, unless the terms of the award agreement otherwise provide for a shorter exercise period, ISOs must be exercised within three (3) months after an employee’s termination of employment. However, if the termination is due to death or disability (as defined under Code Section 22(e)(3)), the ISOs must be exercised within one (1) year after an employee’s termination of employment. Subject to the specific terms of the 2018 Plan, the Committee will have discretion to set such additional limitations on such grants as it deems appropriate. The award agreement will reflect these limitations.

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Upon the exercise of an option granted under the 2018 Plan, the option price is payable in full to the Company, either: (a) in cash or its equivalent, (b) if permitted in the award agreement, by tendering shares having a fair market value at the time of exercise equal to the total option price (provided that such shares have been held by the optionee for at least six months prior to their tender) or (c) by any combination of the foregoing methods of payment. The Committee may also allow options granted under the 2018 Plan to be exercised by a cashless exercise through a broker, as permitted under Federal Reserve Board Regulation T, or any other means the Committee determines to be consistent with the 2018 Plan’s purpose and applicable law, including by cashless exercise directly with the Company whereby the Company, following its receipt of the participant’s notice of exercise, would withhold the proper number of Company shares which would have a fair market value on the date of exercise equal to the option exercise price.

Stock Appreciation Rights

The Committee may award SARs under the 2018 Plan upon such terms and conditions as it may establish. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Company Common Stock of equivalent value, or in some combination thereof. The Committee’s determination regarding the form of payment for the exercised SAR will be set forth in the award agreement. The Committee may award either (i) freestanding SARs, which are SARs granted as an independent instrument and are not granted in conjunction with any stock options, or (ii) SARs in tandem with stock options (a “tandem SAR”). A tandem SAR entitles the participant to exercise it as an option or as an SAR. The election of one type of exercise prevents it from being exercised as the other type. A tandem SAR may not be granted to a non-employee Director unless the related option is a NQSO. The exercise price of a freestanding SAR will equal the fair market value of a share of Common Stock on the date of grant, whereas the exercise price of a tandem SAR issued in connection with a stock option will equal the option price of the related option.

The Committee will determine in its discretion the term of an SAR granted under the 2018 Plan. Each award agreement will set forth the extent to which the participant will have the right to exercise the SAR following termination of the participant’s employment with the Company. The termination provisions will be determined by the Committee in its sole discretion, need not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment. The term of an SAR may not exceed ten years from the date of grant. Therefore, no SAR may be exercisable later than ten years after the date of award.

Except as otherwise limited by the 2018 Plan, freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them. The Committee will determine the number of shares of Common Stock covered by and the exercise period of the SAR. Upon exercise of a freestanding SAR, the participant will receive an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the grant price, multiplied by the number of shares of stock exercised under the SAR.

In the case of a tandem SAR, the Committee may determine the exercise period of the SAR, except that the exercise period may not exceed that of the related option. The participant may exercise the tandem SAR when the option is exercisable and receive on exercise an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the option purchase price, multiplied by the number of shares of Common Stock covered by the surrendered option. Upon exercise of an SAR awarded in tandem with a stock option, the number of shares of our Common Stock for which the related option was exercisable will be reduced by the number of shares for which the SAR was exercised.

Notwithstanding any other provision of this 2018 Plan to the contrary, with respect to a tandem SAR granted in connection with an ISO, (i) the tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the tandem SAR may be for no more than 100% of the difference between the option price of the underlying ISO and the fair market value of the shares of Common Stock subject to the underlying ISO at the time the tandem SAR is exercised; and (iii) the tandem SAR may be exercised only when the fair market value of the shares subject to the ISO exceeds the option price of the ISO.

Restricted Stock

The Committee may impose restrictions and conditions as to awards of shares of restricted stock as it deems advisable. As specified in the relevant award agreement, restrictions may include a requirement that participants pay a stipulated purchase price for each share of restricted stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable federal or state securities laws.

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We may retain in our possession the certificates representing shares of restricted stock until the time when all conditions and/or restrictions applicable to those shares awarded under the 2018 Plan have been satisfied. Generally, shares of restricted stock covered by each restricted stock grant made under the 2018 Plan will become freely transferable by the participant following the last day of the applicable period of restriction. However, even after the satisfaction of the restrictions and conditions imposed by the 2018 Plan and the particular award agreement, shares owned by an affiliate of the Company will be subject to restrictions on transfer under the Securities Act.

Awards to Employees. The Committee may choose to award shares of restricted stock under the 2018 Plan upon such terms and conditions as it may establish. The award agreement will specify the period(s) of restriction, the number of shares of restricted stock granted, the requirement that a participant pay a stipulated purchase price for each share, restrictions based upon the achievement of specific performance objectives, other restrictions governing the subject award and/or restrictions under applicable federal or state securities laws. Recipients may have the right to vote these shares from the date of grant, as determined by the Committee on the date of award. As determined by the Committee on the date of award, participants may receive dividends on their shares of restricted stock. Dividends accrued on restricted stock will be paid only if the restricted stock vests.

Each award agreement for restricted stock will specify the extent to which the participant will have the right, if any, to retain unvested restricted stock following termination of the participant’s employment with the Company. In its sole discretion, the Committee will make these determinations; these provisions need not be uniform among all awards of restricted stock issued under the 2018 Plan and may reflect distinctions based on reasons for termination of employment.

Awards to Non-Employee Directors. Restricted stock awards to non-employee Directors will be subject to the restrictions for a period (the “Restricted Period”), which will commence upon the date when the restricted stock is awarded and will end on the earliest of the first to occur of the following:

●	the retirement of the non-employee Director from the board of directors in compliance with the board’s retirement policy as then in effect;

●	the termination of the non-employee Director’s service on the board of directors as a result of the non-employee Director’s not being nominated for reelection by the board of directors;

●	the termination of the non-employee Director’s service on the board of directors because of the non-employee Director’s resignation or failure to stand for reelection with the consent of the board (which means approval by at least 80% of the Directors voting, with the affected non-employee Director abstaining);

●	the termination of the non-employee Director’s service on the board of directors because the non-employee Director, although nominated for reelection by the board of directors, is not reelected by the stockholders;

●	the termination of the non-employee Director’s service on the board of directors because of (i) the non-employee Director’s resignation at the request of the nominating and corporate governance of the board of directors, (ii) the non-employee Director’s removal by action of the stockholders or by the board of directors, or (iii) a change in control of the Company, as defined in the 2018 Plan;

●	the termination of the non-employee Director’s service on the board of directors because of disability or death; or

●	the vesting of the award.

As of the date specified by the Committee, each non-employee Director will be awarded that number of shares of restricted stock as determined by the board of directors , after consideration of the recommendations of the Committee. A non-employee Director who is first elected to the board of directors on a date subsequent to the date so specified will be awarded that number of shares of restricted stock as determined by the board of directors , after consideration of the recommendations of the Committee. The amount of the award for the upcoming 2018 Plan year will be disclosed in the Company’s proxy statement for the Company’s annual meeting of stockholders. The 2018 Plan provides that non-employee Directors receiving restricted stock may have, subject to the provisions of the 2018 Plan, all of the rights of a stockholder with respect to the shares of restricted stock, including the right to vote the shares and receive cash dividends and other cash distributions thereon. If a non-employee Director ceases to be a member of the board of directors for any other reason, including removal or resignation for “Cause,” as defined in the 2018 Plan, the non-employee Director will forfeit to the Company all restricted stock awarded to him or her for which the Restricted Period has not ended.

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Restricted Stock Units

The Committee may award restricted stock units (“RSUs”). Each RSU will have a value equal to the fair market value of a share of the Company’s Common Stock on the date of grant. In its discretion, the Committee may impose conditions and restrictions on RSUs, as specified in the RSU award agreement, including restrictions based upon the achievement of specific performance goals and time-based restrictions on vesting. As determined by the Committee at the time of the award, settlement of vested RSUs may be made in the form of cash, shares of Company stock, or a combination of cash and Company stock. Settlement of vested RSUs will be in a lump sum as soon as practicable after the vesting date but in no event later than two and one-half (2½) months following the vesting date. The amount of the settlement will equal the fair market value of the RSUs on the vesting date. Each RSU will be credited with an amount equal to the dividends paid on a share of Company stock between the date of award and the date the RSU is paid to the participant, if at all. Dividend equivalents will vest, if at all, upon the same terms and conditions governing the vesting of the RSUs under the 2018 Plan. Payment of the dividend equivalent will be paid at the same time as payment of the RSU. The holders of RSUs will have no voting rights.

Each award agreement for RSUs will specify the extent to which the participant will have the right, if any, to retain unvested RSUs following termination of the participant’s employment with the Company or, in the case of a non-employee Director, service with the board of directors. In its sole discretion, the Committee will make these determinations; these provisions need not be uniform among all awards of RSUs issued under the 2018 Plan and may reflect distinctions based on reasons for termination of employment or, in the case of a non-employee Director, service with the board of directors.

Performance Units/Performance Shares

The Committee has the discretion to award performance units and performance shares under the 2018 Plan upon such terms and conditions as it may establish, as evidenced in the relevant award agreement. Performance units will have an initial value as determined by the Committee, whereas performance shares will have an initial value equal to one share of Common Stock on the date of award. At the time of the award of the performance units or shares, the Committee in its discretion will establish performance goals which, depending on the extent to which they are met, will determine the number and/or value of performance units or shares that will be paid out to the participant. Under the terms of the 2018 Plan, after the applicable performance period has ended, the holder of performance units or shares will be entitled to receive payout on the number and value of performance units or shares earned by the participant over the performance period. The payout on the number and value of the performance units and performance shares will be a function of the extent to which corresponding performance goals are met.

Payment of performance shares and performance units will be made in a single lump sum following the close of the applicable performance period. Upon satisfaction of the specified performance goals, but in no event later than two and one-half (2½) months following the close of the performance period, the Committee in its discretion, may pay earned performance units and earned performance shares in cash, in shares of Company stock or in a combination of cash and stock, which will have an aggregate fair market value equal to the value of the earned performance share or performance unit at the close of the applicable performance period. Participants will not be entitled to dividend or voting rights with respect to any performance shares or performance units earned but not yet distributed to a participant. Unless otherwise determined by the Committee in the case of a separation of service during the performance period, the participant, or his or her estate, will not be entitled to receive any payout of the performance shares or performance units.

Adjustment and Amendments

The 2018 Plan provides for appropriate adjustments in the number of shares of Company stock subject to awards and available for future awards in the event of changes in outstanding Common Stock by reason of a merger, stock split, stock dividend, or certain other events.

The 2018 Plan may be modified or amended by the board of directors at any time and for any purpose which the board deems appropriate. However, no such amendment may adversely affect any outstanding awards without the affected holder’s consent. No amendment may, without stockholder approval, (i) materially increase the benefits earned by participants under the 2018 Plan, (ii) materially increase the number of shares which may be issued under the 2018 Plan or (iii) materially modify the requirements for participation in the 2018 Plan.

Change in Control

In the event of a change in control, as defined in the 2018 Plan, generally all options and SARs granted under the 2018 Plan will vest and become immediately exercisable; and restriction periods and other restrictions imposed on restricted stock and RSUs will lapse.

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Non-transferability

No award under the 2018 Plan may be sold, transferred, pledged, assigned or otherwise transferred in any manner by a participant except by will or by the laws of descent and distribution; and any award will be exercisable during a participant’s lifetime only by the participant or by the participant’s guardian or legal representative. These limitations may be waived by the Committee, subject to restrictions imposed under the SEC’s short-swing trading rules and federal tax requirements relating to incentive stock options.

Duration of the 2018 Plan

The 2018 Plan will remain in effect until all shares subject to the 2018 Plan have been purchased or acquired under the terms of the 2018 Plan, and all performance periods for performance-based awards granted under the 2018 Plan have been completed. However, no award is permitted to be granted under the 2018 Plan on or after the day prior to the tenth anniversary of the date the board of directors approved the 2018 Plan. The board of directors, upon recommendation of the Committee, may at any time amend, suspend or terminate the 2018 Plan in whole or in part for any purpose the Committee deems appropriate, subject, however, to the limitations referenced in “Adjustment and Amendments” above.

Securities Authorized for Issuance under Equity Compensation Plans

In January 2018, the board of directors approved the 2018 Plan and our stockholders approved its adoption, effective as of the date that the Company completes this Offering. Upon effectiveness of the 2018 Plan, no additional awards will be granted under the Company’s prior equity incentive plans. We have reserved one million five hundred (1,500,000) shares of our Common Stock for issuance under the 2018 Plan. Participation in the 2018 Plan will continue until all of the benefits to which the participants are entitled have been paid in full.

As of October 16, 2018, we issued a total of 595,500 options to purchase shares of our Common Stock under the 2018 Plan, including 135,000 options to purchase shares of our Common Stock to our directors and officers. See “Security Ownership of Certain Beneficial Owners and Management.”

Compensation of Director

Our sole director and Chairman during fiscal year 2017 was Samer Salahel-Din Tawfik. During the fiscal year 2017, Mr. Tawfik did not receive compensation for his role as Chairman.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following are summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore urge you to review the agreements in their entirety. Copies of the agreements (or forms of the agreements) have been filed as exhibits to the Offering Statement of which this Offering Circular is a part, and are available electronically on the website of the SEC at www.sec.gov.

Reorganization

The Company was incorporated under the laws of Delaware in December 2017. Samer Salahel-Din Tawfik, our founder, President, Chief Executive Officer and Chairman, contributed one hundred percent (100%) of the equity interests in each of LMP Motors.com, LLC and LMP Finance, LLC into the Company in December 2017, and in January 2018, 601 NSR, LLC and LMP Automotive Holdings, LLC made the Company their sole member (all such activities, collectively, the “Reorganization”). As a result of the Reorganization, the Company now owns one hundred percent (100%) of the equity in each of these four entities. LMP Motors.com, LLC currently operates our automobile sales business. LMP Finance, LLC currently operates our rental and subscription business. 601 NSR, LLC and LMP Automotive Holdings, LLC were formed to enter into future potential strategic acquisitions, but are currently inactive. As a result of the Reorganization, our founder, President, Chief Executive Officer and Chairman, Samer Salahel-Din Tawfik received 15,750,000 shares of Common Stock and ST RXR received 5,250,000 shares of Common Stock.

Lease Agreement with ST RXR Investment, Inc.

On February 1, 2018, our wholly-owned subsidiary, LMPMotors.com, LLC, entered into a lease agreement with ST RXR (the “ST RXR Lease Agreement”), for our principal executive office located in Plantation, Florida. Pursuant to the ST RXR Lease Agreement, the term of the lease will run from March 1, 2018 to March 1, 2023, with an option to extend the lease for one additional five (5) year period, at a rental amount equal to $28,500 per month, subject to increase, as fully in the ST RXR Lease Agreement. Under the terms of the ST RXR Lease Agreement, the rental amount shall increase each year by an amount equal to three percent (3%) over the previous year on the 1st day. Our Chairman, President and Chief Executive Officer, Samer Salahel-Din Tawfik, owns all membership interests of, and is sole manager of ST RXR. We believe the terms of the ST RXR Lease Agreement are similar to lease terms the Company would have obtained in an arm’s-length transaction not involving Company related parties.

Employment Agreements

We have entered into employment agreements with certain of our named executive officers. For additional information please see “Executive Compensation—Agreements with Named Executive Officers.”

Line of Credit Agreement with ST RXR

In January 2018, we entered into a $1,500,000 revolving line of credit (the “Revolving Credit Facility”) with ST RXR pursuant to a Revolving Line of Credit Agreement (the “LOC Agreement”). Pursuant to the LOC Agreement, the Revolving Credit Facility shall mature upon earliest of (i) on demand of Lender, (ii) December 31st, 2018, or (iii) upon the completion of an initial public offering, and does not bear interest.

Financing Activities

During the year ended December 31, 2017, the Company received cash of $1,091,500 from the issuance of notes payable to certain related parties. In addition, the Company received $3,637,255 from contributions of capital from Mr. Tawfik. The capital contributions made by Mr. Tawfik are not debt, and Mr. Tawfik did not receive any additional equity in connection with his contributions. Accordingly, the Company is not obligated to repay Mr. Tawfik the amounts contributed or any interest on his contribution.

During the six months ended June 30, 2018, the Company received cash of $10,908,402 from the issuance of Common Stock to investors pursuant private placement offerings and $771,015 from the issuance of the 6-Month Notes, $1,052,000 advances on our Revolving Credit Facility, offset by a $100,000 reduction on our Revolving Credit Facility, and $1,071,500 principal repayments of notes and advances payable to related parties.  In addition, we incurred and deferred $529,129 in costs related to this Offering.

Related Party Transactions Policy

In connection with this Offering, we will adopt a policy with respect to the review, approval and ratification of related party transactions. Under the policy, the audit committee will be responsible for reviewing and approving related party transactions. The policy will apply to transactions, arrangements and relationships (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the aggregate amount involved will, or may be expected to, exceed $120,000 with respect to any fiscal year, and where we (or one of our subsidiaries) are a participant and in which a related party has or will have a direct or indirect material interest. In the course of reviewing potential related party transactions, the audit committee will consider the nature of the related party’s interest in the transaction; the presence of standard prices, rates or charges or terms otherwise consistent with arms-length dealings with unrelated third parties; the materiality of the transaction to each party; the reasons for the Company entering into the transaction with the related party; the potential effect of the transaction on the status of a director as an independent, outside or disinterested director or committee member; and any other factors the audit committee may deem relevant.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the total number and percentage of our shares of Common Stock beneficially owned on October 16, 2018 by: (1) each holder of more than 5% of our Common Stock; (2) each director; (3) each Named Executive Officer; and (4) all executive officers and directors as a group. In addition, the following table assumes that the Over-Subscription Option has not been exercised.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person or any member of such group has the right to acquire within sixty (60) days of October 16, 2018. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of October 16, 2018 are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the business address of each person listed is c/o LMP Automotive Holdings, Inc. 601 N. State Road 7, Plantation FL, 33317.

Name of Beneficial Owners	Common Stock Beneficially Owned Prior to This Offering(1)			Common Stock Beneficially Owned After Minimum Offering Amount		Common Stock Beneficially Owned After Maximum Offering Amount
	Number	%		Number	%	Number	%
Directors and Executive Officers**:
Samer Salahel-Din Tawfik(2)	21,000,000	85.05%		21,000,000	78.67%	21,000,000	73.19%
Hamed Parhizkar(3)	17,526		*	17,526	*	17,526	*
William “Billy” Cohen(4)	174,150		*	174,150	*	174,150	*
Tarang “TJ” Gupta(5)	17,006		*	17,006	*	17,006	*
Derek Goodman(6)	72,500		*	72,500	*	72,500	*
All directors and executive officers as a group (5 individuals)	21,281,182	86.19%		21,281,182	79.73%	21,281,182	74.17%
Beneficial Owners of More than 5% of our Common Stock
ST RXR Investments, LLC(7)	5,250,000	21.2	6%	5,250,000	19.67%	5,250,000	18.30%

*	Less than 1%

**	The address of those listed is c/o LMP Automotive Holdings, Inc., 601 N. State Road 7, Plantation FL, 33317.

(1)	Based on 24,645,294 shares of Common Stock issued and outstanding as of October 16, 2018.

(2)	The number of shares beneficially owned by Mr. Tawfik includes: (i) 15,750,000 shares of Common Stock issued pursuant to the Reorganization and (ii) 5,250,000 shares of Common Stock issued pursuant to the Reorganization to ST RXR Investments, LLC, a company wholly-owned and managed by Mr. Tawfik.

(3)	The number of shares beneficially owned by Mr. Parhizkar includes (i) 10,526 shares of Common Stock purchased in a private placement offering and (ii) an option to acquire up to 7,000 shares of Common Stock pursuant to the 2018 Plan at $4.75 per share.

(4)	The number of shares beneficially owned by Mr. Cohen includes: (i) 150,150 shares of Common Stock purchased in a private placement offering, (ii) an option to acquire up to 15,000 shares of Common Stock pursuant to the 2018 Plan at $3.33 per share and (iii) an option to acquire up to 9,000 shares of Common Stock pursuant to the 2018 Plan at $4.75 per share.

(5)	The number of shares beneficially owned by Mr. Gupta includes: (i) 6,006 shares of Common Stock purchased in a private placement offering (ii) an option to acquire up to 5,000 shares of Common Stock pursuant to the 2018 Plan at $3.33 per share and (iii) an option to acquire up to 6,000 shares of Common Stock pursuant to the 2018 Plan at $4.75 per share.

(6)	The number of shares beneficially owned by Mr. Goodman includes: (i) 67,500 shares of Common Stock purchased in a private placement offering and (ii) an option to acquire 5,000 shares of Common Stock pursuant to the 2018 Plan at $4.75 per share.

(7)	Represents shares issued to ST RXR Investments, LLC pursuant to the Reorganization. The address of ST RXR Investments, LLC, is 2600 Douglas Road, Suite 717, Coral Gables, Florida 33134.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may, at a subsequent date, result in a change of control of our Company.

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DESCRIPTION OF SECURITIES

The following description summarizes the most important terms of our capital stock, as they are expected to be in effect upon the closing of this Offering. Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description of the matters set forth in “Description of Securities,” you should refer to our Certificate of Incorporation and Bylaws, which are or will be included as exhibits to the Offering Statement relating to this Offering Circular, and to the applicable provisions of Delaware law. Immediately following the closing of this Offering, our authorized capital stock will consist of 100,000,000 shares of Common Stock, $0.00001 par value per share, and 20,000,000 shares of undesignated Preferred Stock, $0.00001 par value per share.

Common Stock

As of October 16, 2018, we had 24,645,294 shares of Common Stock outstanding held by 171 stockholders of record.

Immediately following the closing of this Offering, assuming the Minimum Offering Amount is raised, we will have 26,645,294 shares of Common Stock issued and outstanding. Assuming the Maximum Offering Amount is raised and no exercise of the Over-Subscription Option, we will have 28,645,294 shares of Common Stock issued and outstanding. In the event the Underwriter exercises the Over-Subscription Option in full, we will have 29,245,294 shares of Common Stock issued and outstanding.

Voting Rights

The holders of our Common Stock are entitled to one vote for each share of Common Stock held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any Preferred Stock we may issue may be entitled to elect.

Dividends

Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any Preferred Stock then outstanding.

Rights and Preferences

Holders of Common Stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking funds provisions applicable to the Common Stock.

Fully Paid and Non-assessable

All outstanding shares of Common Stock are, and the Common Stock to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock will be Securities Transfer Corporation upon consummation of this Offering.

Preferred Stock

As of October 16, 2018, we have no shares of Preferred Stock outstanding.

61

Warrants

Upon the closing of this Offering, there will be up to 322,000 shares of Common Stock issuable upon exercise of the Underwriter’s Warrants, assuming the Maximum Offering Amount is sold, with Over-Subscription Option.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Classified Board

Our Certificate of Incorporation and our Bylaws will provide that our board of directors will be divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors. Our Certificate of Incorporation and our Bylaws will also provide that, subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our board of directors. Upon the closing of this Offering, we expect that our board of directors will consist of four (4) members.

Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue up to 20,000,000 shares of undesignated Preferred Stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.

Appointment and Removal of Directors

Our Certificate of Incorporation and our Bylaws will provide that the number of directors constituting our board of directors is set only by resolution adopted by a majority vote of our entire board of directors. These provisions restricting the filling of vacancies will prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees. In addition, our Certificate of Incorporation and our Bylaws will provide that no member of our board of directors may be removed from office by our stockholders with cause and, in addition to any other vote required by law, upon the approval of not less than the majority of the total voting power of all of our outstanding voting stock then entitled to vote in the election of directors.

Advance Notice Procedures

Our Certificate of Incorporation and our Bylaws will establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our Bylaws will not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

62

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Amendment of Charter Provisions

The DGCL generally provides that the affirmative vote of two-thirds of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws requires a greater percentage. In addition, the affirmative vote of the holders of at least 66 2/3% of the total votes of our outstanding shares of capital stock entitled to vote with respect thereto, voting together as a single class, will be required to amend, alter, change or repeal, or to adopt any provisions inconsistent with, any of the provisions in our Certificate of Incorporation relating to amendments to our Certificate of Incorporation and Bylaws and as described under “Action by Written Consent; Special Meetings of Stockholders”, “Classified Board” and “Removal of Directors” above. This requirement of a supermajority vote in order to approve amendments to our Bylaws and Certificate of Incorporation could enable a minority of our stockholders to exercise veto power over any such amendments.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and Preferred Stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of a majority of our Common Stock by means of a proxy contest, tender offer, merger or otherwise.

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

63

DIVIDEND POLICY

Since our inception, we have not paid any dividends on our Common Stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our board of directors may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

64

SHARES ELIGIBLE FOR FUTURE SALE

Before this Offering, there has not been a public market for shares of our Common Stock. Future sales of substantial amounts of shares of our Common Stock, including shares issued upon the conversion of convertible notes, the exercise of outstanding options and warrants, in the public market after this Offering, or the possibility of these sales occurring, could cause the prevailing market price for our Common Stock to fall or impair our ability to raise equity capital in the future.

Immediately following the closing of this Offering, assuming the Minimum Offering Amount is raised, we will have 26,645,294 shares of Common Stock issued and outstanding. Assuming the Maximum Offering Amount is raised and no exercise of the Over-Subscription Option, we will have 28,645,294 shares of Common Stock issued and outstanding. In the event the Underwriter exercises the Over-Subscription Option in full, we will have 29,245,294 shares of Common Stock issued and outstanding. The Common Stock sold in this Offering will be freely tradable without restriction or further registration or qualification under the Securities Act.

The shares of Common Stock that were not offered and sold in this Offering, as well as shares issuable upon the exercise of warrants and subject to employee stock options, will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	1% of the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Rule 701

In general, Rule 701 allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until ninety (90) days after the date of this Offering Circular before selling shares pursuant to Rule 701.

Lock-Up Agreements

We and our officers, directors, and 5% or more holders of our Common Stock, as of the qualification of the Offering Statement, and investors in our recent private placements have agreed, or will agree, with the Underwriter, subject to certain exceptions, that, without the prior written consent of the Underwriter, we and they will not, directly or indirectly, during the period ending one hundred and eighty (180) days after the date of the final closing of the Offering. See “Underwriting— Lock-Up Agreements.”

●	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or

●	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of the Common Stock or other securities, in cash or otherwise.

This agreement does not apply, in our case, to securities issued pursuant to existing employee benefit plans or securities issued upon exercise of options, and other exceptions, and in the case of our officers, directors and other holders of our securities, exercise of stock options issued pursuant to a stock option or similar plans, and other exceptions.

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Registration Statement on Form S-8

We intend to file a registration statement on Form S-8 under the Securities Act as promptly as possible after the closing of this Offering to register shares that may be issued pursuant to our 2018 Plan. The registration statement on Form S-8 is expected to become effective immediately upon filing, and shares covered by the registration statement will then become eligible for sale in the public market, subject to the Rule 144 limitations applicable to affiliates, vesting restrictions and any applicable lock-up agreements and market standoff agreements. For a description of our equity incentive plans, see “Executive compensation—2018 Equity Incentive Plan.”

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Duane Morris LLP. Hunter, Taubman, Fischer & Li LLC is acting as counsel to the Underwriter.

EXPERTS

The financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of Grassi & Co., CPAs, P.C., an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Grassi & Co., CPAs, P.C., as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the Shares offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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FINANCIAL STATEMENTS

LMP AUTOMOTIVE HOLDINGS, INC. AND SUBSIDIARIES

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of

LMP Automotive Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of LMP Automotive Holdings, Inc. and Subsidiaries (the “Company”) as of December 31, 2017 and 2016, the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the periods ended December 31, 2017 and 2016, respectively, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ GRASSI & CO., CPAs, P.C.

We have served as the Company’s auditor since 2018.

Jericho, New York

May 15, 2018, except for notes 2 and 9 which are as of October 16, 2018.

F-2

LMP AUTOMOTIVE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2017 AND 2016

	2017	2016
ASSETS:

Cash	$217,360	$320,902
Accounts Receivable	85,851	0
Automotive Inventory	3,696,802	16,250
Other current assets	71,000	0
Total Current Assets	4,071,013	337,152

Property, Equipment and Leasehold Improvements, net	185,659	0

TOTAL ASSETS	$4,256,672	$337,152

LIABILITIES:
Accounts Payable	$599,914	$18,538
Notes Payable -related parties	1,091,500	0
Other Current Liabilities	33,051	0
Total Current Liabilities	1,724,465	18,538

TOTAL LIABILITIES	1,724,465	18,538

COMMITMENTS AND CONTINGENCIES (NOTE 6)

MEMBER’S EQUITY		318,614

STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.00001 par value, 20,000,000 shares authorized, 0 shares issued and outstanding
Common Stock, $0.00001 par value; 100,000,000 shares Authorized; 21,000,000 and 0 shares issued and outstanding as of December 31, 2017 and 2016, respectively	210	0
Capital in excess of par value	2,594,590	0
Retained earnings	(62,593)	0
Total Stockholders’ equity	2,532,207	0

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,256,672	$337,152

The accompanying notes are an integral part of these consolidated financial statements.

F-3

LMP AUTOMOTIVE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AS OF DECEMBER 31, 2017 AND 2016

	2017	2016

Sales	$3,759,031	$0

Cost of Sales	3,994,079	0

Gross Profit	(235,048)	0

Selling, general and administrative expenses	1,174,258	73,639

Loss from operations	(1,409,306)	(73,639)

Other Expenses:
Interest	14,356	0

Net Loss	$(1,423,662)	$(73,639)

Net loss per share attributable to stockholders, basic and diluted	$(0.07)	$0.00

Weighted average shares of Common Stock outstanding, basic and diluted	21,000,000	21,000,000

The accompanying notes are an integral part of these consolidated financial statements

F-4

LMP AUTOMOTIVE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

AS OF DECEMBER 31, 2017 AND 2016

	Common Shares Outstanding	Preferred Stock	Common Stock		Capital in Excess of Par Value		Retained Earnings		Members Equity		Total
Balance as of January 1, 2016		$	$		$		$		$		$

Net Loss										(73,639)		(73,639)

Capital Contribution										392,253		392,253

Balance as of December 31, 2016		$	$		$		$			$318,614		$318,614

Net Loss								(62,593)		(1,361,069)		(1,423,662)

Capital Contribution										3,637,255		3,637,255

Contribution of members interest	21,000,000			210		2,594,590		0		(2,594,800)		0

Balance as of December 31, 2017	21,000,000	$		$210		$2,594,590		$(62,593)		$(0)		$2,532,207

The accompanying notes are an integral part of these consolidated financial statements

F-5

LMP AUTOMOTIVE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

AS OF DECEMBER 31, 2017 AND 2016

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,423,662)	$(73,639)
Adjustment to reconcile net loss to net cash used in operating activities:
Deprecation and amortization	29,291	0

Changes in Asset (Increase) Decrease:
Accounts Receivable	(85,851)	0
Automotive Inventory	(3,680,552)	(16,250)
Prepaid expenses and other assets	(71,000)	0
Changes in Liabilities (Increase) Decrease
Accounts Payable	581,376	18,538
Other Current Liabilities	33,051	0

NET CASH USED IN OPERATING ACTIVITIES	(4,617,347)	(71,351)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(214,950)	0

NET CASH USED IN INVESTING ACTIVITIES	(214,950)	0

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from Notes Payable -related parties	1,091,500	0
Capital contributed from Stockholders	3,637,255	392,253

NET CASH PROVIDED BY FINANCING ACTIVITIES	4,728,755	392,253

NET INCREASE IN CASH	(103,542)	320,902

CASH, BEGINNING OF YEAR	320,902	0

CASH, END OF YEAR	$217,360	$320,902

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the year for interest	$4,166	$0

The accompanying notes are an integral part of these consolidated financial statements.

F-6

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

Note 1 - Nature of Operations and Principles of Consolidation

Business Activity

LMP Motors.com, LLC (“LMP Motors”) is engaged in the buying and selling of vehicles in the automotive industry and operates in the state of Florida. LMP Motors is a limited liability company and was organized in the state of Delaware. The owner of LMP Motors is designated as a member and is not liable for the debts of LMP Motors.

601 NSR, LLC (“NSR”) was formed to enter into future potential strategic acquisitions and is currently inactive. NSR is a limited liability company and was organized in the state of Delaware. The owner of NSR is designated as a member and is not liable for the debts of NSR.

LMP Finance, LLC (“LMP Finance”) is engaged in the renting of vehicles and the selling of subscriptions to its customers. LMP Finance operates in the state of Florida. LMP Finance is a limited liability company and was organized in the state of Delaware. The owner of LMP Finance is designated as a member and is not liable for the debts of LMP Finance.

LMP Automotive Holdings, LLC (“LMP Automotive”) was formed to enter into future potential strategic acquisitions and is currently inactive. LMP Automotive operates in the state of Florida. LMP Automotive is a limited liability company and was organized in the state of Delaware. The owner of LMP Automotive is designated as a member and is not liable for the debts of LMP Automotive.

LMP Automotive Holdings, Inc. (“Automotive”) is a holding company incorporated in the state of Delaware on December 15, 2017. On December 15, 2017, the common ownership contributed 100% of its interest in LMP Motors, NSR, LMP Finance and LMP Automotive to Automotive.

Principles of Consolidation

The consolidated financial statements include the amounts of Automotive and its wholly-owned subsidiaries, LMP Motors, NSR, LMP Finance, LMP Automotive, collectively referred to as the “Company.” All significant intercompany balances and transactions are eliminated in the consolidation.

Prior to the transfer of interest of LMP Motors, NSR, LMP Finance and LMP Automotive to Automotive on December 15, 2017, LMP Motors, NSR, LMP Finance and LMP Automotive were affiliates under common control and as such have been recorded at carry over basis.  Equity of LMP Motors, NSR, LMP Finance and LMP Automotive in the amount of approximately $2.6 million, which was net of an accumulated deficit of approximately $1.4 million, was transferred to capital in excess of par value at the December 15, 2017 transaction date.  Retained earnings (accumulated deficit) of the Company as of December 31, 2017, represents only the sixteen (16) days of operations subsequent to its incorporation in 2017.  With respect to the consolidated statements of operations and cash flows, the Company was treated as the continuation of LMP Motors, NSR, LMP Finance and LMP Automotive and, accordingly, those statements are presented on a combined basis with the historical financial statements of LMP Motors, NSR, LMP Finance and LMP Automotive for all periods prior to the transfer..

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Due to rounding, numbers presented throughout this Offering Circular may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

F-7

Note 2 - Summary of Significant Accounting Policies (cont’d.)

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

The Company carries its accounts receivable at cost. Accounts receivable are due upon receipt. Such estimates are based on management’s assessments of the creditworthiness of its customers, the aged basis of its receivables, as well as current economic conditions and historical information. Management has determined that no allowance for uncollectible accounts for accounts receivable is necessary as of December 31, 2017 and 2016.

Inventory

The Company’s inventory consists of automobiles. Inventories are valued at the lower of cost or market, with cost determined by specific identification and with market defined as net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Inventories at December 31, 2017 and 2016 are recorded based on perpetual inventory records.

The Company periodically reviews its inventories to determine whether any inventories have become obsolete or have declined in value, and records a charge to operations for known and estimated inventory obsolescence.

Property, Equipment and Leasehold Improvements

Property, equipment and leasehold improvements are stated at cost. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in sales.

Depreciation of vehicles, equipment and leasehold improvements are provided utilizing the straight-line method over the estimated useful lives of the respective assets as follows:

Vehicles	5 years
Machinery and equipment	7 years

Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

F-8

Note 2 - Summary of Significant Accounting Policies (cont’d.)

Long-lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 360-10, Impairment or Disposal of Long-Lived Assets. Recoverability of long-lived assets is measured by comparing the carrying amount of the asset or asset group to the undiscounted cash flows that the asset or asset group is expected to generate. If the undiscounted cash flows of such assets are less than the carrying amount, the impairment to be recognized is measured by the amount by which the carrying amount, if any, exceeds its fair value. No impairment was deemed to exist at December 31, 2017 and 2016.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  To increase the comparability of fair value measurements, a three-tier fair value hierarchy, which prioritizes the inputs used in the valuation methodologies, is as follows:

Level 1 - Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2 - Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3 - Valuations based on unobservable inputs reflecting the Company’s own assumptions, consistent with reasonably available assumptions made by other market participants.  These valuations require significant judgment.

At December 31, 2017 and 2016, the fair value of the Company’s financial instruments, including cash, accounts receivable, notes payable –related parties and accounts payable approximated book value due to the short maturity of these instruments.

At December 31, 2017 and 2016, the Company does not have any assets or liabilities required to be measured at fair value in accordance with FASB ASC Topic 820, Fair Value Measurements.

Revenue Recognition

The Company consists of retail and wholesale sales of used cars and integrated services sold to customers. Sales are based on the network of physical showrooms and efficient online showrooms on the Company’s websites. The Company offers a home delivery service so that they deliver the car to the place agreed with the client. The Company also sells used cars in the auctions.

F-9

Note 2 - Summary of Significant Accounting Policies (cont’d.)

Revenue Recognition (cont’d.)

The Company recognizes revenue on sales of vehicles upon delivery to a customer. We collect sales taxes and other taxes from customers on behalf of governmental authorities at the time of sale. These taxes are accounted for on a net basis and are not included in sales or cost of sales.

Income Taxes

Income tax expense includes federal and state taxes currently payable and deferred taxes arriving from temporary differences between income for financial reporting and income tax purposes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the difference are expected to reverse. The effect on the deferred tax asset and liabilities of a change in the tax rate is recognized in income in the period that includes the enactment date Valuation allowances are established when necessary to reduce deferred tax assets to amount expected to be realized.

LMP Motors, NSR, LMP Finance, LMP Automotive are a limited liability companies, which are treated as partnerships for income tax purposes, and the income and loss or credits are passed through to the members’ and reported on the members’ individual income tax return. As such, there is no provision for income taxes.

The Company has no unrecognized tax benefits at December 31, 2017 and 2016. The Company files U.S. federal income tax. With few exceptions, the Company is no longer subject to U.S. federal, state, or local tax examinations by taxing authorities for years before 2014. The years 2014 to 2016 remain subject to examination by taxing authorities.

If applicable, the Company would recognize interest and penalties associated with tax matters as part of operating expenses and include accrued interest and penalties with the related tax liability in the consolidated balance sheet.

Advertising

The Company expenses advertising costs as they are incurred. Advertising expense for the year ended December 31, 2017 and 2016 approximated $108,000 and $0, respectively.

Management’s Plans

The Company has a net loss, negative working capital, and negative cash flows from operations during the years ended December 31, 2017 and 2016.   Management plans to make strategic acquisitions of pre-owned and new automobile dealerships and car rental companies to expedite its growth and produce positive margins.  The Company is also raising capital during 2018 with private placement offerings of its equity and debt securities to help facilitate the growth of the Company and maintain management’s plans to become profitable through acquisitions.  The Company has raised approximately $14.7 million from private placement offerings during 2018.  See Note 11.

F-10

Note 2 - Summary of Significant Accounting Policies (cont’d.)

New Accounting Pronouncements

ASU No. 2016-02

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842).  This ASU is the result of a joint project of the FASB and the International Accounting Standards Board (“IASB”) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements for U.S. GAAP and International Financial Reporting Standards (“IFRS”).  The guidance in this ASU affects any entity that enters into a lease (as that term is defined in this ASU), with some specified scope exemptions. The guidance in this ASU will supersede Topic 840, Leases.

The ASU provides that lessees should recognize lease assets and lease liabilities on the balance sheet for leases previously classified as operating leases that exceed 12 months, including leases existing prior to the effective date of this ASU.  It also calls for enhanced leasing arrangement disclosures.

For nonpublic entities, the amendments of ASU No. 2016-02 are effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019.  Early application is permitted for all entities.

ASU No. 2014-09

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).  This ASU is the result of a joint project of the FASB and the IASB to clarify the principles for recognizing revenue and to develop a common revenue standard for U.S. GAAP and IFRS.  The guidance in this ASU affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards.

The ASU provides that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  An entity should apply the following five-step process to recognize revenue:

Step 1:  Identify the contract with a customer.

Step 2:  Identify the performance obligations in the contract.

Step 3:  Determine the transaction price.

Step 4:  Allocate the transaction price to the performance obligations in the contract.

Step 5:  Recognize revenue when (or as) the entity satisfies a performance obligation.

For nonpublic entities, the amendments of ASU No. 2014-09 are effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018.  Early application is permitted under certain circumstances.

The Company has not yet determined if these ASUs will have a material effect on its financial statements.

F-11

Note 3 - Concentration of Credit Risk

The Company maintains cash balances in several financial institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”) for up to $250,000 per institution. From time to time, the Company’s balances may exceed these limits.

Note 4 - Property, Equipment and Leasehold Improvements

Property, equipment and leasehold improvements, net are summarized as follows:

	2017	2016
Vehicles	$61,518	$-
Machinery and Equipment	83,800	-
Leasehold Improvements	69,632	-
	214,950	-
Less: Accumulated depreciation and amortization	29,291	-
	$185,659	$-

Depreciation and amortization expense related to vehicles and equipment amounted to $29,291 and $0 for the years ended December 31, 2017 and 2016, respectively.

Note 5 - Notes Payable - Related Parties

The Company entered into debt agreements with a related party, an employee of the Company, accruing interest at rate of 9.0% per annum. At December 31, 2017 and 2016, $50,000 and $0, respectively, was outstanding on this loan. The debt was paid in full on February 15, 2018.

The Company entered into debt agreements with a member of the Company bearing 2.0% interest per annum. At December 31, 2017 and 2016, $1,019,000 and $0, respectively, was outstanding on these loans. The debt was paid in full on February 15, 2018.

Note 6 - Provision for Income Tax

The provision for (benefit from) income taxes for the year ended December 31, 2017 is summarized as follows:

2017
Current:
Federal	$0
State and Local	0

Deferred:
Federal	0
State and Local	0
$0

F-12

Note 6 - Provision for Income Tax (cont’d)

The net deferred tax assets and liabilities included in the accompanying balance sheets at December 31, 2017 is summarized as follows:

Deferred tax asset:
Net operating loss	13,000
Valuation allowance	$(13,000)
Total deferred tax asset	0

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The major temporary difference that gives rise to the deferred tax asset is net operating loss carry forward for approximately $63,000, which expires in 2037.

Note 7 - Rental Commitments

During 2018, the Company entered into an operating lease with a related party, through common ownership for its facilities, under a non-cancellable operating lease requiring future minimum rental payments as follows:

Years Ending December 31:
2018	$324,000
2019	350,550
2020	361,067
2021	371,903
2022	383,059
Thereafter	64,154
$1,854,733

Rent expense charged to operations for the years ended December 31, 2017 and 2016 amounted to $282,133 and $15,000, respectively.

Note 8 - Net Loss Per Share Attributable to Common Stockholders

The Basic and diluted net loss per common share was the same for each period presented as the Company has no potentially dilutive securities outstanding.  The weighted average shares of Common Stock outstanding is 21,000,000 for the periods ending December 31, 2017 and 2016 as the historical financial statements as indicated in Note 1 are being presented as the Company’s financial statements from inception.

F-13

Note 9 - Subsequent Events

The Company has evaluated all events or transactions that occurred after December 31, 2017 through July 13, 2018, the date financial statements were available to be issued.

In February 2018, the Company completed a private placement offering, pursuant to which the Company sold 2,858,030 shares of its Common Stock, at a purchase price of $3.33 per share, for an aggregate purchase price of $9,517,239.

From June 2018 through October 2018, the Company sold an aggregate of 787,264 shares of its Common Stock, in a private placement offering, at a purchase price of $4.75 per share, for an aggregate purchase price of $3,739,505. The Company intends to continue to offer and sell additional shares of its Common Stock until the consummation of the Offering.

From June 2018 through October 2018, the Company issued convertible promissory notes (the “6-Month Notes”) in aggregate principal amount of $1,448,965, pursuant to a private placement offering. The 6-Month Notes bear interest at 4% per annum and mature six (6) months from the date of issuance, at which time the principal and any accrued but unpaid interest shall be due and payable. The holders of the 6-Month Notes, may at any time, prior to the maturity date, convert the 6-Month Notes into shares of the Company’s Common Stock by dividing (a) the outstanding principal balance and unpaid accrued interest payable under 6-Month Notes on the date of conversion by (b) $4.75 (subject to adjustment as provided in the 6-Month Notes). We intend to issue additional 6-Month Notes until the consummation of the Offering.

There were no other material subsequent events requiring disclosure except as disclosed in Note 2, 5 and 7.

F-14

LMP AUTOMOTIVE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AT JUNE 30, 2018 (UNAUDITED) AND DECEMBER 31, 2017

	June 30, 2018	December 31, 2017
	(unaudited)
ASSETS:

Cash	$193,149	$217,360
Accounts Receivable	86,574	85,851
Automotive Inventory	12,533,388	3,696,802
Other Current Assets	147,947	71,000
Total Current Assets	12,961,058	4,071,013

Property, Equipment and Leasehold Improvements, net	284,910	185,659
Intangible Assets	39,174	0
Deferred Offering Costs	529,129	0

TOTAL ASSETS	$13,814,271	$4,256,672

LIABILITIES:
Accounts Payable	$144,529	$599,914
Line of Credit - Related Party	952,398	0
Notes and Advances Payable – Related Party	20,000	1,091,500
Convertible Notes Payable and Accrued Interest	772,282	0
Other Current Liabilities	48,095	33,051
Total Current Liabilities	1,937,304	1,724,465

TOTAL LIABILITIES	1,937,304	1,724,465

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.00001 par value, 20,000,000 shares authorized, nil shares issued and outstanding	0	0
Common Stock, $0.00001 par value; 100,000,000 shares authorized; 24,151,946 and 21,000,000 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	242	210
Capital in Excess of Par Value	13,879,738	2,594,590
Accumulated Deficit	(2,003,013)	(62,593)
Total Stockholders’ Equity	11,876,967	2,532,207

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,814,271	$4,256,672

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-15

 LMP AUTOMOTIVE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX- MONTHS ENDED JUNE 30, 2018 AND 2017 (UNAUDITED)

	2018	2017

Sales	$6,022,591	$1,003,287

Cost of Sales	6,232,054	1,000,333

Gross Profit	(209,463)	2,954

Selling, General and Administrative Expenses	1,426,580	536,970
Acquisition, Consulting and Legal Expenses	289,617	23,000
Depreciation	8,574	12,456

Loss from operations	(1,934,234)	(569,472)

Other Expenses:
Interest	6,186	131

Net Loss	$(1,940,420)	$(569,603)

Net Loss Per Share Attributable to Stockholders, Basic and Diluted	$(0.08)	$(0.03)

Weighted Average Shares of Common Stock Outstanding, Basic and Diluted	23,062,929	21,000,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-16

LMP AUTOMOTIVE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2018 (UNAUDITED)

	Common Shares Outstanding	Preferred Stock	Common Stock	Capital in Excess of Par Value	Accumulated Deficit	Members’ Equity	Total
Balance at December 31, 2017	21,000,000	$0	$210	$2,594,590	$(62,593)	$0	$2,532,207

Issuances of Stock for Cash	3,151,946		32	10,913,311			10,913,343

Stock Issuance Cost				(4,941)			(4,941)

Stock-based Compensation				376,778			376,778

Net Loss					(1,940,420)		(1,940,420)

Balance at June 30, 2018 (unaudited)	24,151,946	$0	$242	$13,879,738	$(2,003,013)	$0	$11,876,967

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-17

LMP AUTOMOTIVE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017 (UNAUDITED)

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,940,420)	$(569,603)
Adjustment to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depreciation and Amortization	8,574	12,456
Stock-based Compensation	376,778	0
(Increase) Decrease in Assets:
Accounts Receivable	(723)	(280,493)
Automotive Inventory, Net	(8,836,586)	(2,045,286)
Prepaid Expenses and Other Assets	(76,947)	0
Increase (Decrease) in Liabilities
Accounts Payable	(455,385)	(17,128)
Other Current Liabilities	16,709	9,417

NET CASH USED IN OPERATING ACTIVITIES	(10,908,000)	(2,890,637)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	(107,826)	(176,759)
Additions to Intangible Assets	(39,174)	0

NET CASH USED IN INVESTING ACTIVITIES	(147,000)	(176,759)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash Received From Line of Credit – Related Party	1,052,000	217,000
Principal Reduction on Line of Credit – Related Party	(100,000)	0
Principal Reduction on Notes and Advances Payable – Related Parties	(1,071,500)	0
Cash Received from Convertible Notes Payable	771,015	0
Capital Contributed from Stockholders	0	2,536,496
Net Cash Received from Issuance of Common Stock	10,908,402	0
Deferred Stock Offering Costs	(529,129)	0

NET CASH PROVIDED BY FINANCING ACTIVITIES	11,030,788	2,753,496

NET DECREASE IN CASH	(24,212)	(313,900)

CASH, BEGINNING OF PERIOD	217,360	320,902

CASH, END OF PERIOD	$193,148	$7,002

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash Paid During the Year for Interest	$4,919	$131

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-18

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Nature of Operations and Principles of Consolidation

Business Activity

LMP Motors.com, LLC (“LMP Motors”) is engaged in the buying and selling of vehicles in the automotive industry and operates in the state of Florida. LMP Motors is a limited liability company and was organized in the state of Delaware. The owner of LMP Motors is designated as a member and is not liable for the debts of LMP Motors.

601 NSR, LLC (“NSR”) was formed to enter into future potential strategic acquisitions and is currently inactive. NSR is a limited liability company and was organized in the state of Delaware. The owner of NSR is designated as a member and is not liable for the debts of NSR.

LMP Finance, LLC (“LMP Finance”) is engaged in the renting of vehicles and the selling of subscriptions to its customers. LMP Finance operates in the state of Florida. LMP Finance is a limited liability company and was organized in the state of Delaware. The owner of LMP Finance is designated as a member and is not liable for the debts of LMP Finance.

LMP Automotive Holdings, LLC (“LMP Automotive”) was formed to enter into future potential strategic acquisitions and is currently inactive. LMP Automotive operates in the state of Florida. LMP Automotive is a limited liability company and was organized in the state of Delaware. The owner of LMP Automotive is designated as a member and is not liable for the debts of LMP Automotive.

LMP Automotive Holdings, Inc. (“Automotive”) is a holding company incorporated in the state of Delaware on December 15, 2017. On December 15, 2017, the common ownership contributed 100% of its interest in LMP Motors, NSR, LMP Finance and LMP Automotive to Automotive.

Principles of Consolidation

Our condensed consolidated financial statements include the amounts of Automotive and its wholly-owned subsidiaries, LMP Motors, NSR, LMP Finance, and LMP Automotive, collectively referred to as the “Company.” All significant intercompany balances and transactions are eliminated in the consolidation.

Prior to the transfer of interest of LMP Motors, NSR, LMP Finance and LMP Automotive to Automotive on December 15, 2017, LMP Motors, NSR, LMP Finance and LMP Automotive were affiliates under common control and as such have been recorded at carry over basis.  Equity of LMP Motors, NSR, LMP Finance and LMP Automotive in the amount of approximately $2.6 million, which was net of an accumulated deficit of approximately $1.4 million, was transferred to capital in excess of par value at the December 15, 2017 transaction date.  Retained earnings (accumulated deficit) of the Company at December 31, 2017, represents only the sixteen (16) days of operations subsequent to its incorporation in 2017.  With respect to the consolidated statements of operations and cash flows, the Company was treated as the continuation of LMP Motors, NSR, LMP Finance and LMP Automotive and, accordingly, their financial position and results of operations have been presented on a combined basis with the historical financial statements of LMP Motors, NSR, LMP Finance and LMP Automotive for all periods prior to the transfer.

F-19

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed consolidated financial statements are unaudited. These unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. Certain information and note disclosures, which are included in annual financial statements, have been omitted pursuant to these rules and regulations. We believe the disclosures made in these interim unaudited financial statements are adequate to make the information not misleading.

Although these interim financial statements at June 30, 2018 and for the six months ended June 30, 2018 and 2017 are unaudited, in the opinion of our management, such statements include all adjustments (consisting of normal recurring entries) necessary to present fairly our financial position, results of operations and cash flows for the periods presented. The results for the six months ended June 30, 2018 are not necessarily indicative of the results to be expected for the year ended December 31, 2018 or for any future period.

Due to rounding, numbers presented throughout this Offering Circular may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

 Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

We carry our accounts receivable at cost. Accounts receivable are due upon receipt. Such estimates are based on management’s assessments of the creditworthiness of its customers, the aged basis of its receivables, as well as current economic conditions and historical information. Management has determined that no allowance for uncollectible accounts for accounts receivable is necessary at June 30, 2018 and December 31, 2017.

Inventory

Our inventory consists of automobiles. Inventories are valued at the lower of cost or market, with cost determined by specific identification and with market defined as net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Inventories at June 30, 2018 and December 31, 2017 are recorded based on perpetual inventory records.

Company management periodically reviews our inventories to determine whether any inventories have become obsolete or have declined in value, and records a charge to operations for known and estimated inventory obsolescence.

Property, Equipment and Leasehold Improvements

Property, equipment and leasehold improvements are stated at cost. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in sales.

F-20

Note 2 - Summary of Significant Accounting Policies (cont’d.)

Property, Equipment and Leasehold Improvements (cont’d.)

Vehicles, equipment and leasehold improvements are depreciated utilizing the straight-line method over the estimated useful lives of the respective assets as follows:

Vehicles	5 years
Machinery and equipment	7 years

Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

Intangible Assets

Intangible assets are stated at their historical cost and amortized on a straight-line basis over their expected useful lives.

Long-Lived Assets

We review long-lived assets and certain identifiable intangibles held and used for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In evaluating the fair value and future benefits of its intangible assets, management performs an analysis of the anticipated undiscounted future net cash flow of the individual assets over the remaining amortization period. We recognize an impairment loss if the carrying value of the asset exceeds the expected future cash flows. There were no deemed impairments of our long-lived assets during the six months ended June 30, 2018 and the year ended December 31, 2017.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  To increase the comparability of fair value measurements, a three-tier fair value hierarchy, which prioritizes the inputs used in the valuation methodologies, is as follows:

Level 1 - Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2 - Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3 - Valuations based on unobservable inputs reflecting the Company’s own assumptions, consistent with reasonably available assumptions made by other market participants.  These valuations require significant judgment.

At June 30, 2018 and December 31, 2017, the fair value of our financial instruments, including cash, accounts receivable, line of credit – related party, notes payable – related parties and accounts payable, approximated book value due to the short maturity of these instruments.

F-21

Note 2 - Summary of Significant Accounting Policies (cont’d.)

Stock-Based Compensation

We recognize the cost of employee services received in exchange for awards of stock options, based on the fair value of those awards at the date of grant over the requisite service period, which generally is the vesting period of the award. We use the Black-Scholes-Merton - option pricing model to determine the fair value of stock option awards.

In June 2018, the FASB issued ASU No. 2018-07, Improvements to Share-Based Payment Accounting (Topic 718). This ASU was issued to simplify the accounting for share-based payments to nonemployees by aligning much of the guidance on measurement and classification with the accounting for share-based payments to employees. We have elected early adoption of this ASU to conform our accounting for share-based compensation to employees and nonemployees.

Stock-based compensation plans, related expenses, and assumptions used in the Black-Scholes-Merton option pricing model are more fully described in Note 9.

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU is the result of a joint project of the FASB and the IASB to clarify the principles for recognizing revenue and to develop a common revenue standard for U.S. GAAP and IFRS, and provides that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

We adopted Financial Accounting Standards Board ASC 606, Revenue from Contracts with Customers (“ASC 606”) on January 1, 2018 using the modified retrospective method. ASC 606 prescribes a five-step model that includes: (1) identify the contract; (2) identify the performance obligations; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations; and (5) recognize revenue when (or as) performance obligations are satisfied. The adoption of ASC 606 did not have a material impact on the amount or timing of our revenue recognition, and we recognized no cumulative effect adjustment upon adoption.

Our business consists of retail and wholesale sales of used cars and integrated services to customers. Sales are based on the network of physical showrooms and efficient online showrooms on our websites. We offer a home delivery service so that they deliver the car to the place agreed with the client. We also sell used cars in auctions.

F-22

Note 2 - Summary of Significant Accounting Policies (cont’d.)

Revenue Recognition (cont’d.)

We recognize revenue when we satisfy a performance obligation by transferring control of a vehicle to a customer. The prices of the vehicles are stated in our contracts at stand-alone selling prices which are agreed upon with our customer prior to delivery. We satisfy our performance obligation for used vehicle sales upon delivery when the transfer of title, risks and rewards of ownership and control pass to the customer. We recognize revenue at the agreed-upon price stated in the contract, including any delivery charges, less an estimate for returns. Estimates for returns are based on an analysis of historical experience, trends and sales data. Any changes in these estimates are reflected as an adjustment to revenue in the period identified. In addition, any noncash consideration received from a customer (i.e., trade-in vehicles) are recognized at fair value. Customer payment has been received or third-party financing has been confirmed prior to vehicle transfer. We collect sales taxes and other taxes from customers on behalf of governmental authorities at the time of sale. These taxes are accounted for on a net basis and are not included in sales or cost of sales.

Income Taxes

Income tax expense includes federal and state taxes currently payable and deferred taxes arriving from temporary differences between income for financial reporting and income tax purposes. Deferred tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect a change in the tax rate on the deferred tax asset and liabilities is recognized in income in the period that includes the enactment date. We establish a valuation allowance when necessary to reduce our deferred tax assets to amounts that are expected to be realized.

LMP Motors, NSR, LMP Finance, LMP Automotive are limited liability companies, which are treated as partnerships for income tax purposes. The income and loss or credits from limited liability companies are passed through to their members and reported on the members’ income tax returns. As such, there is no provision for income taxes. If applicable, we would recognize interest and penalties associated with tax matters as part of operating expenses and include accrued interest and penalties with the related tax liability in our condensed consolidated financial statements. We have no unrecognized tax benefits at June 30, 2018 and December 31, 2017.

Advertising

We expense advertising costs in the period incurred. Advertising expense was approximately $61,300 and $43,500 for the six months ended June 30, 2018 and 2017, respectively.

Management’s Plans

We have sustained net losses and negative operating cash flows to date. Our management plans to make strategic acquisitions of pre-owned and new automobile dealerships and car rental companies to expedite our growth and produce positive margins.  We also have raised capital during 2018 through private placement offerings of our Common Stock and 6-Month Notes to help facilitate business growth and execute our management’s plans to become profitable through acquisitions.   See Notes 5, 6, 8 and 11 below.

F-23

Note 2 - Summary of Significant Accounting Policies (cont’d.)

New Accounting Pronouncement not yet adopted

ASU No. 2016-02

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842).  This ASU is the result of a joint project of the FASB and the International Accounting Standards Board (“IASB”) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements for U.S. GAAP and International Financial Reporting Standards (“IFRS”).  The guidance in this ASU affects any entity that enters into a lease (as that term is defined in this ASU), with some specified scope exemptions. The guidance in this ASU will supersede FASB ASC Topic 840, Leases.

The ASU provides that lessees should recognize lease assets and lease liabilities on the balance sheet for leases previously classified as operating leases that exceed 12 months, including leases existing prior to the effective date of this ASU.  It also calls for enhanced leasing arrangement disclosures.

We plan to adopt ASU No. 2016-02 for our annual reporting periods beginning after December 15, 2018.

Note 3 - Concentration of Credit Risk

We maintain our cash balances in several financial institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”) for up to $250,000 per institution. From time to time, our balances may exceed these limits.

Note 4 - Property, Equipment and Leasehold Improvements

Property, equipment and leasehold improvements, net are summarized as follows:

	June 30, 2018	December 31, 2017
Vehicles	$61,518	$61,518
Machinery and Equipment	139,731	83,800
Leasehold Improvements	121,526	69,632
	322,775	214,950
Less: Accumulated depreciation and amortization	(37,865)	(29,291)
	$284,910	$185,659

Depreciation and amortization expense related to vehicles and equipment amounted to $8,574 and $12,456 for the six months ended June 30, 2018 and 2017, respectively.

Note 5 - Related Party Transactions

The Company entered into debt agreements with a related party, an employee of the Company, accruing interest at a rate of 9.0% per annum. At December 31, 2017, $50,000 was outstanding on this loan. The debt was paid in full on February 15, 2018.

The Company entered into debt agreements with a member of the Company bearing 2.0% interest per annum. At December 31, 2017, $1,019,000 was outstanding on these loans. The debt was paid in full on February 15, 2018.

The same member provided us with a $20,000 non-interest bearing advance.

During 2018, we entered into a non-interest bearing, $1.5 million revolving line of credit agreement with an entity related by common ownership. Amounts drawn on the line of credit become due and payable on the earlier of December 31, 2018, upon the effectiveness of a “Qualified IPO”, as defined in the agreement, or upon demand. At June 30, 2018, the outstanding amount was approximately $952,400.

F-24

Note 6 - Convertible Notes Payable

During June 2018, we issued convertible promissory notes (“6-Month Notes”) in the aggregate principal amount of $771,015, pursuant to a private placement offering. The 6-Month Notes bear interest at 4% per annum and mature six (6) months from the date of issuance, at which time the principal and any accrued but unpaid interest shall be due and payable. Accrued interest at June 30, 2018 was $1,267. The holders of the 6-Month Notes, may at any time, prior to the maturity date, convert the 6-Month Notes (and accrued interest) into shares of our Common Stock by dividing (a) the outstanding principal balance and unpaid accrued interest under this Note on the date of conversion by (b) $4.75 (subject to adjustment as provided in the 6-Month Notes). Based on the terms of the conversion rights, we did not recognize a beneficial conversion discount. See Note 11.

Note 7 - Lease Commitments

During 2018, we entered into a lease with an entity related through common ownership for our facilities in Plantation, Florida. The five-year, triple-net lease provides for monthly payments of $28,500 plus CAM, with annual escalations of three-percent (3%). We have an option to extend the lease for an additional five-year term, with annual escalations of three-percent (3%).

During 2018, we entered into a third-party lease for our Miami Beach, Florida operations. The 1-year lease provides for monthly payments of $3,800, with a renewal option for an additional 12-months at $4,000 monthly.

During 2018, we entered into an agreement for the licensed right to use 201 garage parking spaces in Miami Beach, Florida. The 27-month agreement provides for monthly payments of $140 per space, with annual escalations of two-percent (2%).

Future minimum payments are as follows:

Years Ending December 31:
2018 (six months)	$358,860
2019	739,607
2020	669,114
2021	371,899
2022	383,055
Thereafter	64,154
$2,586,689

 Rent expense charged to operations for the six months ended June 30, 2018 and 2017 was approximately $254,010 and $122,900, respectively.

F-25

Note 8 - Equity

During February 2018, we commenced a private placement offering, pursuant to which we sold 2,858,030 shares of our Common Stock at a price of $3.33 per share, for aggregate consideration of approximately $9,517,240.

During June 2018, we commenced a private placement offering, pursuant to which we sold 293,916 shares of our Common Stock through June 30, 2018 at a price of $4.75 per share, for aggregate consideration of approximately $1,396,103. See Note 11.

Note 9 - Stock Options

During the six month period ended June 30, 2018, we granted stock options to purchase 577,500 shares of our Common Stock to various employees, vendors and independent contractors. These options vest over periods ranging from twenty-four (24) to thirty-six (36) months, are exercisable for a period of 5 years, and enable the holders to purchase shares of our Common Stock at exercise prices ranging from $3.33 to $4.75. The per-share values of these options range from $1.37 to $1.96, based on Black-Scholes-Merton pricing models with the following assumptions: (i) Volatility of 43.25%, (ii) Term of 5 years, (iii) Risk-free rate of 2.6% and (iv) dividend rate of 0.0%.

At June 30, 2018, there was approximately $547,000 of unrecognized compensation costs related to stock options outstanding which will be recognized through 2023. We will recognize forfeitures as they occur. Share-based compensation expense for the six-month period ended June 30, 2018 was approximately $376,800.

Note 10 - Net Loss per Share Attributable to Common Stockholders

The basic and diluted net loss per common share was the same for each period presented as we have no potentially dilutive securities outstanding.  The weighted average shares of Common Stock outstanding was 23,062,929 and 21,000,000 for the six-month periods ended June 30, 2018 and 2017, respectively.

Note 11 - Subsequent Events

Subsequent to June 30, 2018, we issued 6-Month Notes in the aggregate principal amount of $677,950, with identical terms to the 6-Month Notes described in Note 6.

Subsequent to June 30, 2018, we sold 493,348 shares of our Common Stock at a purchase price of $4.75 per share, for aggregate consideration of approximately $2,343,403.

Subsequent to June 30, 2018, we granted options to purchase 18,000 shares of our Common Stock at a price of $4.75 per share.

F-26

OFFERING CIRCULAR

$10,000,000 Minimum Offering Amount (2,000,000 Shares of Common Stock)

$20,000,000 Maximum Offering Amount (4,000,000 Shares of Common Stock)

                         , 2018

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
1.1	Form of Underwriting Agreement*
2.1	Certificate of Incorporation*
2.2	Bylaws*
3.1	Form of Underwriter’s Warrant*
3.2	Form of Stockholders’ Agreement*
4.1	Form of Subscription Agreement*
6.1	Employment Agreement, dated February 20, 2018 by and between LMPMotors.com, LLC and Samer Salahel-Din Tawfik*
6.2	Employment Agreement, dated June 11, 2018 by and between LMPMotors.com, LLC and Hamed Parhizkar*
6.3	2018 Equity Incentive Plan*
6.4	Form of Stock Appreciation Right Grant Agreement*
6.5	Form of Non-Qualified Stock Option Agreement*
6.6	Form of Incentive Stock Option Agreement*
6.7	Form of RSU Award Agreement*
6.8	Form of Restricted Stock Agreement*
6.9	Lease Agreement, dated February 1, 2018, by and between LMPMotors.com, LLC and ST RXR Investments, LLC*
6.10	Miami Beach Urgent Care Center Lease Agreement, dated as of April 12, 2018, by and between LMP Finance, LLC and 615-5th Street Corp*
6.11	License to Use Parking Spaces, dated June 19, 2018, by and between LMP Finance, LLC and Fifth & Alton (EDENS), LLC*
6.12	Letter Agreement, dated May 11, 2018, by and between LMP Finance, LLC and Pompano Imports, Inc. d/b/a Vista BMW*
6.13	Revolving Line of Credit Agreement, dated July 25, 2018, by and between LMP Automotive Holdings, Inc. and ST RXR Investments, LLC*
6.14	Form of Common Stock Purchase Agreement for the offering of Common Stock at $3.33 per share*
6.15	Form of Common Stock Purchase Agreement, for the offering of Common Stock at $4.75 per share*
6.16	Form of Note Purchase Agreement for 4% Convertible Promissory Note due 2018*
8.1	Offering Deposit Account Agency Agreement*
10.1	Powers of Attorney (incorporated by reference to the signature page hereto).*
11.1	Consent of Grassi & Co., CPAs, P.C.**
11.2	Consent of Duane Morris LLP (included in Exhibit 12.1)**
12.1	Opinion of Duane Morris LLP**
13.1	“Testing the waters” materials**

*	Previously filed.
**	Filed herewith

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation, State of Florida, on October 16, 2018.

LMP AUTOMOTIVE HOLDINGS, INC.

By:	/s/ Samer Salahel-Din Tawfik
Name: Samer Salahel-Din Tawfik
Title: Chairman, President and Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Samer Salahel-Din Tawfik	Dated: October 16, 2018
Name: Samer Salahel-Din Tawfik Title: Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Hamed Parhizkar	Dated: October 16, 2018
Name: Hamed Parhizkar Title: Chief Financial Officer

*	Dated: October 16, 2018
Name: Tarang “TJ” Gupta Title: Director

*	Dated: October 16, 2018
Name: William “Billy” Cohen Title: Director

*	Dated: October 16, 2018
Name: Derek Goodman Title: Director

*By:	/s/ Samer Salahel-Din Tawfik
Samer Salahel-Din Tawfik Attorney-in-Fact

III-2